SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )
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Filed by a Party other than the Registrant     ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Sec. 240.14a-12

FIRST HORIZON NATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 14, 2016

Dear Fellow Shareholder:

You are cordially invited to attend First Horizon National Corporation’s 2016 annual meeting of shareholders. We will hold the meeting on April 26, 2016 in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, at 10:00 a.m. local time.

2015 was another year of steady progress for First Horizon. Throughout the year we grew loans, continued to focus on returns, profitability and cost control and put most of our legacy issues behind us. We enhanced our presence in our newer markets and our leadership in our traditional markets. Highlights include:

•	Total shareholder return (TSR) for 2015 of 8.68%, our fourth consecutive year of positive TSR.

•	Annual common dividend rate increased to 24 cents per share in 2015 and again to 28 cents per share early in 2016.

•	Regional bank loans were up 15% overall compared to 2014; non-performing loans fell significantly to 0.36% of the total; and net interest income rose 9% for the year.

•	Strong growth in commercial lending.

•	Fixed income noninterest income was up 14% in 2015.

•	No. 1 deposit market share in Tennessee (based on FDIC data as of June 30, 2015).

•	Completion of our acquisition of TrustAtlantic Bank based in Raleigh, North Carolina.

•	Continued discipline in our deployment of resources based on economic profit principles and risk-adjusted return on capital analytics and application of these concepts to individual products throughout the company.

As we mark our 152nd year, our Firstpower culture, with its emphasis on Accountability,

Adaptability, Integrity and Relationships, continues to help us meet the challenges that we face. The strength of our culture and the quality of our people were reaffirmed with top-employer recognition from American Banker, Forbes, Working Mother magazine and the National Association for Female Executives.

Accompanying this letter are the formal notice of the annual meeting, our 2016 proxy statement and our annual report to shareholders, which contains detailed financial information relating to our activities and operating performance during 2015. Though it is being delivered to you with our proxy statement, the annual report to shareholders is not “soliciting material” under SEC Regulation 14A.

At the meeting, we will ask you to elect ten directors; to approve our Equity Compensation Plan, as proposed to be amended and restated; to approve our Management Incentive Plan, as proposed to be amended and restated; to vote on an advisory resolution to approve executive compensation (“say on pay”); and to ratify the appointment of KPMG LLP as our independent auditors for 2016. The accompanying proxy statement contains information about these matters.

Your vote is important. You may vote your proxy by telephone, over the internet or, if you received a paper proxy card by mail, you may also vote by signing, dating, and returning the proxy card by mail (as directed on the proxy card). Even if you plan to attend the meeting, please vote your proxy by telephone or over the internet or return your proxy card as soon as possible.

Thank you for your continued support of First Horizon, and I look forward to seeing you at the annual meeting.

D. Bryan Jordan

Chairman of the Board,

President and Chief Executive Officer

Notice of Annual Shareholders’ Meeting

April 26, 2016

10:00 a.m. Central Time

The annual meeting of the holders of First Horizon National Corporation’s common stock will be held on April 26, 2016, at 10:00 a.m. local time in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee.

The items of business are:

1.	Election of ten directors to serve until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified.

2.	Approval of our Equity Compensation Plan, as proposed to be amended and restated.

3.	Approval of our Management Incentive Plan, as proposed to be amended and restated.

4.	Vote on an advisory resolution to approve executive compensation.

5.	Ratification of the appointment of auditors.

These items are described more fully in the following pages, which are made a part of this notice. The close of business on February 26, 2016 is the record date for the meeting. All holders of record of First Horizon’s common stock as of that time are entitled to vote at the meeting.

Management requests that you vote your proxy by telephone or over the internet or that you sign and return the form of proxy promptly, as applicable, so that if you are unable to attend the meeting your shares can nevertheless be voted. You may revoke a proxy at any time before it is exercised at the annual meeting in the manner described on page 2 of the proxy statement.

Clyde A. Billings, Jr.

Senior Vice President, Assistant General Counsel
and Corporate Secretary

Memphis, Tennessee
March 14, 2016

IMPORTANT NOTICE

Please (1) vote your proxy by telephone (2) vote your proxy over the internet or (3) mark, date, sign and promptly mail the form of proxy, as applicable, so that your shares will be represented at the meeting.

If you hold your shares in street name, it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors, the approval of the Equity Compensation and Management Incentive Plans, and the advisory resolution to approve executive compensation (Vote Item Nos. 1, 2, 3 and 4 of this proxy statement). Under current regulations, if you hold your shares in street name and you do not instruct your broker or bank how to vote in these matters, no votes will be cast on your behalf with respect to these matters. For additional information, see page 3 of the proxy statement.

Proxy Statement for 2016 First Horizon National Corporation Annual Meeting

2016 Annual Meeting & Proxy Statement—General Matters

Purpose of the Annual Meeting of Common Shareholders

Our Board of Directors is soliciting proxies to be voted at our upcoming annual meeting of the holders of First Horizon’s common stock (and at any adjournment or adjournments of the meeting). At the meeting, our common shareholders will act to elect ten directors; to approve our Equity Compensation Plan, as proposed to be amended and restated; to approve our Management Incentive Plan, as proposed to be amended and restated; to vote on an advisory resolution to approve executive compensation (“say on pay”); and to ratify the appointment of KPMG LLP as our independent auditors for 2016.

Date, Time & Place of the Annual Meeting

The annual meeting of the holders of our common stock will be held on Tuesday, April 26, 2016 at 10:00 a.m. local time in the Auditorium of our principal executive office, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee 38103. To obtain additional information or directions to be able to attend the meeting and vote in person, contact our Community Relations office at 866-365-4313.

Terms Used in this Proxy Statement

In this proxy statement, First Horizon National Corporation is referred to by the use of “we,” “us” or similar pronouns, or simply as “FHN” or “First Horizon,” and First Horizon and its consolidated subsidiaries are referred to collectively as “the company.” The term “shares” means First Horizon’s common stock, and the term “shareholders” means the holders of that common stock, unless otherwise clearly stated. In addition, the notice of the 2016 annual meeting of shareholders, this proxy statement, our annual report to shareholders for the year ended December 31, 2015, and the proxy card are referred to as our “proxy materials.” Though the annual report to shareholders is included in the term “proxy materials,” it is not “soliciting material” under SEC Regulation 14A.

Internet Availability of Proxy Materials

Again this year, we are using the SEC’s “notice and access” rule, which allows us to furnish our proxy materials over the internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 14, 2016, we sent to most of our shareholders by mail or e-mail a notice of internet availability of proxy materials, which contains instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice.

If you received a paper copy of the notice, we encourage you to help us save money and reduce the environmental impact of delivering paper notices by signing up to receive all of your future proxy materials electronically.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice. To vote all of your shares, please follow each of the separate voting instructions that you received for your shares of common stock held in each of your different accounts.

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Voting by Proxy & Revoking your Proxy

The First Horizon Board of Directors is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting of shareholders in the manner you direct. Giving us your proxy allows your shares to be voted even if you do not attend the annual meeting in person. You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivering a properly executed, later-dated proxy (including by telephone or internet) or by voting by ballot at the meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified on the proxy. If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors as follows:

FOR:

1.	Election of ten directors to serve until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified.

2.	Approval of our Equity Compensation Plan, as proposed to be amended and restated (“ECP”).

3.	Approval of our Management Incentive Plan, as proposed to be amended and restated (“MIP”).

4.	Approval of an advisory resolution to approve executive compensation (“say on pay”).

5.	Ratification of the appointment of auditors.

Solicitation of Proxies

First Horizon will pay the entire cost of soliciting the proxies. In following up the original solicitation of the proxies, we may request brokers and others to send proxy materials to the beneficial owners of the shares and may reimburse them for their expenses in so doing. If we deem it necessary, we may also use several of our employees to solicit proxies from the shareholders, either personally or by telephone, letter or e-mail, for which they will receive no compensation in addition to their normal compensation. We have hired Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to aid us in the solicitation of proxies for a fee of $8,000 plus out-of-pocket expenses. An additional charge of $6.50 per holder will be incurred should we choose to have Morrow & Co. solicit individual holders of record.

Quorum & Vote Requirements

Except for our depositary shares (each representing a 1/4000th interest in a share of non-cumulative perpetual preferred stock, Series A, issued by First Horizon on January 31, 2013), which have limited voting rights and no right to vote at the annual meeting, our common stock is our only class of voting securities. There were 234,092,946 shares of common stock outstanding and entitled to vote as of February 26, 2016, the record date for the annual shareholders’ meeting. Each share is entitled to one vote. A quorum of the shares must be represented at the meeting to take action on any matter at the meeting. A majority of the votes entitled to be cast constitutes a quorum for purposes of the annual meeting. Both “abstentions” and broker “non-votes” will be considered present for quorum purposes, but will not otherwise have any effect on the vote items

(except as described below with respect to the ECP vote item).

The affirmative vote of a majority of the votes cast is required to elect the nominees as directors, and we have adopted a director resignation policy that requires a director who does not receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. For additional information on our director resignation policy, see the summary of the policy in the “Corporate Governance & Board Matters” section of this proxy statement beginning on page 5. The policy is also contained in our Corporate Governance Guidelines, which are available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

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The affirmative vote of a majority of the votes cast is required to approve our ECP and MIP, to approve the advisory resolution to approve executive compensation and to ratify the appointment of auditors.

With respect to the ECP, New York Stock Exchange rules make shareholder approval a prerequisite to the listing of any additional shares of our common stock and, for purposes of determining whether shareholder approval has been obtained, require that abstentions be counted as “votes cast.” Therefore, for purposes of the NYSE rules only, abstentions will have the same effect as votes against the approval of the ECP.

Effect of Not Casting Your Vote

Shares Held in Street Name. If you hold your shares in street name it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors, the approval of the ECP and MIP, and the advisory resolution to approve executive compensation (Vote Item Nos. 1, 2, 3 and 4 of this proxy statement). Under current regulations, your broker or bank will not have the ability to vote your uninstructed shares in these matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker or bank how to vote, no votes will be cast on your behalf with respect to these matters. Your broker or bank will have the ability to vote uninstructed shares on the ratification of the appointment of auditors (Vote Item No. 5).

Shareholders of Record. If you are a shareholder of record and you do not vote your proxy, no votes will be cast on your behalf on any of the items of business at the annual meeting unless you attend the annual meeting and vote your shares there.

Duplicate Mailings & Householding

Duplicate mailings in most cases are inconvenient for you and an unnecessary expenditure for us. We encourage you to eliminate them whenever you can as described below.

Multiple Accounts. Some of our shareholders own their shares using multiple accounts registered in variations of the same name. If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our stock transfer agent, Wells Fargo Bank, N.A., by phone toll-free at 1-877-536-3558, or by mail to Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854.

Shares Held in Street Name. If you and other members of your household are beneficial owners of shares, meaning that you own shares indirectly through a broker, bank, or other nominee, you may eliminate any duplication of mailings by contacting your broker, bank, or other nominee. If you have eliminated duplicate mailings but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

Shareholders with the Same Address; Requesting Changes. If you are among the shareholders who receive paper copies of our proxy materials, SEC rules allow us to mail a single copy of those materials to all shareholders residing at the same address if certain conditions are met. This practice is referred to as “householding.” (Householding does not apply to either the proxy card or the notice of internet availability of proxy materials.) If your household receives only one copy of the proxy materials and if you wish to start receiving separate copies in your name, apart from others in your household, you must request that action by contacting our stock transfer agent, Wells Fargo Bank, N.A., by phone toll-free at 1-877-602-7615 or by writing to it at Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854. That request must be made by each person in the household who desires a separate copy. Within 30 days after your request is received we will start sending you separate mailings. If you and members of your household are receiving multiple copies and you want to eliminate the duplications, please request that action by contacting Wells Fargo using the contact information given in this paragraph above. In either case, in your communications, please refer to your account number and our company number (998). Please be aware that if you hold shares both in your own

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name and as a beneficial owner through a broker, bank or other nominee, it is not possible to eliminate duplications as between these two types of ownership. If your household receives only a single copy of the proxy materials, and if you desire your own separate copies for the 2016 annual meeting, you may pick up copies in person at the meeting in April or download them from our website using the website address listed in the box below. If you would like additional copies mailed, we will mail them promptly if you request them from our Investor Relations department at our website, by phone toll-free at 1-800-410-4577, or by mail to Investor Relations, P.O. Box 84, Memphis, TN 38101. However, we cannot guarantee you will receive mailed copies before the 2016 annual meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on April 26, 2016.

This proxy statement, our proxy card, and our annual report to shareholders are available at http://ir.fhnc.com.

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Corporate Governance & Board Matters

In accordance with our Bylaws, First Horizon is managed under the direction of and all corporate powers are exercised by or under the authority of our Board of Directors. Our Board of Directors currently has eleven members. (It will have ten members after the annual meeting since one current director is not standing for re-election.) All of our directors are also directors of First Tennessee Bank National Association (the “Bank” or “FTB”). The Bank is our principal operating subsidiary.

First Horizon is dedicated to operating in accordance with sound corporate governance principles. We believe that these principles not only form the basis for our reputation of integrity in the marketplace but also are essential to our efficiency and overall success. Some of our corporate governance principles, policies and practices are highlighted below.

Corporate Governance Highlights

•	Annual director elections. All our directors are elected by our shareholders every year.

•	Majority voting. Our directors are elected by a majority of the votes cast in uncontested elections (plurality vote in contested elections).

•	Director resignation policy. We have adopted a director resignation policy for directors who do not receive the affirmative vote of a majority of the votes cast.

•	Independence. All current non-employee director nominees are independent under the NYSE listing standards.

•	Board refreshment. Our Board values fresh perspectives. Over the past six years, we have added five new directors to our Board, and a majority of our directors have served for fewer than eight years.

•	Shareholder engagement. Dialogue with our shareholders is a critical part of our company’s success. In addition to our Investor Relations area’s ongoing dialogue with our shareholders via conferences, road shows, on-site visits and the like, over the past several years our outside directors have met a number of times with both investors and proxy advisory firms to discuss issues of importance to them.

•	Lead director. Independent director R. Brad Martin serves as the lead director. The principal duties of the lead director are specified in the Corporate Governance Guidelines.

•	Other directorships. All of our directors serve on three or fewer public company boards (other than First Horizon); eight of our eleven current directors serve on one or no other public company boards.

•	Clawback. Our Compensation Recovery Policy (commonly known as a “clawback” policy) makes performance compensation paid based on erroneous financial data recoverable if the recipient caused the error or is responsible for the data’s accuracy. Additional clawback provisions apply to most types of stock awards if certain other misconduct occurs, such as fraud or solicitation, or (starting in 2014) if grant or payment of an award was based on erroneous financial data or if a termination for cause occurs.

•	Stock ownership guidelines. These guidelines require non-employee directors to own five times their annual cash base retainer in First Horizon stock. Executive officers must own between two and six times their salary in First Horizon stock, depending on their position. See page 60 for additional details about the guidelines.

•	Individual director evaluations. Each year, the Nominating & Corporate Governance Committee evaluates the performance of each non-employee director prior to determining whether to recommend him or her to the Board for renomination. See page 25 for additional detail on this process.

•	Hedging. Company policy prohibits directors and executive officers from hedging with respect to First Horizon stock.
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Key Corporate Governance Documents

Our Board has adopted the following key corporate governance documents. All of these are available, along with several other governance documents, such as our compensation recovery policy, stock ownership guidelines, and committee charters, on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Paper copies are also available to shareholders upon request to the Corporate Secretary.

Corporate Governance Guidelines	•	Provide our directors with guidance as to their legal accountabilities, promote the functioning of the Board and its committees, and set forth a common set of expectations as to how the Board should perform its functions.

Code of Business Conduct and Ethics	•	Sets forth the overarching principles that guide the conduct of every aspect of our business.
	•	Any waiver of the Code of Business Conduct and Ethics for an executive officer or director must be promptly disclosed to shareholders in any manner that is acceptable under the NYSE listing standards, including but not limited to distribution of a press release, disclosure on our website, or disclosure on Form 8-K.

Code of Ethics for Senior Financial Officers	•	Promotes honest and ethical conduct, proper disclosure of financial information and compliance with applicable governmental laws, rules and regulations by our senior financial officers and other employees who have financial responsibilities.
	•	We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Ethics for Senior Financial Officers by posting such information on our website.

We have also adopted a Compliance and Ethics Program Policy, which highlights our commitment to having an effective compliance and ethics program by exercising due diligence to prevent and detect criminal conduct and otherwise by promoting an organizational culture that encourages ethical conduct and a commitment to compliance with the law.

Director Resignation Policy

Our Board has adopted a director resignation policy that requires a director who does not receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. Under the policy, the Nominating & Corporate Governance Committee must promptly consider the resignation tender and a range of possible responses and make a recommendation to the Board. The Board will act on the Nominating & Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision regarding whether to accept the director’s resignation tender, including an explanation of the decision (or the reason(s) for rejecting the resignation offer, if applicable), in a Form 8-K (or other appropriate report) filed with or furnished to the Securities and Exchange Commission. If any director’s tender of resignation under the policy is not accepted by the Board, such director will serve until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified. Any director who tenders his or her resignation pursuant to the director resignation policy shall not participate in the Nominating & Corporate Governance Committee recommendation or Board action regarding whether to accept the tender of resignation. If a majority of the members of the Nominating & Corporate Governance Committee

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did not receive the affirmative vote of a majority of the votes cast at the same election, then all the directors who are “independent” under the listing standards of the New York Stock Exchange and who received the affirmative vote of a majority of the votes cast shall appoint a committee amongst themselves to consider the resignation tenders and recommend to the Board whether to accept them.

This committee may, but need not, consist of all of the independent directors who received the affirmative vote of a majority of the votes cast. The director resignation policy is contained in our Corporate Governance Guidelines, which are available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

Independence & Categorical Standards

Independence

Our common stock is listed on the New York Stock Exchange. The NYSE listing standards require a majority of our directors and all of the members of the Compensation Committee, the Nominating & Corporate Governance Committee and the Audit Committee of the Board of Directors to be independent as defined in the listing standards. Under these standards, our Board of Directors is required to determine affirmatively that a director has no material relationship with the company for that director to qualify as independent. In order to assist in making independence determinations, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, has adopted the categorical standards set forth below. In making its independence determinations, each of the Board and the Nominating & Corporate Governance Committee considered the relationships between each director and the company, including those that fall within the categorical standards. In addition, the NYSE listing standards require that the Board specifically consider certain factors in determining the independence of any director who will serve on the Compensation Committee. These factors are described under the heading “The Compensation Committee—In General” below in this proxy statement. Our Board specifically considered such factors in making the independence determinations for all of our directors, including those who serve on the Compensation Committee.

Based on its review and the application of the categorical standards, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, determined that all ten of our current non-employee directors (Messrs. Compton, Emkes, Gilchrist, Martin, Niswonger, Reed, and Yancy and Mmes. Gregg, Palmer and Stewart) are independent under the NYSE listing standards. The Nominating & Corporate Governance Committee and the Board determined that all transactions and relationships with each director identified above as independent fell within our categorical standards. In addition, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, determined that Mr. Carter, who stepped down as a director in November of 2015, was independent under the NYSE listing standards during the time he served as a director. Mr. Jordan, as our Chief Executive Officer, is not independent.

The categorical standards established by the Board, which were last revised in 2010, are set forth below and are also available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

Director Transactions by Category or Type

With respect to each director who is identified above as independent under the NYSE listing standards, the Board considered the following types or categories of transactions, relationships or arrangements in determining the director’s independence under the NYSE standards and our categorical standards.

•	Provision by the company, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following banking and financial services and services incidental thereto to directors, their immediate family members and/or to entities with which directors or their immediate family members are affiliated: deposit accounts (all directors except Mr. Gilchrist and Ms. Stewart); treasury management products (Messrs. Carter, Compton, Martin, Niswonger,

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and Yancy); loans (including mortgage loans), letters of credit, guaranties, credit cards and/or other lines of credit (Messrs. Carter, Martin, Niswonger, Reed and Yancy and Mmes. Gregg and Palmer); interest rate swaps (Mr. Martin); investment management (Ms. Gregg and Mr. Niswonger); broker/dealer services (Messrs. Emkes, Martin, Niswonger, Reed and Yancy and Ms. Palmer); financial planning (Mr. Reed); capital markets (Mr. Carter); trust services (Messrs. Compton and Niswonger); insurance brokerage (Messrs. Niswonger, Reed and Yancy); safe deposit boxes (Messrs. Carter, Martin and Niswonger and Ms. Gregg); purchasing card services (Mr. Niswonger) and currency exchange (Messrs. Compton, Martin and Niswonger).

•	Provision by an entity affiliated with a director or his or her immediate family member, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following products and services to the company: package delivery and print services (Mr. Carter); hotel lodging for business travel by employees of the company (Messrs. Niswonger and Reed); venues for business development and for holding seminars and other corporate functions (Messrs. Niswonger and Reed); restaurant meals and sundries for business purposes (Messrs. Martin and Reed).

•	Charitable contributions by the company or the First Horizon Foundation to charitable organizations with which a director or immediate family member is affiliated (all directors except Ms. Stewart and Mr. Reed).

•	Employment by the company in a non-executive position of an immediate family member of a director (Mr. Yancy).

Categorical Standards

Each of the following relationships between the Corporation (as defined below) and its subsidiaries, on the one hand, and a director, an immediate family member of a director, or a company or other entity as to which the director or an immediate family member is a director, executive officer, employee or shareholder (or holds a similar position), on the other hand, will be deemed to be immaterial and therefore will not preclude a determination by the Board of Directors that the director is independent for purposes of the NYSE listing standards:

1.	Depository and other banking and financial services relationships (excluding extensions of credit which are covered in paragraph 2), including transfer agent, registrar, indenture trustee, other trust and fiduciary services, personal banking, capital markets, investment banking, equity research, asset management, investment management, custodian, securities brokerage, financial planning, cash management, insurance brokerage, broker/ dealer, express processing, merchant processing, bill payment processing, check clearing, credit card and other similar services, provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

2.	An extension of credit, provided that, at the time of the initial approval of the extension of credit as to (1), (2) and (3), (1) such extension of credit was in the ordinary course of business, (2) such extension of credit was made in compliance with applicable law, including Regulation O of the Federal Reserve, Section 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities and Exchange
Act of 1934, (3) such extension of credit was on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and (4) the extension of credit has not been placed on non-accrual status.

3.	Contributions (other than mandatory matching contributions) made by the Corporation or any of its subsidiaries or First Horizon Foundation to a charitable organization as to which the director is an executive officer, director, or trustee or holds a similar position or as to which an immediate family member of the director is an executive officer; provided that the amount of the contributions to the charitable organization in a fiscal year does not exceed the greater of $500,000 or 2% of the charitable organization’s consolidated gross revenue (based on the charitable organization’s latest available income statement).

4.	Vendor or other business relationships (excluding banking and financial services relationships and extensions of credit covered by paragraph 1 or 2 above), provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those

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prevailing at the time for comparable transactions with non-affiliated persons.

5.	All compensation and benefits provided to non-employee directors for service as a director.

6.	All compensation and benefits provided in the ordinary course of business to an immediate family member of a director for services to the Corporation or any of its subsidiaries as long as such immediate family member is compensated comparably to similarly situated employees and is not an executive officer of the Corporation or based on salary and bonus within the top 1,000 most highly compensated employees of the Corporation.

Excluded from relationships considered by the Board is any relationship (except contributions included in category 3) between the Corporation and its subsidiaries, on the one hand, and a company or other entity as to which the director or an immediate family member is a director or, in the case of an immediate family member, an employee (but not an executive officer or significant shareholder), on other other hand.

The fact that a particular relationship or transaction is not addressed by these standards or exceeds the thresholds in these standards does not create a presumption that the director is or is not independent.
The following definitions apply to the categorical standards listed above:

“Corporation” means First Horizon National Corporation and its consolidated subsidiaries.

“Executive Officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

“Immediate family members” of a director means the director’s spouse, parents, children, siblings, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home.

“Significant shareholder” means a passive investor [meaning a person who is not in control of the entity] who beneficially owns more than 10% of the outstanding equity, partnership or membership interests of an entity. “Beneficial ownership” will be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

Board Leadership Structure & Role in Risk Oversight

Leadership Structure

First Horizon’s Board leadership structure has evolved significantly over the years. Prior to 2007, the Chairman of the Board and Chief Executive Officer roles were held by the same individual (except for two transition periods relating to CEO succession). In 2007, the Board made certain governance changes in order to facilitate the implementation of strategic changes it was then initiating, including the appointment of a new CEO and of a separate individual as the Chairman of the Board. Under the Bylaws, the position of Chairman of the Board was at that time an executive officer position, but in 2009, the Board adopted amendments to the Bylaws that made the position of Chairman of the Board a non-officer position. In 2012, the Board elected Mr. Jordan, our President and CEO, as Chairman of the Board as well.

Under First Horizon’s current Bylaws, the Chairman of the Board presides at all meetings of the shareholders and of the Board (except, with respect to meetings of the Board, as the Board may otherwise determine) and has the powers and performs the duties as are normally incident to the position and as may be assigned by the Board. The Chief Executive Officer is responsible for carrying out the orders of and the resolutions and policies adopted by the Board, has general management of the business of the company and exercises general supervision over all of its affairs.

Mr. Martin, who is independent under the listing standards of the NYSE, is currently serving as lead director for the Board. The lead director’s responsibilities include, among other things, supporting the Chairman of the Board in developing (in conjunction with the Corporate Secretary) the agenda for each Board meeting and in defining the scope, quality, quantity and timeliness of the flow of information between management and the Board; presiding (or, if he cannot be in attendance, designating another independent director to preside) at executive sessions of the Board; taking any actions he

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deems necessary or appropriate in connection with the Board and committee self-evaluation process (including contacting each director individually to obtain additional input on Board and committee effectiveness, if he deems appropriate); receiving reports from directors who have concerns about another director’s performance pursuant to our process for individual director performance evaluations; and receiving communications from shareholders pursuant to our process for communications with the Board.

We believe that our current board leadership structure, with a combined CEO and Chairman position and with a separate lead director who is independent under the NYSE listing standards and has the principal duties specified in the Corporate Governance Guidelines, is most appropriate for our company at this time. We believe that combining the roles of CEO and Chairman facilitates our prudent management of the company in the current challenging economic and regulatory environment we face. Holding both roles best positions Mr. Jordan as CEO and Chairman to be aware of major issues facing the company on a day-to-day and long-term basis and to identify key risks and developments facing the company that should be brought to the Board’s attention. The combined role also provides a single point of leadership for the company at a time when it is crucial for the company to maintain a unified message and strategic direction.

The combined CEO/Chairman position is counterbalanced by our strong lead director position, currently held by Mr. Martin, a long-time director and chair of the Executive & Risk

Committee. The lead director, who has the responsibilities described above, provides an independent voice on issues facing the company and ensures that key issues are brought to the Board’s attention. The Board and its committees also regularly hold executive sessions with no members of management present, thereby providing an opportunity for the independent directors to discuss their views freely; the executive sessions of the Board are generally presided over by the lead director (or his designee, if he cannot attend). All four regular meetings of the Board in 2015 concluded with such an executive session. The Board itself has a high degree of independence, with all ten of the non-employee directors qualifying as independent under the NYSE listing standards. In addition, the Board values the fresh perspectives brought by new directors: over the past six years, we have added five new directors to our Board.

We recognize that different board leadership structures may be appropriate for First Horizon at different times and in different situations. As part of our Board self-evaluation process, the Board annually evaluates the company’s leadership structure to ensure that it provides the most appropriate structure. As stated in our Corporate Governance Guidelines, the Board is free to select its Chairman and First Horizon’s Chief Executive Officer in the manner it considers in the best interests of the company at any given point in time. The Board has separated the roles of Chairman and CEO in the recent past and will consider doing so in the future should circumstances arise that make such separation appropriate.

Board Role in Risk Oversight

As stated in our Corporate Governance Guidelines, oversight of risk management is central to the role of the Board. The company’s risk management processes are reflected in a Board policy on risk management governance and in a Board statement of strategic objectives and risk appetite. The policy delegates primary responsibility for enterprise risk management oversight to the Executive & Risk Committee. The role of that Committee, as well as that of the Audit, Compensation, Information Technology and Trust Committees, is outlined below. Each of these committees and the full Board receive regular reports from management regarding the company’s risks, and each committee reports regularly to the full Board concerning risk.

Executive & Risk Committee. The Executive & Risk Committee’s charter authorizes and directs the Committee to assist the Board in its oversight of (i) the establishment and operation of our enterprise risk management framework, including policies and procedures establishing risk management governance, risk management procedures, risk control infrastructure, and processes and systems for implementing and monitoring compliance with the framework with respect to the management of credit, market, operational, liquidity, interest rate sensitivity, capital and equity investment risks, including emerging risks, (ii) the adoption, implementation and periodic review of significant risk management and compliance policies and (iii) our risk appetite statement. In fulfilling its risk responsibilities, the Board delegated the following duties to the Committee: to review periodically and recommend to the Board the risk appetite parameters to be employed by management in operating the company; to receive information on our business practices, policies and procedures related to the risks listed above; to monitor results to ensure

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alignment with First Horizon’s risk appetite; to review periodic risk and compliance reports from the Chief Risk Officer and the Chief Credit Officer, including reports on major risk exposures and steps taken to monitor, mitigate and control such exposures; to review periodically with management regulatory correspondence and actions; to review and approve First Horizon’s stress testing program and results; and to establish (or recommend to the Board the establishment of) risk management and compliance policies and periodically review such policies, as appropriate. The Committee’s charter specifically states that the Committee may meet separately in executive session with the Chief Risk Officer as often as the Committee deems necessary or appropriate.

In connection with its credit risk responsibilities, the Committee oversees First Horizon’s independent Credit Assurance Services department. The Committee charter requires the Committee to advise the Chief Audit Executive (who has responsibility for the Credit Assurance Services department) that he or she is expected to provide the Committee summaries of and, as appropriate, significant reports to management prepared by the Credit Assurance Services department and management’s responses thereto; approve the department’s Annual Review Plan and schedule of activities; meet quarterly with the Chief Audit Executive in separate executive session to discuss any matters that the Committee or the Chief Audit Executive believes should be discussed privately; and review the Annual Credit Assurance Services department Statement of Independence.

Under Federal Reserve regulations that became effective in 2015, the company must have a risk committee that is chaired by a director who is independent as defined in those regulations and that has at least one member with “experience in identifying, assessing and managing risk exposures of large, complex firms.” The Executive & Risk Committee meets those requirements and serves as the risk committee for purposes of the Federal Reserve regulations.

Audit Committee. Other Board committees continue to play a role in First Horizon’s risk management processes as well. In accordance with the NYSE listing standards and its charter, the Audit Committee, which formerly had primary responsibility for oversight of risk management, retains an oversight role in that area, including receiving reports from the Chief Audit Executive regarding risk governance, risk assessment and risk management, the adequacy of the company’s policies and compliance with legal and regulatory requirements. Pursuant to its charter, the Audit Committee also reviews employee complaints or material reports or inquiries received from regulators or government agencies and management’s responses; meets periodically with the company’s Chief Risk Officer to discuss any risk and compliance matters that may have a material effect on the company’s financial statements or internal controls; discusses any significant compliance issues raised in reports or inquiries received from regulators or government agencies; reviews periodic reports regarding the Compliance and Ethics Program on the effectiveness of that program; and discusses with the General Counsel pending and threatened claims that may have a material impact on the financial statements. The Bank’s Trust Audit Committee carries out a risk oversight role with respect to the fiduciary activities of the Bank. The Committee is charged with ensuring that suitable audits (by internal or external auditors) of all significant Bank fiduciary activities are made either annually or on a continuous basis for the purpose of ascertaining whether the Trust Division is being administered in accordance with applicable law, regulation and sound fiduciary principles.

Compensation Committee. The Compensation Committee is chiefly responsible for compensation-related risks. The charter of the Committee requires the Committee to oversee our compliance with all applicable laws and regulations relating to (i) appropriate management of the risks associated with incentive compensation programs or arrangements or (ii) public, regulatory, or other reporting associated with such risks, programs or arrangements. Additional information about the Committee’s role in risk management is included under the heading “The Compensation Committee—Compensation Risk” on pages 17-18.

Information Technology Committee. The purpose of the Information Technology Committee is to assist management in its understanding of, and the Board in its oversight of, information technology trends and related matters. It is responsible for reviewing strategic information technology threats and First Horizon’s information technology risk profile.

Trust Committee. The Trust Committee is responsible for overseeing the fiduciary activities of the Bank, including risks arising in connection with such activities. The Trust Committee receives reports from Trust Division management regarding the investment and distribution of fiduciary account funds and fiduciary account records.

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Board Committees

Committee Charters & Committee Composition

The Board has five standing committees: the Audit Committee, the Compensation Committee, the Executive & Risk Committee, the Information Technology Committee and the Nominating & Corporate Governance Committee. The charter of each of these committees is currently available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Paper copies are available to shareholders upon request to the Corporate Secretary. The Audit Committee, the Compensation Committee, and the Nominating & Corporate Governance Committee are each composed of directors who are independent, as defined above under the heading “Independence & Categorical Standards” beginning on page 7. The chair of the Executive & Risk Committee is also independent, as defined by the recently effective Federal Reserve regulations that govern risk committees. The current membership of each of the Board’s standing committees is set forth in the table below. Membership and chairmanship continued during the entire period from January 1, 2015 until the filing of this proxy statement unless otherwise indicated in the notes following the table.

Nominating &
			Information	Corporate
	Compensation	Executive & Risk	Technology	Governance
Audit Committee	Committee	Committee	Committee(1)	Committee
Mr. Compton	Mr. Compton	Mr. Gilchrist	Mr. Compton	Mr. Compton (chair)(2)
Mr. Emkes (chair)	Mr. Martin	Mr. Jordan	Mr. Gilchrist	Mr. Gilchrist
Mr. Gilchrist	Ms. Palmer	Mr. Martin (chair)	Ms. Stewart (chair)(4)	Mr. Martin
Ms. Gregg(3)	Mr. Reed (chair)	Mr. Niswonger		Mr. Niswonger
Ms. Stewart		Ms. Palmer
Mr. Yancy		Mr. Reed

(1)	The Information Technology Committee was established in July 2015.

(2)	Mr. Compton became the chair of the Nominating & Corporate Governance Committee in April 2015.

(3)	Ms. Gregg has decided not to stand for re-election to the Board of Directors of the Company at the 2016 annual meeting.

(4)	Ms. Stewart became the chair of the Information Technology Committee in January 2016.

Mr. Yancy also serves as chair of the Trust Committee, a standing committee of the Bank on which Mesdames Gregg and Stewart and Mr. Niswonger also serve. Mr. Emkes is the chair of the Trust Audit Committee, a standing committee of the Bank on which all the other members of the Audit Committee listed above except Ms. Stewart also serve. Robert C. Carter, who served on our Board of Directors until November 2015, was chair of the Nominating & Corporate Governance Committee until April 2015 and a member until November 2015, chair of the Information Technology Committee from its establishment until November 2015, and a member of the Compensation Committee until November 2015.

The Audit Committee

Overview

The Audit Committee was established by our Board of Directors and operates under a written charter that was last amended in 2014 to update a reference to an accounting standard. In 2015, the Committee met eight times for the principal purpose of executing its responsibilities under the Committee’s charter, and all eight of those meetings concluded with an executive session during which management was not present.

Subject to the limitations and provisions of its charter, the Committee assists our Board in its oversight of our accounting and financial reporting principles and policies, internal controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Committee is directly responsible for the appointment (subject, if applicable, to shareholder ratification), retention, compensation and termination of the independent

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auditor as well as for overseeing the work of and evaluating the independent auditor and its independence. The members of the Committee are themselves independent, as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements prescribed by Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder. In addition, the Board of Directors has determined that all the members of the Committee are financially literate as required by the NYSE listing standards. The Audit Committee’s Report is included below.

Audit Committee Financial Experts

Mark A. Emkes. The Board of Directors has determined that Mark A. Emkes (chair of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. Mr. Emkes received his Bachelor of Arts in Economics from DePauw University and his Masters of Business Administration in International Management from the Thunderbird School of Global Management. Over the course of his career, Mr. Emkes served in various positions with Tokyo-based Bridgestone Corporation, including as President and Managing Director of Bridgestone Firestone Mexico and of Bridgestone Firestone Brazil, President of Bridgestone Latin America, and Chairman and CEO of Bridgestone North America. In each of these positions, he actively supervised the divisional chief financial officer, who reported directly to him, and he reviewed financial results regularly. His service with Bridgestone culminated in his position as Chairman, Chief Executive Officer and President of Bridgestone Americas, Inc., a company with approximately $12 billion in annual revenue, and as a director of its parent company, Bridgestone Corporation. As CEO of Bridgestone Americas, Inc., Mr. Emkes was responsible for the financial statements of the subsidiary, and he actively supervised the CFO, regularly reviewing results in detail and discussing with the CFO issues relating to the subsidiary’s financial statements, including issues relating to its estimates, accruals and reserves. He annually signed a certificate for Bridgestone Corporation in connection with the certification process for Japan’s version of the Sarbanes-Oxley Act and a management representation letter in connection with the audit of the financial results of Bridgestone Corporation (the financial statements of which were audited in accordance with generally accepted accounting principles). For part of Mr. Emkes’s tenure at Bridgestone Americas, the internal audit division reported to him. Most recently, Mr. Emkes served as the Commissioner of the Department of Finance and Administration of the State of Tennessee, a position he retired from in May 2013. Mr. Emkes has served on First Horizon’s Audit Committee since 2008.

Vicky B. Gregg. The Board of Directors has also determined that Vicky B. Gregg (a member of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. A nurse by education, Ms. Gregg received training in finance and accounting upon entering the management training program at Humana, Inc. She went on to hold a variety of positions with Humana over the course of fifteen years, culminating in the position of Regional Vice President, and later became President and CEO of Volunteer State Health Plan, a subsidiary of BlueCross BlueShield of Tennessee (“BCBST”) and one of the largest Medicaid health maintenance organizations in the country. Both positions involved oversight responsibility for financial statements that were filed with state insurance regulators. She served as Chief Executive Officer of BCBST from 2003 until her retirement in 2012. In that position, she had overall responsibility for the financial statements, actively supervising the Chief Financial Officer, who reported to her, and regularly reviewing results and discussing issues relating to the BCBST financial statements with the CFO. During her tenure as CEO, BCBST prepared financial statements in accordance with accounting practices prescribed by state insurance laws and regulations as well as financial statements in conformity with U.S. generally accepted accounting practices, and the BCBST board voluntarily elected to adopt the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting. As BCBST CEO, Ms. Gregg regularly signed certificates regarding the effectiveness of BCBST’s internal controls over financial reporting in accordance with Section 404. In addition, the audit committee, of which Ms. Gregg as CEO was an ex officio member, was accountable for BCBST’s internal controls, and the head of BCBST’s internal audit division reported to the audit committee and the CFO. Ms. Gregg has also served in the past as a member of the audit committee of another public company, Team Health Holdings, Inc. Ms. Gregg has decided not to stand for re-election to the Board of Directors of the Company at the 2016 annual meeting.

Independence of Audit Committee Financial Experts. Each of Mr. Emkes and Ms. Gregg meet in all respects the independence requirements of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder.

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Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Audit Committee Report and the statements regarding members of the Committee who are not independent (if any) shall not be incorporated by reference into any such filings.

Audit Committee Report

The roles of the Audit Committee (“Committee”) are (1) to assist First Horizon’s Board of Directors in its oversight of (a) the company’s accounting and financial reporting principles and policies and internal controls and procedures, (b) the integrity of its financial statements, (c) its compliance with legal and regulatory requirements, (d) the independent auditor’s qualifications and independence, and (e) the performance of the independent auditor and internal audit function; and (2) to prepare this report to be included in First Horizon’s annual proxy statement pursuant to the proxy rules of the SEC. The Committee operates pursuant to a charter that was last amended and restated by the Board in 2014. As set forth in the Committee’s charter, management of First Horizon is responsible for preparation, presentation and integrity of the company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations, and the internal auditor is responsible for testing such internal controls and procedures. The independent auditor is responsible for planning and carrying out audits of First Horizon’s annual financial statements and effectiveness of internal control over financial reporting, reviews of First Horizon’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and certain other procedures.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications that were included in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2015. The Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (formerly the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T). Finally, the Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, has adopted an audit and non-audit services pre-approval policy and considered whether the provision of non-audit services by the independent auditors to First Horizon is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence. At each of its regular quarterly meetings, the Committee is scheduled to meet, in separate executive sessions with no members of management present, with both the independent auditors and the internal auditor to discuss any matters that the Committee in its discretion deems appropriate.

While the Board of Directors has determined that each member of the Audit Committee has the broad level of general financial experience required to serve on the Committee and that Mr. Emkes and Ms. Gregg are audit committee financial experts as that term is defined in Item 407(d)(5) of Regulation S-K, none of the members of the Committee currently devotes specific attention to the narrower fields of auditing or accounting or is professionally engaged in the practice of auditing or accounting, nor are they performing the functions of auditors or accountants, nor are they experts in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of First Horizon’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that First Horizon’s auditors are in fact “independent.”

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Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee’s charter, the

Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

Submitted by the Audit Committee of our Board of Directors.

Audit Committee

Mark A. Emkes, Chair

John C. Compton

Corydon J. Gilchrist

Vicky B. Gregg

Cecelia D. Stewart

Luke Yancy III

The Compensation Committee

In General

The Compensation Committee operates under a written charter that was last amended and restated by the Board of Directors in July 2014 to update plan references, consolidate officer creation duties, and add duties regarding the company’s stock ownership guidelines and compensation-related items required to be included in the proxy statement.

The purposes of the Compensation Committee are (1) to discharge the Board’s responsibilities relating to the compensation of our executive officers, (2) to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with the rules and regulations of the SEC [the current report is set forth below], (3) to identify and recommend to the Board individuals for appointment as officers, (4) to evaluate our management, and (5) to carry out certain other duties as set forth in the Committee’s charter.

The members of the Committee are independent, as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements that specifically apply to Compensation Committee members as set forth in the listing standards (as prescribed by Section 10C of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder). In affirmatively determining the independence of all of the directors, including those who serve on the Committee, the Board has considered all factors specifically relevant to determining whether any of those directors has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a Committee member, including, but not limited to, the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director, and whether such director is affiliated with First Horizon, a subsidiary of First Horizon, or an affiliate of a subsidiary of First Horizon.

Most of our executive compensation plans specify that they will be administered by a committee. The Committee’s charter provides that the Committee will administer plan-committee functions under our various executive-level compensation plans. Under the charter, at least two members of the Committee must be “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and at least two members of the Committee must be “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. Many of our plans, including both the ECP and the MIP discussed in Vote Items 2 and 3 below, have similar provisions concerning their respective plan committees. The charter stipulates that if a Committee member is disqualified under one or the other of those tests, then that member must recuse him- or herself from participating in decisions impacted by the relevant test. In that situation, the remaining members would constitute the Committee for that action. On occasion, in connection with a specific action, a Committee member may feel that his or her qualification under one of those tests may be in doubt for some reason; in that case, the member may elect recusal to avoid any risk of possible disqualification.

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Processes & Procedures Regarding Executive & Director Compensation

The Committee’s Authority

The charter of the Compensation Committee provides that the Committee has the authority to review and approve corporate goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO in light of those goals and objectives, to set the CEO’s compensation level based on this evaluation, and to fix the compensation, including bonus and other compensation and any severance or similar termination payments, of executive officers. The Committee also has the authority, pursuant to its charter, to make recommendations to the Board concerning the adoption or amendment of employee benefit plans, management compensation plans, incentive compensation plans and equity-based plans, including plans applicable to executive officers, and to make recommendations to the Board concerning director compensation. The charter also provides that the Committee will oversee the company’s compliance with all applicable laws and regulations relating to (1) appropriate management of the risks associated with incentive compensation programs or arrangements, (2) the compensation of the company’s executive officers and (3) any reporting associated with either. The Committee may not delegate any of the authority described in this paragraph related to executive and director compensation to any other persons. In 2015, the Committee met five times for the principal purpose of executing its responsibilities under the Committee’s charter, and all five of those meetings concluded with an executive session during which management was not present.

Director Compensation

The Committee periodically conducts a review of our director compensation program. The last comprehensive review took place during early 2015. During each comprehensive review, the design and amount of director compensation is considered by management, and any changes are recommended to the Committee, either as a short list of alternatives or as single-item recommendations. In general, management uses a consultant in formulating many of its recommendations, both for advice in designing director compensation and as a source of peer-company data. (Additional information on the use of consultants in compensation matters is provided below.) Management also prepares various presentations, analyses, and other tools for the Committee to use in considering director compensation decisions. As a result of the most recent review process, several changes were made and took effect in April 2015. A complete description of our current director compensation program can be found under the heading “Director Compensation” beginning on page 82 of this proxy statement.

Executive Compensation

The Committee determines the CEO’s salary and bonus in executive session independent of management, generally on an annual basis. That determination is based on a review of the CEO’s personal plan results for the prior year, along with peer CEO salary data provided by management’s compensation consultant as well as input from the Committee’s independent compensation consultant. The CEO participates in establishing his personal plan, but otherwise is not involved in the determination of his own salary.

Our CEO recommends to the Committee salary levels for the executive officers other than himself. Other compensation matters (bonus, equity awards, etc.) involving executives are reviewed by management, including the CEO, which then makes recommendations to the Committee, either as a short list of alternatives or as single-item recommendations. Management uses a consultant in formulating certain of its recommendations, both for advice and as a source of peer-company data. Management also prepares various presentations, analyses, forecasts, and other tools for the Committee to use in considering compensation decisions during the year. The Committee’s independent consultant reviews all proposals and makes recommendations to the Committee.

Benefit Programs and Plans

Management monitors and considers new or modified benefit programs used by other companies, or needed within our company, to attract and retain key employees. Recommendations are presented by management to the Committee for review and discussion. The CEO ultimately oversees these management processes. New benefit plans, or significant amendments to existing plans, typically are approved by the full Board based on recommendations from the Committee. Enrollment and other administrative actions associated with the benefit plans are handled mainly through third party vendors in accordance with the terms in the Board-approved plans. If executive-level exceptions are required for administration of the plans, such as approval of an early retirement, management generally reviews the facts of the situation and

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provides a recommendation to the Committee for approval.

Use of Consultants

Management uses a national compensation consulting firm to provide advice with respect to executive and director compensation matters. Management also uses a number of other specialist firms to provide data relevant to specific needs such as funding for non-qualified deferred compensation and any special compensation arrangements that are unique to specific business units such as the capital markets industry. The consultants provide competitive data/trends, keep management informed of best practices and work with management to develop programs that permit the company to attract and retain the talent needed.

In 2015, management engaged McLagan as its primary advisor for executive and director compensation matters. Among other things, management directed McLagan to provide objective advice to management, the Committee and the Board on executive and director compensation, to provide expertise in executive and director compensation design, market practices in our industry and data to support recommendations, and to ensure timely reports to management and the Committee on all critical accounting, tax, securities law and market developments and trends relating to executive and director compensation. In addition, management engages nationally-recognized law firms as appropriate to provide advice on compliance with new laws, administration of stock plans, and compensation-related agreements and arrangements. Management also engages other advisers from time to time to provide expertise in executive and director compensation matters.

In 2015, the Compensation Committee continued its engagement of Frederic W. Cook & Co., Inc. to provide it with independent analysis and advice on executive compensation-related matters. Among other things, the Cook firm assists the Committee in its reviews of compensation program actions recommended by management, reviewing the chosen peer group and survey data for competitive comparisons and advising the Committee on best practices and ideas for board governance of executive compensation. The Cook firm was specifically directed to undertake no work on behalf of management, and the firm has no other relationships with the company or management.

The NYSE listing standards require that all compensation consultants, legal counsel or other advisers to the Committee (which we collectively refer to as “advisers”) undergo an assessment of independence from management. The Committee must consider all factors relevant to each adviser’s independence from management, including the following:

•	the provision of other services to the company by the person that employs the adviser;

•	the amount of fees received from the company by the person that employs the adviser, as a percentage of the total revenue of the person that employs the adviser;

•	the policies and procedures of the person that employs the adviser that are designed to prevent conflicts of interest;

•	any business or personal relationship of the adviser with a member of the Committee;

•	any stock of the company owned by the adviser; and

•	any business or personal relationship of the adviser or the person employing the adviser with an executive officer of the company

The Committee has assessed the independence of the Cook firm and all other advisers to the Committee as required by the NYSE listing standards, considering the factors described above, and has determined that the Cook firm (and the individual adviser that the Cook firm employs with respect to the engagement by the company) is independent of management. The Committee has also considered the factors listed above for determining whether the work performed by the Cook firm has raised any conflict of interest and has concluded that no such conflict of interest exists.

Compensation Risk

Management and the Committee seek to balance several competing corporate goals: to motivate employees to achieve key goals through appropriate risk-taking; to avoid incenting inappropriate risk-taking and reinforce risk management practices; to promote retention in the face of increasing efforts by competitors to poach talent; and to comply with regulatory standards concerning compensation and risk management. At least once each year the Committee meets with management to review and assess risks associated with incentive and other compensation plans.

As part of the 2015 review, management conducted a risk and culture assessment of the

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top three tiers of management. This “tone from the top” assessment evaluated leadership performance and behaviors against risk management expectations. The results of this assessment, which management judged to be satisfactory, were reported to the Committee in 2015.

In 2015 senior management has measured achievement using risk-adjusted return on capital and economic profit. These performance measures adjust profit for risk, and measure profit net of the cost of capital employed. This approach has been applied to individual business lines and products, among other things, and it discourages business activities which entail risk or capital usage disproportionate to expected profit and encourages activities whose profit is at least commensurate with risk and capital usage. Our focus on these metrics is intended to drive capital-efficient, risk-appropriate, and therefore superior performance over the long term. This focus is directly supportive of our risk management goals and practices.

Other risk management features employed in various performance and retention incentives include a qualitative risk assessment used in annual personal plan performance, which can directly impact annual bonus and salary decisions; use of a mandatory deferral feature for many incentives; forfeiture of equity awards for termination for cause and certain misconduct; clawback of previously-paid awards for certain types of misconduct; and corrective clawback for incentive awards if payment is based on erroneous data.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed with management, among other things, the section of this proxy statement captioned “Compensation Discussion & Analysis” beginning on page 55. Based on that review and discussion, the Compensation Committee recommended to our Board that the “Compensation Discussion & Analysis” section be included in this proxy statement.

Compensation Committee

Colin V. Reed, Chair

John C. Compton

R. Brad Martin

Vicki R. Palmer

The Executive & Risk Committee

The Executive & Risk Committee was established by our Board of Directors and operates under a written charter, which was amended and restated in 2015 primarily to include new Federal Reserve requirements relating to the independence of the Committee chair and the presence of a risk management expert (as defined in the relevant Federal Reserve regulations) and to reflect the new Federal Reserve regulatory language in the charter’s purposes provisions. The Committee met eight times during 2015.

The Board has delegated primary responsibility for enterprise risk management oversight to the Executive & Risk Committee. In connection with its credit risk responsibilities, the Committee oversees First Horizon’s independent Credit Assurance

Services department. Additional information on the Committee’s risk-related duties is available under the heading “Board Role in Risk Oversight—Executive & Risk Committee” on page 10 above. As an executive committee, the Committee is authorized and empowered to exercise during the intervals between meetings of the Board all authority of the Board, except as prohibited by applicable law and provided that it may not approve acquisitions, divestitures or the entry into definitive agreements (not in the ordinary course of business) where the purchase or sale price or transaction amount exceeds $100 million. Also, no authority has been delegated to the Committee in its charter to approve any acquisition involving the issuance of our stock.

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The Information Technology Committee

The Information Technology Committee was established in 2015 and operates under a written charter. The purposes of the Committee are (1) to assist management in its understanding of information technology trends, its development and maintenance of an information technology strategy, its management of major information technology investments, and its identification and assessment of information technology threats, and (2) to assist the Board in its oversight of information technology matters.

The Committee met two times in 2015 for the principal purpose of executing its responsibilities under its charter.

The Nominating & Corporate Governance Committee

In General

The Nominating & Corporate Governance Committee operates under a written charter that was last amended in 2014 to update a cross-reference. The purposes of the Nominating & Corporate Governance Committee are (1) to identify and recommend to the Board individuals for nomination as members of the Board and its committees, (2) to develop and recommend to the Board a set of corporate governance principles applicable to the company, and (3) to oversee the evaluation of the Board and management.

The Committee met four times in 2015 for the principal purpose of executing its responsibilities under its charter, and one of those meetings concluded with an executive session during which management was not present.

In 2015, the company retained a director search firm to assist the Committee in assessing Board competencies and identifying potential director candidates.

Nominations of Directors; Consideration of Diversity in Identifying Director Nominees

With respect to the nominating process, the Nominating & Corporate Governance Committee discusses and evaluates possible candidates in detail and suggests individuals whose potential membership on the Board could be explored in greater depth. The Committee recommends new nominees for the position of independent director based on the following criteria:

•	Personal qualities and characteristics, experience, accomplishments and reputation in the business community.

•	Current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business.

•	Diversity of viewpoints, background, experience and other demographics.

•	Ability and willingness to commit adequate time to Board and committee matters.

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities.

The Nominating & Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the company and the composition of the Board of Directors.

As described above and set forth in our Corporate Governance Guidelines, diversity, broadly defined to mean diversity of viewpoints, background, experience and other demographics, is one criterion on which the Committee bases its recommendations of new nominees for director positions. The inclusion of diversity in the listed criteria for director nominees reflects the Board’s belief that diversity, broadly defined, is important to the effective functioning of the Board. More generally, our Board-adopted Code of Business Conduct and Ethics reflects First Horizon’s firm commitment to non-discrimination and equal opportunity for employees, customers and suppliers and to treatment of everyone without discrimination or harassment based on race, color, religion, sex, sexual orientation, gender identity, national origin, age, veteran status or disability. However, neither the Committee nor the Board has a formal policy with regard to the consideration of diversity in identifying director nominees.

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Once a candidate is identified whom the Committee wants seriously to consider and move toward nomination, the Chairman and CEO and/or other directors as the Committee determines will enter into a discussion with that candidate.

Shareholder Recommendations of Director Nominees

The Nominating & Corporate Governance Committee will consider individuals recommended by shareholders as director nominees, and any such individual is given appropriate consideration in the same manner as individuals recommended by the Committee. Shareholders who wish to submit individuals for consideration by the Nominating & Corporate Governance Committee as director nominees may do so by submitting, in compliance with the procedures and along with the other information required by our Bylaws (as described below), a notice in writing that gives such individuals’ names to the Corporate Secretary. Our Bylaws require that to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the meeting. However, if fewer than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, a notice by a shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made. A shareholder’s notice must state:

•	the name, age, business address and residence address of the person whom the shareholder proposes to nominate; the principal occupation or employment of such person; the class and number of shares of First Horizon that are beneficially owned by such person on the date of the notice;

•	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	the name and address, as they appear on our books, of the shareholder giving the notice and any other shareholders known by such shareholder to be supporting the proposed nominee; and

•	the class and number of shares of our stock which are beneficially owned by the shareholder giving the notice on the date of the notice and by any other shareholders known by the shareholder giving the notice to be supporting the proposed nominee on the date of such Shareholder’s notice.

Compensation Committee Interlocks & Insider Participation

Messrs. Compton, Martin and Reed and Ms. Palmer, all non-employee directors, served as members of the Board of Director’s Compensation Committee during 2015. Robert C. Carter also served on the Committee during 2015 until he stepped down as a director in November 2015.

Refer to the table in “Corporate Governance and Board Matters—Composition of Board Committees” above for additional committee information. No interlocking relationships existed with respect to any of the members of the Committee.

Board & Committee Meeting Attendance

During 2015, the Board of Directors held four meetings (three of which took place over a period of two days) and took action by written consent once (on a matter involving action only by the Bank’s Board). The Audit Committee held eight meetings, the Compensation Committee held five meetings, the Executive & Risk Committee held eight meetings, the Information Technology Committee held two meetings, and the Nominating & Corporate Governance Committee held four meetings. The Trust Committee of the Bank’s Board held three meetings. The average attendance at Board and committee meetings exceeded 97 percent. No incumbent director

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attended fewer than 75 percent of the meetings of the Board and the committees of the Board on which he or she served during 2015. As set forth in our Corporate Governance Guidelines, our directors are expected to make every effort to attend every meeting of First Horizon’s shareholders. For the last 10 years, all of our directors have been in attendance at every annual meeting of shareholders, except for one director in 2012 and one director in 2014.

Executive Sessions of the Board

To ensure free and open discussion and communication among the non-management directors of the Board and its committees, our Corporate Governance Guidelines provide that the non-management directors will meet in regularly scheduled executive sessions and as often as the Board shall request, with no members of management present, and that if any non-management directors are not independent under NYSE listing standards, the independent, non-

management directors will meet in executive session at least once a year. All of our non-management directors were independent during all of 2015, and during 2015, those independent, non-management directors met four times in executive session of the Board. The lead director presides (or, if he cannot be in attendance, designates another independent director to preside) at the executive sessions of the Board.

Communication with the Board of Directors

A shareholder who desires to communicate with the Board of Directors on matters other than director nominations should submit his or her communication in writing to the lead director, c/o Corporate Secretary, First Horizon National Corporation, 165 Madison Avenue, Memphis, Tennessee 38103, and identify himself or herself as a shareholder. The Corporate Secretary will forward all communications to the lead director for a determination as to how to proceed. Other interested parties desiring to communicate with the Board of Directors should submit their communications in the same manner.

Approval, Monitoring & Ratification Procedures for Related Party Transactions

The Audit Committee of the Board has adopted procedures for the approval, monitoring, and ratification of transactions between First Horizon, on the one hand, and our directors, executive officers or 5% shareholders, their immediate family members, their affiliated entities and their immediate family members’ affiliated entities, on the other hand. A copy of our procedures is available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Our procedures require management to submit any proposed “related party transaction” (defined as a transaction that is required to be disclosed in our proxy statement pursuant to the requirements of Item 404(a) of Regulation S-K promulgated by the SEC) or amendment to an existing related party transaction to the Audit Committee for approval or ratification. In some cases, the matter may be determined by the chair of the Audit Committee. In considering whether to approve a given transaction, the Audit Committee (or chair) must consider:

•	whether the terms of the related party transaction are fair to First Horizon and on terms at least as favorable as would apply if the other party was not, or did not have an affiliation with, a director or executive officer of First Horizon;

•	whether First Horizon is currently engaged in other related party transactions with the related party at issue or other related parties of the same director or executive officer;

•	whether there are demonstrable business reasons for First Horizon to enter into the related party transaction;

•	whether the related party transaction would impair the independence of a director; and

•	whether the related party transaction would present an improper conflict of interest for any

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director or executive officer of First Horizon, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Transactions with Related Persons

First Horizon, the Bank and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with our executive officers, directors, nominees, their immediately family members and affiliated entities, and the persons of which we are aware that beneficially own more than 5 percent of our common stock, and we expect to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the company, and did not involve more than the normal risk of collectability or present other unfavorable features. We note that as a perquisite we offer all employees discounts on certain financial services (for example, no-fee domestic wire transfers). These discounts are available to our executive officers except in relation to credit extended at the time an executive officer is serving as such.

Stock Ownership Information

As of December 31, 2015, there were 5,768 shareholders of record of our common stock. To our knowledge, there were four persons who owned beneficially, as that term is defined by Rule 13d-3 of the Securities Exchange Act of 1934, more than five percent (5%) of our common stock as of December 31, 2015. Certain information concerning beneficial ownership of our common stock by those persons as of December 31, 2015 is set forth in the following table:

Security Ownership of Certain Beneficial Owners

	Amount and Nature
Name and Address of	of Beneficial
Beneficial Owner*	Ownership	Percent of Class
BlackRock, Inc.	17,476,593	7.5%
Invesco Ltd.	17,638,713	7.5%
T. Rowe Price Associates, Inc.	22,030,726	9.4%
The Vanguard Group, Inc.	15,881,434	6.78%

*	Addresses appear in the text below.

BlackRock. The information in the table above with respect to BlackRock is based on information set forth in Schedule 13G/A, filed with the Securities and Exchange Commission on February 10, 2016 by BlackRock, Inc. on behalf of its subsidiaries BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, Blackrock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited,

BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited, 55 East 52nd Street, New York, NY 10022. According to this Schedule 13G, BlackRock has sole voting power with respect to 16,630,748 shares of our common stock and sole dispositive power with respect to 17,476,593 shares of our common stock.

Invesco. The information in the table above with respect to Invesco Ltd. (“Invesco”) is based on information set forth in Schedule 13G filed with the Securities and Exchange Commission on February

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16, 2016 by Invesco on behalf of its subsidiaries Invesco Advisers, Inc., Invesco Canada Ltd., Invesco Trust Company, Invesco Hong Kong Limited, Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management S.A., Invesco Asset Management Osterreich GmbH, Invesco Management S.A., Invesco Taiwan Limited, Invesco Asset Management (Japan) Limited, Invesco Asset Management Singapore Limited, Invesco Global Asset Management Limited, Invesco PowerShares Capital Management, LLC, Invesco Investment Advisers, LLC, and Invesco Australia Ltd., 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309. According to this Schedule 13G, Invesco has sole voting power with respect to 16,634,628 shares of our common stock and sole dispositive power with respect to 17,638,713 shares of our common stock.

T. Rowe Price. The information in the table above with respect to T. Rowe Price Associates, Inc. (“TRP”) is based on information set forth in

Amendment No. 7 to Schedule 13G, filed with the Securities and Exchange Commission on February 11, 2016 by TRP, 100 E. Pratt Street, Baltimore, Maryland 21202. According to this document, TRP has sole voting power with respect to 4,044,723 shares of our common stock and sole dispositive power with respect to 22,030,726 shares of our common stock.

Vanguard. The information in the table above with respect to The Vanguard Group, Inc. (“Vanguard”) is based on information set forth in Amendment No. 4 to Schedule 13G, filed with the Securities and Exchange Commission on February 10, 2016 by Vanguard, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. According to this Schedule 13G, Vanguard has sole voting power with respect to 170,307 shares of our common stock, shared voting power with respect to 9,700 shares of our common stock, shared dispositive power with respect to 166,146 shares of our common stock and sole dispositive power with respect to 15,715,288 shares of our common stock.

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The table below sets forth certain information concerning beneficial ownership of our common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and the directors and executive officers as a group. The information in the table is as of December 31, 2015 except as otherwise noted in the notes to the table.

Security Ownership of Management

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
John C. Compton	61,967		*
Mark A. Emkes	39,089		*
Corydon J. Gilchrist	66,821		*
Vicky B. Gregg	24,101	(3)	*
D. Bryan Jordan	1,247,068	(4)	*
Michael E. Kisber(2)	1,005,893	(4)	*
William C. Losch, III	353,137	(4)	*
R. Brad Martin(5)	607,111	(3)	*
Scott M. Niswonger	526,533		*
Vicki R. Palmer	106,599	(3)	*
David T. Popwell	352,362	(4)	*
Colin V. Reed	90,936	(3)	*
Cecelia D. Stewart	10,437		*
Yousef A. Valine	252,887	(4)	*
Luke Yancy III	44,246	(3)	*
Directors and Executive Officers as a Group (19 persons)	5,683,285		2.4%

*	No current individual director, nominee or executive officer beneficially owns more than one percent (1%) of our common stock that is outstanding.

(1)	The respective directors, nominees and officers have sole voting and investment powers with respect to all of such shares except as specified in notes (3) and (4).

The numbers of shares covered by stock options reported in the table have been adjusted proportionately to reflect the effects of dividends paid in common stock from October 1, 2008 through January 1, 2011.

No current director or executive officer beneficially owns any of the depositary shares, each representing a 1/4000th interest in a share of non-cumulative perpetual preferred stock, Series A, issued by First Horizon on January 31, 2013.

(2)	The share balance for Mr. Kisber does not include 27,994 shares deferred prior to January 2005 under our stock option program and our restricted stock incentive plan, which at that time permitted participants to defer receipt of shares upon the exercise of options and receipt of shares prior to the lapsing of restrictions imposed on restricted stock awards, respectively. These shares are not currently issued and are not considered to be beneficially owned for purposes of Rule 13d-3, but are reflected in a deferral account on our books as phantom stock units or restricted stock units.
(3)	Includes 985 shares of restricted stock with respect to which Mr. Reed possesses sole voting power, but no investment power. Includes the following shares as to which the named non-employee directors have the right to acquire beneficial ownership through the exercise of stock options granted under our director plans, all of which are 100% vested or will have vested within 60 days of December 31, 2015: Ms. Gregg—125; Mr. Martin—43,388; Ms. Palmer—67,353; and Mr. Yancy—10,048.

(4)	Includes the following shares of restricted stock with respect to which the named person or group has sole voting power but no investment power: Mr. Jordan—12,570; Mr. Kisber—0; Mr. Losch—14,584; Mr. Popwell—18,247; Mr. Valine—38,094; and the director and executive officer group—181,565. Includes the following shares as to which the named person or group has the right to acquire beneficial ownership through the exercise of stock options granted under our stock option plans, all of which are 100% vested or will have vested within 60 days of December 31, 2015: Mr. Jordan—682,109; Mr. Kisber—731,124; Mr. Losch—202,875; Mr. Popwell—184,223; Mr. Valine—144,963 and the director and executive officer group—2,447,657. Also includes shares held at December 31, 2015 in 401(k) Savings Plan accounts.

(5)	The number of shares for Mr. Martin includes 48,014 shares held by the R. Brad Martin Family Foundation.

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Vote Item No. 1—Election of Directors

Overview. The Board of Directors is proposing for election ten of our current directors: Messrs. Compton, Emkes, Gilchrist, Jordan, Martin, Niswonger, Reed, and Yancy and Mmes. Palmer and Stewart, at the 2016 annual meeting, to hold office until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified. One of our current directors, Ms. Gregg, has decided not to stand for re-election to the Board of Directors of the Company at the 2016 annual meeting, and the Board has amended the Bylaws to reduce the size of the Board specified in the Bylaws to ten, effective as of the annual meeting. If any nominee proposed by the Board of Directors is unable to accept election, which the Board of Directors has no reason to anticipate, the persons named in the enclosed form of proxy will vote for the election of such other persons as directed by the Board, unless the Board decides to reduce the number of directors pursuant to the Bylaws.

Identification and Nomination of Candidates. The Board and the Nominating & Corporate Governance Committee regularly assess the composition of the Board as a whole and the contributions of each director. The Nominating & Corporate Governance Committee’s charter assigns to that Committee the duty to identify individuals believed to be qualified to become Board members and to recommend to the Board the individuals to stand for election or reelection as directors. In nominating candidates, the Committee may take into consideration such factors as it deems appropriate, including personal qualities and characteristics, experience, accomplishments and reputation in the business community; current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business; diversity of viewpoints, background, experience and other demographics; ability and willingness to commit adequate time to Board and committee matters; and the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities and the needs of the company.

Assessment of the Board’s Composition. At each of its regularly scheduled meetings, the Nominating & Corporate Governance Committee reviews the composition of the Board as a whole, considering the mix of skills and experience that directors bring to the Board, and evaluates Board composition in light of the company’s then-current business needs as well as applicable legal, regulatory and NYSE requirements. Among the areas considered by the Committee are each director’s independence under the NYSE listing standards; experience, including experience as a public company officer or director; primary area of business expertise; geographical markets experience; and projected retirement date. In accordance with the requirements of the National Bank Act and the company’s focus on its core banking franchise in Tennessee, the Committee also considers the proportion of directors who reside in Tennessee (or within 100 miles of Memphis). In light of this review, the Committee assesses whether the Board has the necessary tools to perform its oversight functions effectively and recommends, as appropriate, new nominees for consideration by the Board. The Board, with oversight provided by the Committee, also conducts an annual self-evaluation that includes an evaluation of whether Board members have an appropriately broad and diverse range of experience and whether committee members have the right expertise, background and skills to be effective and responsive to their duties and responsibilities as committee members.

Individual Director Evaluations. The Nominating & Corporate Governance Committee also conducts annual individual director evaluations. To facilitate these evaluations, the Board has adopted a Statement of Expectations of Directors. The Statement of Expectations contains specific activities and conduct each director should engage in or adhere to and includes consideration of each director’s background, expertise and skills. The Statement of Expectations is provided to each new director at the time of orientation and to all directors once a year. Each year, the Nominating & Corporate Governance Committee conducts evaluations against the Statement of Expectations of the performance of each non-employee director prior to determining whether to recommend him or her to the Board for renomination.

Board Experiences, Qualifications, Attributes and Skills. Set forth below are the particular experiences, qualifications, attributes or skills that led the Board to conclude that each nominee and incumbent director should serve as a director of First Horizon, as well as the age, current principal occupation (which has continued for at least five years unless otherwise indicated), name and principal business of the organization in which his or her occupation is carried on, directorships in other reporting companies (including those held within the last five years but not currently held), and year first elected to our Board. All of our directors are also directors of the Bank. Director committee appointments are disclosed below and in a table on page 12 in the “Corporate Governance and Board Matters—Committee Charters & Committee Composition” section of this proxy statement above.

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Nominees for Director

John C. Compton

Partner at Clayton,
Dubilier & Rice, LLC

Independent director
since 2011

Age 54

Committees:
Audit, Compensation,
Information Technology,
Nominating & Corporate
Governance (Chair), and
the Bank’s Trust Audit
Committee

Mr. Compton is a Partner at Clayton, Dubilier & Rice, LLC, a New York-based private equity firm. Prior to January 2015, he was a private investor and consultant and served as an Operating Advisor to Clayton, Dubilier & Rice. He served as CEO of Pilot Flying J, Knoxville, Tennessee, a national operator of travel centers, until February 2013. Prior to September 2012, he served for twenty-nine years in various senior leadership positions with PepsiCo Inc., a global food, snack and beverage company, including Chief Executive Officer of PepsiCo Americas Foods, President and CEO of Quaker, Tropicana, Gatorade and CEO of PepsiCo North America, culminating in his service as President of PepsiCo.

Skills and Expertise:

•   Leadership experience at a public company

•   Experience in matters affecting public companies, including finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, and similar matters

•   Extensive experience in sales, marketing, operations and general management

•   East Tennessee resident whose knowledge of the east Tennessee market fits well with our strategy of focusing on our core banking franchise in Tennessee

Prior Public Company Board Service: Pepsi Bottling Group (2008-2010)

Non-Profit Board Service: Serves on the board of two non-profit organizations.

Mark A. Emkes

Retired Commissioner,
Department of Finance and
Administration, State of
Tennessee and retired
Chairman, Chief Executive
Officer and President,
Bridgestone Americas, Inc.

Independent director
since 2008

Age 63

Committees:
Audit and the Bank’s Trust
Audit Committee (Chair)

Audit Committee Financial
Expert

Mr. Emkes retired in May 2013 as the Commissioner of the Department of Finance and Administration of the State of Tennessee, a position he had served in since January 2011. Prior to his service as Commissioner, he served as the Chairman, Chief Executive Officer and President of Bridgestone Americas, Inc. and as a director of its parent company, Tokyo-based Bridgestone Corporation, a worldwide tire and rubber manufacturer.

Skills and Expertise:

•   Leadership experience at a large subsidiary of a public company

•   Experience in governmental affairs

•   Experience in finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, and similar matters associated with leadership positions at public companies

•   Knowledge of public company executive compensation and governance matters due to public company board service

•   Nashville resident whose knowledge of the Nashville market fits well with our strategy of focusing on our core banking franchise in Tennessee

Other Current Public Company Board Service: Clarcor Inc. (since 2010), Corrections Corporation of America (since 2014) and Greif, Inc. (since 2008)

Prior Public Company Board Service: Bridgestone Corporation (2004-2010)

Non-Profit Board Service: Serves on the board of a non-profit organization.

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Corydon J. Gilchrist

Private investor and
Chartered Financial Analyst

Independent director
since 2012

Age 45

Committees:
Audit, Executive & Risk,
Information Technology,
Nominating & Corporate
Governance, and the
Bank’s Trust Audit Committee

Mr. Gilchrist is a private investor and a Chartered Financial Analyst. From 2000 to 2011 he was a portfolio manager and partner at Marsico Capital Management. While at Marsico, Mr. Gilchrist was the sole portfolio manager for Marsico’s 21st Century Fund and the lead portfolio manager for Marsico’s Global Fund. Before joining Marsico, he was a senior analyst and portfolio manager covering emerging markets at The Principal Financial Group.

Skills and Expertise:

•   Extensive expertise in macro and micro investment analysis

•   Understanding of business value, business risk and strategic decision-making

•   Experience analyzing various matters, including finance and accounting, securities markets, corporate governance, mergers and acquisitions, risk assessment, and government relations, that affect public companies

Non-Profit Board Service: Serves on the boards of two non-profit organizations.

D. Bryan Jordan Chairman of the Board, President and Chief Executive Officer of First Horizon and the Bank Chairman of the Board since 2012; director since 2008 Age 54 Committees: Executive & Risk

Mr. Jordan is Chairman of the Board, President and Chief Executive Officer of First Horizon and the Bank. He was elected Chairman of the Board of Directors in 2012 and has held the positions of President and Chief Executive Officer and director since 2008. Mr. Jordan was the Chief Financial Officer of First Horizon and the Bank from 2007 to 2008, and prior to that he served in various positions at Regions Financial Corporation and its subsidiary Regions Bank, including (beginning in 2002) as Chief Financial Officer. Prior to 2000, he held various finance and accounting related positions at Wachovia Corporation.

Skills and Expertise:

•   Extensive experience in the banking and financial services industry

•   Experience in finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, and similar matters associated with leadership positions at public companies

•   Knowledge of public company audit and governance matters due to public company board service

Other Current Public Company Board Service: AutoZone, Inc. (since 2013)

Non-Profit Board Service: Serves on the boards of several non-profit organizations.

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R. Brad Martin Chairman of RBM Venture Company Independent director since 1994 Lead director Age 64 Committees: Compensation, Executive & Risk (Chair), and Nominating & Corporate Governance

Mr. Martin is the Chairman of RBM Venture Company, Memphis, Tennessee, a private investment company. He served as interim president of The University of Memphis from 2013 to 2014. Mr. Martin was Chairman of the Board and Chief Executive Officer of Saks Incorporated, Birmingham, Alabama, a retail merchandising company, until his retirement in 2007. He had held the CEO position at Saks or its predecessor companies since 1989.

Skills and Expertise:

•   Extensive experience in the retail merchandising industry

•   Leadership experience at a public company

•   Experience in matters affecting public companies, including finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, and similar matters

•   Knowledge of public company matters, including audit, executive compensation, governance and information technology matters, due to public company board service

Other Current Public Company Board Service: Chesapeake Energy Corporation (since 2012) (Chairman of the Board since October 2015) and FedEx Corporation (since 2011)

Prior Public Company Board Service: Dillards, Inc. (2008-2013), Ryman Hospitality Properties, Inc. (successor of Gaylord Entertainment Company) (2006- 2009), lululemon athletica inc. (2007-2012), Ruby Tuesday, Inc. (2008-2011), and Harrah’s Entertainment, Inc. (1996-2008)

Non-Profit Board Service: Serves on the boards of two non-profit organizations.

Scott M. Niswonger

Chairman and founder of
Landair Transport, Inc.

Independent director
since 2011

Age 68

Committees:
Executive & Risk,
Nominating & Corporate
Governance, and the
Bank’s Trust Committee

Mr. Niswonger is the Chairman and founder of Landair Transport, Inc., a time-definite trucking, warehousing, and supply-chain management company. He previously served as Chief Executive Officer (until 2003) of Landair and as Chairman of the Board (until 2005) and Chief Executive Officer (until 2003) of Forward Air, Inc., which operated as one company with Landair until the two were separated into two public companies in 1998; Landair has since again become a private company.

Skills and Expertise:

•   Leadership experience at two public companies

•   Extensive experience in matters affecting both public and private companies, including sales, marketing and logistics, finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs and government relations, corporate governance and securities markets and compliance

•   East Tennessee resident whose knowledge of the east Tennessee market fits well with our strategy of focusing on our core banking franchise in Tennessee

Prior Public Company Board Service: Landair Transport, Inc. (1998-2003) and Forward Air, Inc. (1998-2005)

Non-Profit Board Service: Serves on the boards of several non-profit organizations.

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Vicki R. Palmer President of The Palmer Group, LLC Independent director since 1993 Age 62 Committees: Compensation and Executive & Risk

Ms. Palmer is the President of The Palmer Group, LLC, Atlanta, Georgia, a general consulting firm. Between 2004 and 2009, she served as Executive Vice President, Financial Services and Administration, Coca-Cola Enterprises Inc. (“CCE”), Atlanta, Georgia, a bottler of soft drink products. She was responsible for overseeing treasury, pension and retirement benefits, asset management, internal audit and risk management, was a member of CCE’s Risk Committee, served on CCE’s Senior Executive Committee and had oversight responsibility for CCE’s enterprise-wide risk assessment process.

Skills and Expertise:

•   Expertise in public company finance, risk management and administration

•   Senior level policy-making experience at a public company

•   Knowledge of public company audit and governance matters due to public company board service

Other Current Public Company Board Service: Haverty Furniture Companies Inc. (since 2001)

Non-Profit Board Service: Serves on the boards of several non-profit organizations.

Colin V. Reed Chairman of the Board and Chief Executive Officer of Ryman Hospitality Properties, Inc. Independent director since 2006 Age 68 Committees: Compensation (Chair) and Executive & Risk

Mr. Reed is the Chairman of the Board and Chief Executive Officer of Ryman Hospitality Properties, Inc. (“Ryman”), Nashville, Tennessee, a real estate investment trust. Ryman is the successor by merger to Gaylord Entertainment Company (“Gaylord”), a diversified hospitality and entertainment company whose conversion to a real estate investment trust and subsequent merger into Ryman was led by Mr. Reed. Mr. Reed was elected Chairman of the Board of Gaylord in 2005 and Chief Executive Officer in 2001.

Skills and Expertise:

•   Leadership experience at a public company

•   Extensive experience in finance and accounting as well as employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, and similar matters associated with leadership positions at public companies

•   Knowledge of public company matters due to public company board service

•   Nashville resident whose knowledge of that market fits well with our strategy of focusing on our core banking franchise in Tennessee

Other Current Public Company Board Service: Ryman Hospitality Properties, Inc. (since 2001)

Prior Public Company Board Service: Rite Aid Corporation (2003-2005)

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Cecelia D. Stewart

Retired President of U.S.
Consumer and Commercial
Banking of Citigroup, Inc.

Independent director
since 2014

Age 57

Committees:
Audit, Information
Technology (Chair) and the
Bank’s Trust Committee

Ms. Stewart retired as the President of U.S. Consumer and Commercial Banking of Citigroup, Inc., a global diversified financial services holding company, in April 2014. She had held that position since January 2011. From 2009 to 2011, she was President of the retail banking group and CEO of Morgan Stanley Private Bank N.A. Ms. Stewart’s career in banking began at Wachovia Bank N.A. in 1978, where she held a variety of regional banking positions, culminating in her service as Executive Vice President and Head of Retail and Small Business Banking from 2003 to 2008.

Skills and Expertise:

•   Extensive experience in banking and financial services

•   Senior level policy-making experience at a public company

•   Experience in employee matters, finance and accounting, and risk assessment, and similar matters associated with running a large division of a public company

•   Knowledge of public company executive compensation and other matters due to public company board service

Other Current Public Company Board Service: United States Cellular Corporation (since 2013)

Non-Profit Board Service: Serves on the board of a non-profit organization.

Luke Yancy III

President and Chief
Executive Officer of the
MMBC Continuum

Independent director
since 2001

Age 66

Committees:
Audit and the Bank’s Trust
Audit and Trust Committees
(Chair of the latter)

Mr. Yancy is President and Chief Executive Officer of the MMBC Continuum, Memphis, Tennessee, a non-profit organization that promotes minority and women business enterprises. Prior to 2000, Mr. Yancy was President, West Region, of AmSouth Bank and, prior to its acquisition by AmSouth in 1999, First American Bank.

Skills and Expertise:

•   Experience in banking and financial services, including as commercial lending division head, group manager of business lending and consumer lending and senior credit officer

•   Wide-ranging ties in the mid-south community

•   Memphis resident whose broad and deep knowledge of that market fits well with our strategy of focusing on our core banking franchise in Tennessee

Non-Profit Board Service: Serves on the boards of several non-profit organizations.

The Board of Directors unanimously recommends that the shareholders vote for the election of all director nominees as described in Item No. 1.

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Vote Item No. 2—Approval of our Equity Compensation Plan, as Proposed to Be Amended and Restated

General

Plan Amendment History

The Equity Compensation Plan was first approved by our Board of Directors and shareholders in 2003. The plan originally authorized the grant of equity-based and certain other awards, subject to certain share limits, for a period of ten years. Substantive amendments to the plan’s maximum share limits were approved by shareholders in 2004, 2006, 2010, and 2012. The plan was amended several times by the Board between 2006 and 2010 to make technical changes related to administration and legal/tax compliance. The 2010 amendments also tightened or created certain restrictions on Compensation Committee authority under the plan. The 2012 amendments comprehensively updated the plan. Major substantive changes included adding 8 million additional shares, adding or updating limits on certain award types and grants per person, and extending the expiration date to 2022. In 2012 our shareholders approved the plan as amended. The plan has not been amended since 2012.

Throughout this vote item, the Equity Compensation Plan is referred to as the “ECP” or as the “plan.” The ECP as amended is attached to this proxy statement as Appendix A.

Key 2016 Amendments

The ECP is being submitted to shareholders for approval in its entirety, and therefore has been updated comprehensively. Most but not all of the changes are technical, mostly related to administrative and compliance matters.

Key substantive amendments are:

Share Limits

•	Increase the number of shares that may be issued under the plan by 6.5 million, of which only 2.5 million may be stock and stock unit (“full value”) awards. (Sec. 4(A))

•	Significantly tighten the limits on awards per year to outside directors: no more than 60,000 options and SARs, and no more than 40,000 full value awards. (Sec. 4(A))

Change in Control

•	Modify the definition of a “change in control” (CIC) so that consummation of an asset sale, rather than shareholder approval, is the triggering event. (Sec. 2)

Other Substantive Changes

•	Add clarifications to the list of approved performance measures for 162(m)-qualified performance awards. (Sec. 2)

•	Enhance the option re-pricing prohibition so that economically similar events–such as swapping new awards for old ones–are covered. (Sec. 6(B))

•	Require that new options and SARs have a one-year minimum vesting period, except in the event of death, disability, and CIC. In addition, up to five percent in the aggregate of the available shares authorized for issuance under options and SARs pursuant to the plan may have a vesting period less than one year. Shares with a vesting period of less than one year due to death, disability or a CIC are not included in calculating the five percent “basket”. (Sec. 6(F))

Key technical amendments are:

•	Provide that shares withheld or re-acquired in connection with a vesting (for taxes) or exercise (for taxes or otherwise) cannot be used again for new awards. This revised plan provision makes explicit our actual practice: since April 2012 we have not added back to the plan any shares withheld or re-acquired in those circumstances. (Secs. 4(A)(iii) and (iv))

•	Add to the plan uniform provisions for default outcomes with respect to performance awards and options when a CIC occurs and the participant is not immediately terminated. Previously, outcomes were prescribed in individual award documents with no plan-wide provision if an award was silent. (Sec. 13)

•	Enhance the forfeiture and clawback provisions. (Sec. 12)

•	In various sections, clarify and harmonize outcomes related to retirement, including retirement mandated by our Bylaws.

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The expiration date of the plan, April 17, 2022, has not been changed. New awards may not be granted after that date.

Effects of and Reasons for Approval; Effects of Non-Approval

Under this vote item, shareholders are being asked to approve the ECP as amended. This action would approve all amendments to the ECP, including the key amendments noted above, and re-approve the ECP in its entirety.

The Board of Directors believes that stock-based awards provide an essential tool that helps the company attract and retain outstanding employees and non-employee directors and motivate them to cause the company to succeed. Stock awards align employees’ interests directly with those of First Horizon’s shareholders because the value of the stock-based awards is directly linked to the market value of our common stock. Stock-based awards also provide critical reinforcement of the values of ownership and teamwork that are an integral part of our culture. The Board of Directors believes that increasing the number of shares available under the ECP would provide us with a sufficient number of shares to continue our stock-based incentive programs effectively through the end of 2020.

Approval will extend and fully optimize our ability to deduct for tax purposes the cost of certain awards provided under or in connection with the ECP, including in particular options, SARs, and tax-qualified performance awards. Current tax regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), provide that First Horizon’s shareholders must re-approve the ECP at least every five years in order to maximize our ability to deduct for tax purposes the cost of those awards. Shareholders last approved the ECP in its entirety at the 2012 annual meeting of shareholders. Re-approval of the plan in its entirety, as amended, at the 2016 annual meeting will ensure that First Horizon’s ability to deduct for tax purposes the cost of certain awards under the plan is optimized for the next five years and will avoid the necessity of seeking additional shareholder approval before it would otherwise be needed.

If this item is not approved, the ECP would continue under its provisions in effect prior to the amendments discussed above. Existing awards would remain outstanding and, subject to the old plan limits, new awards could be granted until plan expiration.

Information concerning the number of shares authorized for all awards, and separately for full-value awards (restricted stock and stock units), in relation to past grants under the ECP is summarized in the table below. For reference, at February 26, 2016 we had 234,092,946 common shares outstanding.

ECP Share Usage Information

(from inception through February 26, 2016)

	ECP Overall Authority	ECP Full-Value Sub-Authority
(a) Total shares authorized (ECP Sec 4(A)(i)(a)), before 2016 amendment	21,348,228	16,906,825
(b) Total shares paid from past ECP grants	6,547,164	5,610,374
(c) Total shares covered by outstanding ECP full-value awards	4,503,949	4,503,949
(d) Total shares covered by outstanding ECP option awards	4,794,798	1,290,185
(e) Total shares used* (b+c+d)	15,845,911	11,404,508
(f) Shares available for new grants before 2016 amendment (a–e)	5,502,317	5,502,317
(g) Shares proposed to be added	6,500,000	2,500,000
(h) Shares available for new grants after 2016 amendment (f+g)	12,002,317	8,002,317
*	Calculation assumes no forfeitures occur for outstanding awards, and performance awards pay at maximum.
Outstanding Stock Options*
	Options Outstanding	Weighted Average Exercise Price (per share)	Weighted Average Remaining Contractual Term (years)
February 26, 2016	8,487,141	$16.48	3.65
*	Shown for all plans, not just the ECP. No SARs have been granted under the ECP or any other plan.

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Material Features of the ECP, As Amended

The following is a summary of the material features of the ECP (as proposed to be amended and restated as described above). This summary and the above discussion are qualified in their entirety by reference to the complete text of the ECP, attached as Appendix A.

Purpose of the ECP; Eligibility; Types of Awards

The purpose of the ECP is to promote the interests of the company and its shareholders by attracting and retaining officers, employees and non-employee directors of First Horizon and its subsidiaries; motivating those individuals by linking a component of compensation to First Horizon’s stock value and by means of performance-related incentives to achieve long-range performance goals; enabling those individuals to participate in the long-term growth and financial success of the company; encouraging ownership of stock in the company by those individuals; and linking compensation to the long-term interests of First

Horizon’s shareholders. All officers, employees and non-employee directors of First Horizon and its subsidiaries and all “regional board members” (as defined under the ECP) are eligible to receive awards under the ECP. Awards may consist of grants of options, restricted stock, restricted stock units, performance awards, and stock appreciation rights, or any combination thereof. As of December 31, 2015, First Horizon and its subsidiaries had approximately 1,046 officers and 4,317 employees; there were 10 non-employee directors and 117 regional board members.

Administration

Except with respect to awards to non-employee directors, the plan is administered by a committee designated by the Board. The ECP’s committee must be composed of at least two directors who are “non-employee directors” as defined for securities law purposes and at least two directors who are “outside directors” as defined for purposes of the Tax Code. The Board has designated the Compensation Committee as the committee for the ECP. See “The Compensation Committee—In General” beginning on page 15 for additional information concerning the qualifications of Committee members in relation to the plan. Throughout the rest of this discussion, the Compensation Committee is referred to simply as the “Committee.” The Board retains the right to make awards under the plan.

The Committee has the full power and authority in its discretion to, among other things, designate plan participants; determine the types of awards to be granted; determine the timing, terms, and conditions of any award; accelerate the time at which all or any part of an award may be settled or exercised; interpret and administer the plan and any instrument or agreement relating to, or award made under, the plan; amend or modify the terms of any award after grant; and make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the plan, subject to the exclusive authority of the Board to amend, suspend or terminate the plan. However, only the Board has the power and authority to make awards to non-employee directors and to determine the type, timing, terms and conditions of those awards.

With some exceptions, awards under the plan are generally not transferable. Within the limits of the ECP, the Committee may in its discretion permit transfers of awards, or create assistive procedural rights in lieu of transfers or otherwise, in connection with death, divorce, child support, incompetence or other disability, and other severe personal events, and the Committee may delegate broad administrative authority to management in such situations, provided that no such delegated action may enhance the amount or extend the original term of any outstanding award.

Types of Awards

Options

The Committee may grant options to purchase a specified number of shares of our common stock. Options granted under the ECP do not qualify as

“incentive stock options” under Section 422 of the Tax Code. The number of shares of common stock subject to any grant of options, the exercise price and all other conditions and limitations applicable to the exercise of any options will be determined

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by the Committee. Except in limited circumstances described in the ECP having to do with our acquisition of another company (Section 6(B)(ii)), the exercise price of an option may not be less than 100% of the fair market value of the shares of common stock with respect to which the option is granted on the date of such grant. Options may not be exercisable sooner than the first anniversary after grant (with limited exceptions permitted, as provided in Section 6(F)), and no option may have a term greater than ten years from grant.

Stock Appreciation Rights

SARs may be granted under the ECP. An SAR entitles the holder to receive, with respect to each share of our common stock encompassed by the exercise of that SAR, the amount determined by the Committee or Board, as applicable, and specified in an award agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share encompassed by the exercise of the SAR, the excess of the fair market value on the date of exercise over base price for the SAR established at grant. Each SAR is exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in an award agreement or thereafter, but no SAR may be exercisable sooner than the first anniversary after grant (with limited exceptions permitted). Except in limited circumstances described in the ECP having to do with our acquisition of another company, the base price of an SAR may not be less than 100% of the fair market value of the shares with respect to which the SAR is granted on the date of grant. SARs may be paid in common stock, in cash, or in a combination of stock and cash, as determined by the Committee or the Board.

Repricing Prohibition for Options and SARs

The plan provides (with limited exceptions) that, unless shareholders approve otherwise, the Committee does not have the power to amend the terms of options or SARs previously granted under the plan to reduce the option price of such options or base price of such SARs; cancel such options or SARs and grant substitute options or SARs with a lower option price or base price than the cancelled options or SARs, respectively; or, if such options or SARs are out-of-the-money, cancel such options or SARs and, in consideration of such cancellation, grant one or more other awards, make a cash payment, or take any combination of such actions.

Restricted Stock and Restricted Stock Units

Awards of restricted stock and restricted stock units consist of common stock or stock units that are subject to a risk of forfeiture or other restrictions that lapse upon the occurrence of certain events and the satisfaction of certain conditions, as determined by the Committee in its discretion. For example, the Committee may require the recipient to meet a service condition, requiring the recipient to remain employed with us for a specified period, prior to vesting. A stock unit may be paid in a share of stock or in an amount of cash, securities, or other property equal to the fair market value of one share of common stock on the date of vesting, or in any combination of these, at the Committee’s discretion.

Performance Awards

The Committee may, in its discretion, grant a performance award consisting of a performance-based option award, performance-based SAR award, performance-based restricted stock award, performance-based restricted stock unit award, or other performance-based right that is denominated in cash and/or shares of our common stock. Vesting of a performance award depends, at least in part, upon the achievement of one or more performance goals during one or more performance periods as determined by the Committee. Options and SARs are not performance awards under the plan unless their vesting is subject, at least in part, to achievement of such performance goals. Other conditions to vesting, such as a service requirement, may be imposed as well. Performance awards are payable at the time and in the form determined by the Committee. The Committee determines the performance measures and other factors to be used to establish performance goals, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award, and the amount and kind of any payment or transfer to be made pursuant to any performance award. The Committee may in its sole discretion designate whether any performance award granted under the plan is a “Section 10 Award.” A Section 10 Award meets the requirements for deductibility imposed by Section 162(m) of the Tax Code as well as additional requirements and limitations set forth in Section 10 of the ECP. Other performance awards may, but are not required to, meet the extra requirements of Section 10.

Options and SARs that are not performance awards under the ECP are not subject to Section 10 of the plan, and performance awards consisting of options and SARs are presumed not to be

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Section 10 Awards unless the Committee determines otherwise. However, such options and SARs may qualify as performance-based compensation under Section 162(m) of the Tax Code, independent of their status under Section 10 of the plan. Likewise, awards under the ECP driven by First Horizon’s Management Incentive Plan are not subject to Section 10 of the ECP unless the Committee determines otherwise, but may qualify as performance-based compensation under Section 162(m) of the Tax Code.

The ECP has special provisions for “covered officers.” The term “covered officer” generally means any individual who, with respect to First Horizon’s previous tax year, was a “covered employee” of the company within the meaning of Tax Code Section 162(m). In any year the Committee may include other officers as “covered” and may exclude officers from being “covered.” Generally, the Committee will tend to make performance awards granted to covered officers, or to persons at substantial likelihood of becoming covered officers during the term of the award, Section 10 Awards in order to maximize deductibility for First Horizon; the Committee is authorized, however, to make determinations of Section 10 status as it deems appropriate.

For Section 10 Awards, performance measures may include one or more, or any combination, of the following financial performance measures for First Horizon or any subsidiary, operating unit, division, line of business, reporting segment, department, team or business unit thereof, or for any other company or group of other companies identified by the Committee or any segment, subsidiary, or other subdivision of such other company(ies): stock price, dividends, total shareholder return, earnings per share, market capitalization, book value, revenues, expenses, assets, loans, deposits, liabilities, shareholder equity, regulatory capital, noninterest income, net interest income, fee income, operating income before or after taxes, net income before or after taxes, economic profit, return on assets, return on equity, return on capital, risk-adjusted return on capital, net interest income, cash flow, credit quality, service quality, market share, customer retention, efficiency ratio, liquidity, strategic business objectives consisting of one or more objectives based on meeting business expansion or contraction goals, and other goals relating to acquisitions or divestitures or openings or closures. Any performance measure may provide for adjustment to include or exclude actual or hypothetical items or amounts and may provide for artificial increase or decrease by amounts or percentages selected by the Committee, and any such adjusted or altered measure shall be a “performance measure.” The term “performance measure” also includes any component or any combination of components of any performance measure; examples include Tier 1 regulatory capital, tax expense, non-recurring expenses, provision expense, and tangible assets. Any performance measure may be used for financial reporting purposes, for internal or management purposes, or for purposes of the plan created or defined by the Committee. Any such measure based on balance sheet or similar data may be measured at period-end or on an average or other basis as specified by the Committee. Measures may be combined with any one or more other measures by addition, subtraction, multiplication, division, or other arithmetic means, or by any combination of such operations, as specified by the Committee. In the case of performance awards that are not Section 10 Awards, performance measures are also permitted to include any other performance criteria established by the Committee, including personal plan goals.

Maximum Number of Shares Available; Individual Participant Limits; Adjustments

The ECP as amended imposes the following limitations on award grants, all of which are subject to adjustment as described below:

•	The maximum number of Shares which may be issued with respect to awards shall be 27,848,228, of which no more than 19,406,825 shall be issued with respect to awards other than options and SARs.

•	Excluding Section 10 Awards, the number of shares with respect to which options and SARs may be granted to any one participant in any one calendar year shall be no more than 600,000 shares.
•	The number of shares with respect to which other awards–awards other than options, SARs, and Section 10 Awards–may be granted to any one participant in any one calendar year shall be no more than 400,000 Shares.

•	The number of shares with respect to which options and SARs may be granted to any one non-employee director in any one calendar year shall be no more than 60,000 shares, and the number of shares with respect to which other awards–awards other than options and SARs–may be granted to any one participant in any one calendar year shall be no more than 40,000 shares. To the extent any non-employee

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director may receive a Section 10 Award, such awards shall be included in applying the limits provided in this subsection.

•	The maximum number of shares which may be subject to Section 10 Awards granted to any participant in any fiscal year is 500,000. The maximum annual dollar amount of Section 10 Awards payable in cash is $4,000,000. If an award is payable either in shares or in cash, only one limitation applies, as determined by the Committee.

The number of shares of our common stock available for awards, the number of shares that may be subject to awards granted to any one participant in any period, the number of shares covered by each outstanding award, and the price per share covered by each outstanding award which uses a price shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the shares, and may be proportionately adjusted, as determined in the sole discretion of the Board, for any other increase or decrease in the number of issued shares effected without receipt of consideration by First Horizon or to reflect any distributions to holders of shares other than regular cash dividends. Except as expressly provided herein, no issuance by First Horizon of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an award.

If any shares of our common stock covered by an award granted under the ECP, or to which such an award relates, are forfeited, or if such an award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of our shares, then the shares covered by that award, or to which that award relates, or the number of shares otherwise counted against the aggregate number of shares which may be issued with respect to awards, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become shares that may be issued with respect to future awards under the plan.

In connection with any option or SAR, none of the following shall result in any shares being added back to any of the limits in the plan: (a) the withholding of shares by the company for tax liabilities; (b) the delivery of shares (actual or deemed) by the award holder to pay an exercise price or tax liabilities; or (c) in the case of exercised SARs, the delivery of shares in an amount less than the nominal number of shares covered by the award. For an award not an option or SAR, shares withheld or re-acquired by us for taxes caused by vesting or other taxable event may not be used again for new awards. This second plan provision became effective four years ago, on April 17, 2012, which was when we stopped adding shares from tax withholdings back to the plan. The overall effect of these two provisions (Sections 4(A)(iii) for options and SARs and 4(A)(iv) for all other awards) is to prevent us, without exception, from re-using in the plan any shares withheld or re-acquired by us from a plan participant in connection with any vesting or exercise of any type of award.

On February 26, 2016, the closing price of the common stock on the New York Stock Exchange was $12.47 per share.

Forfeiture and Reimbursement in the Context of Misconduct

Awards are subject to forfeiture prior to vesting or exercise, and to recovery or reimbursement of paid or delivered cash, shares, or other benefits (“clawback”), to the extent provided from time to time in the plan, in the applicable award document or applicable procedures, or in First Horizon’s compensation recovery policy and any successor(s) thereto (“Clawback Policy”). An amendment to the forfeiture or clawback provisions of the plan, procedures, or Clawback Policy shall not apply retroactively to then-outstanding awards unless explicitly so provided in such amendment. The Committee or the Board may amend the substance of any or all forfeiture or clawback provisions in the plan as the Committee or the Board determines to be appropriate. The Committee or the Board may move any or all forfeiture or clawback provisions from the plan to the Clawback Policy for administrative convenience or in order to facilitate compliance with regulatory or reporting requirements. The plan, the Clawback Policy, or an award may provide for forfeiture or clawback based on, or triggered by, a restatement or other correction of financial results used to determine the amount paid for the award. In such cases forfeiture or clawback may be absolute, or, in the case of performance awards, options, or SARs, the amount paid may be merely re-determined based on the corrected information.

A participant shall be required to pay to the company an amount equal to the spread realized in connection with the participant’s exercise of an option within six months prior to such participant’s

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termination of employment by resignation in the event that such participant, within six months following such participant’s termination of employment by resignation, engages directly or indirectly in any activity determined by the Committee, in its sole discretion, to be competitive with any activity of the company. For this purpose, a “mandatory retirement” does not constitute “resignation.” This provision of the plan shall not apply to any instance where the applicable termination of employment by resignation occurs after a change in control. Under the plan, a “mandatory retirement” is a participant’s termination of employment required by a Bylaw or policy of the company (or an “employer,” as defined in the plan), or an action of the company, employer, the Committee, or the Board, due to one or more conditions having been met, at least one of which is the participant having attained a certain age. The term includes a termination of employment following termination of an open-ended, discretionary deferral or waiver of a participant’s mandatory retirement.

The company reserves the right (and in certain cases may have the legal duty) to cause or seek the forfeiture of all or any portion of any performance award held by any participant, and/or the reimbursement by any participant to the company of all or any portion of any performance award paid (as defined in paragraph (iv) below) to the participant, for any performance award where the Board or the Committee concludes in good faith that the participant engaged in fraud or other intentional, knowing, or willful misconduct in connection with the performance of his or her duties as an officer or employee of the company. In determining whether and to what extent the Board or the Committee (as applicable) will cause the company to exercise these rights, the Board or Committee may weigh all material facts and circumstances pertaining to the relevant acts and events, and may take any factors into account that it deems relevant to the determination.

Change in Control

The ECP provides that upon a qualifying termination following a CIC, then the awards held by that recipient will vest, become immediately exercisable or payable and have all restrictions lifted. Both conditions must be met in order for vesting to accelerate automatically.

Unless otherwise specified or provided for in the award document, upon a qualifying termination following a CIC, for each performance award the performance goals and any other performance-related conditions are deemed met at the target level, if any is specified in the award; if no target is specified, at the nominal or 100% level, if any is specified in the award; and if no target or nominal/100% level is specified, at the maximum level. Unless otherwise specified or provided for in the award document, in connection with any CIC, as to each performance award held by each participant where a qualifying termination does not occur upon or shortly after that event, the Committee shall determine whether or not performance relative to the performance goals of outstanding performance awards reasonably can be measured at the end of the respective performance periods. If the Committee determines that such performance cannot reasonably be measured after the CIC occurs (a “Substantial CIC”), then for each affected performance award the performance goals and any other performance-related conditions shall be deemed met at the target level, if any is specified in the award; if no target is specified, at the nominal or 100% level, if any; and if no target or nominal/100% level is specified in the award, at the maximum level. A Substantial CIC is deemed to have occurred, without determination by the Committee, if the company’s shares no longer are outstanding or listed on a national securities exchange or quotation system. Continuing-service conditions, and any other non-performance requirements, will not be affected by a Substantial CIC absent a qualifying termination.

Unless otherwise specified or provided for in the award document, the Board or Committee may require that all or specified groups of options and SARs outstanding when a Substantial CIC occurs be canceled at that time or as a consequence of that event. For any such award that is canceled the participant will be entitled to a cash payment of not less than the amount computed by subtracting the option price or base price (as applicable) per share from the fair value of the consideration to be received per share by the company’s common shareholders in connection with the Substantial CIC transaction. In such case the Board or Committee shall determine, in its discretion in good faith, the fair value of such consideration. Option and SAR awards which have a negative value, as so measured, may be canceled without payment.

Upon a qualifying termination following a CIC, unless otherwise specified or provided for in the award document, to the extent an award document or written plan procedures provide that retirement benefits or treatment apply only upon discretionary approval, such approval shall be deemed given; and, to the extent that such retirement benefits or

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treatment may be determined or varied in a discretionary manner, the standard or typical benefits or treatment shall be deemed approved. For this purpose, standard or typical benefits or treatment shall be determined by reference to the award document and/or written procedures or, if no such benefits or treatment is there specified, to the most recent participant retirement approved by the Committee or its delegate prior to the CIC which did not involve termination for cause or other misconduct. For purposes of the plan, a “termination of retirement waiver” which occurs with respect to a participant upon or following a

CIC shall not constitute the participant’s retirement but instead shall constitute a termination of employment by the company or employer, as applicable.

The terms of the agreement governing a CIC transaction, once approved by the Board and First Horizon’s shareholders, may allow, authorize, encourage, or require acceleration, settlement (cancellation with cash payment), substitution, or other treatment of outstanding awards supplemental to the provisions in the plan or in an award document.

Effect of Termination of Employment

The Committee has discretion to determine the terms and conditions that will apply to any outstanding award upon death, disability, retirement, or other termination of employment (as those terms may be defined under the ECP) of a participant, and those terms and conditions will be set forth in an award agreement, the procedures applicable to the award or otherwise in a written form available to the participant at the time of grant. After grant, the Committee shall have the full power and authority to reduce or waive, in whole or part, conditions and requirements of an award related to employment or a termination of employment. The Committee may require concessions or agreements by the participant in exchange for such waivers.

Plan Amendment

The Board may amend, alter, modify, suspend, discontinue or terminate the ECP at any time, except that the Board may not amend the ECP in violation of any law. However, no such amendment may materially adversely affect the rights of any holder of an award that was granted prior to the date of such action, without the consent of such holder. In addition, the listing standards of the New York Stock Exchange, under which our stock is listed, require certain amendments to equity compensation plans like the ECP to be approved by shareholders, and Section 162(m) of the Tax Code requires the plan to be submitted to shareholder approval at least every five years in order to optimize our ability to deduct amounts paid under options, SARs, and performance awards.

Federal Income Tax Consequences

The following is a summary of the current federal income tax treatment related to awards under the ECP. This summary is not intended to, and does not, provide or supplement tax advice to participants. Participants in the ECP are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of any awards under the ECP, including any state or local tax consequences and the effect, if any, of gift, estate and inheritance taxes.

A series of technical provisions with respect to certain awards involving deferred compensation were added to the ECP in 2007 in order to ensure the plan’s compliance with Section 409A of the Internal Revenue Code. For example, the ability of grantees of affected awards to accelerate payments was eliminated except as permitted by the regulations adopted under Section 409A. These technical provisions are all reflected in the copy of the ECP attached at Appendix A.

Options

No taxable income is realized by a participant upon the grant of an option under the ECP. Upon exercise of an option granted under the ECP, the participant would include in ordinary income an amount equal to the excess, if any, of the fair market value of the shares of common stock issued to the participant pursuant to such exercise at the time of exercise over the purchase price. First Horizon would be entitled to a deduction on exercise of the option for the amount includible in the participant’s income.

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Restricted Stock

No taxable income is realized by a participant upon the award of restricted common stock. Prior to the lapse of restrictions on such shares, any dividends received on such shares will be treated as ordinary compensation income. Upon the lapse of restrictions, the participant would include in ordinary income the amount of the fair market value of the shares of common stock at the time the restrictions lapse.

Section 83(b) of the Tax Code allows participants to make an election (an “83(b) election”) within 30 days after receipt of restricted common stock to take into income in the year the restricted common stock is transferred by First Horizon to such participant an amount equal to the fair market value of the restricted common stock on the date of such transfer (as if the restricted stock were unrestricted). If such election is made, the participant (i) will have no taxable income at the time the restrictions actually lapse, (ii) will have a capital gains holding period beginning on the transfer date and (iii) will have dividend income with respect to any dividends received on such shares. If the restricted common stock subject to the 83(b) election is subsequently forfeited, the participant is not entitled to a deduction or tax refund. First Horizon’s long-standing practice has been to prohibit participants from making 83(b) elections.

Any appreciation or depreciation in such shares from the time the restrictions lapse (or the effective date of the 83(b) election, if made) to their subsequent disposition should be taxed as a short-term or long-term gain or loss, as the case may be. First Horizon would be entitled to a federal income tax deduction for the year in which the participant realizes ordinary income with respect to the restricted common stock in an amount equal to such income.

Restricted Stock Units

No taxable income will be realized by a participant upon the grant of restricted stock units and no taxable income will be realized at the times the restricted stock units vest. At the time payment is made with respect to restricted stock units granted under the ECP, the participant will realize ordinary income in an amount equal to the cash received or the fair market value of the shares of common stock received. First Horizon would be entitled to a deduction at the time of payment in an amount equal to such income.

Stock Appreciation Rights

A participant does not recognize ordinary income upon the receipt of a stock appreciation right under the ECP. Upon exercise of the SAR and receipt of cash or unrestricted stock, the participant would recognize ordinary income in an amount equal to the payment received or the fair market value of the unrestricted stock. First Horizon would be entitled to a deduction at the time of payment in an amount equal to such income.

Plan Benefits

Outstanding awards under the ECP are not dependent upon approval of the ECP at the annual meeting, although many technical amendments are intended to apply retroactively if approved. Future benefits under the ECP are not currently determinable. The Summary Compensation Table beginning on page 70 and the Grants of Plan-Based Awards in 2015 table beginning on page 72 provide additional information regarding awards granted under the ECP during 2015.

Since the inception of the plan in 2003 through February 26, 2016, options to purchase shares of our common stock have been granted in the amounts listed below to the following individuals and groups: Mr. Jordan—1,868,693; Mr. Kisber—

801,756; Mr. Losch—340,049; Mr. Popwell—398,132; Mr. Valine—234,774; all current executive officers as a group—4,378,650; all current non-employee directors as a group–0; and all employees (not including executive officers) as a group—8,119,890. No nominee for director has been granted any options under the plan. The figures in this paragraph include all options ever granted under the plan to the listed individuals or groups, including options that were forfeited or expired unexercised after grant. In addition to options, restricted stock, restricted stock units and non-option performance awards have also been granted under the plan. The tables in the Recent Compensation and Director Compensation sections

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of this proxy statement (beginning on pages 69 and 82, respectively) contain information about all the types of awards made under the plan during

2015 to our named executive officers and directors.

On this Vote Item No. 2, the Board of Directors unanimously recommends a vote FOR the approval of the ECP, as proposed to be amended and restated as described above.

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Vote Item No. 3—Approval of our Management Incentive Plan, As Proposed to Be Amended and Restated

General

Plan Amendment History

The Management Incentive Plan was first adopted by the Board of Directors and approved by our shareholders in 2002, originally with a ten-year term. The plan authorized the grant of one-year performance awards. Each award was an annual bonus opportunity so that, in practical effect, the plan was an annual bonus plan for executives. Our intention was for awards under the plan to qualify as tax-deductible “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), and the plan incorporated restrictions governed by that section. The plan was re-approved by the shareholders at the 2007 annual meeting in conformity with the requirements of Section 162(m) and, with a number of amendments, in 2012. The 2012 amendments, among other things, removed the ten-year expiration date, allowed performance periods to cover less than a full fiscal year, explicitly allowed awards not qualified under Section 162(m) of the Tax Code, and generally updated the plan.

Throughout this vote item, the Management Incentive Plan will be referred to as the “MIP” or as the “plan.” The MIP as amended is attached to this proxy statement as Appendix B.

Key 2016 Amendments

The MIP is being submitted to shareholders for approval in its entirety and has been updated. Most but not all of the changes are technical, mostly related to administrative and compliance matters.

Key substantive amendments

•	Modify the definition of a “change in control” (CIC) so that consummation of an asset sale, rather than shareholder approval, is the triggering event. (Sec. 2.1)

•	Add clarifications to the list of approved performance measures for 162(m)-qualified awards. (Sec. 2.1)

Key technical amendments

•	In various sections, enhance the plan’s provisions for the authority of the Compensation Committee (which administers the plan) to exercise discretion in determining the amount to be paid with respect to an award under the plan. Among other things, make explicit the Committee’s authority to establish supplemental performance measures and goals to guide or inform the Committee’s exercise of discretion.

(The Committee used supplemental measures and goals as part of the exercise of its discretion in calculating bonuses under the MIP for 2015; see the Compensation Discussion & Analysis section of this proxy statement starting on page 55 for additional information.)

•	In various sections, clarify and harmonize outcomes related to retirement, including retirement mandated by our Bylaws, similar to changes made to the ECP.

•	Make explicit that with respect to a termination without cause in the context of a CIC event, the supplemental performance measures and targets established by the Committee, if any, will be used to determine the payout to plan participants. (Sec. 6.2(c)(iv))

•	Enhance the forfeiture and clawback provisions, similar to changes made to the ECP. (Sec. 6.3)

The maximum limits on MIP awards per person per year (Sec. 5.3) have not been changed. The MIP provides no authority to issue shares of our stock, but continues to allow coordination of MIP incentive awards with the grant of equity-based awards under the ECP.

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Effects of and Reasons for Approval; Effects of Non-Approval

Under this vote item, shareholders are being asked to approve the MIP as amended. This action approves all amendments to the MIP, including the key amendments noted above, and re-approves the MIP in its entirety.

The Board of Directors believes that annual and other short-term incentive awards provide an essential tool that helps the company attract and retain outstanding employees and motivate them to cause the company to succeed. Whereas the ECP primarily is devoted to longer-term awards and encompasses non-performance equity awards, the MIP is devoted entirely to performance awards covering performance periods of one year or less. Short-term awards by their nature allow the Compensation Committee the flexibility to structure awards to focus management attention on matters of immediate or near-term importance. At the same time the MIP requires the Committee to establish specific goals and to measure actual performance against them at the end of each period. The purposes of the amendments to the MIP are to renew and update the MIP to reflect current practices, both by other companies and by our Compensation Committee, and to anticipate future needs.

Approval will extend and fully optimize our ability to deduct for tax purposes the cost of qualified awards provided under or in connection with the MIP. Current tax regulations under Section 162(m) of the Tax Code provide that First Horizon’s shareholders must re-approve the MIP at least every five years in order to maximize our ability to deduct for tax purposes the cost of those awards. Shareholders last approved the MIP in its entirety at the 2012 annual meeting of shareholders. Re-approval of the plan in its entirety, as amended, at the 2016 annual meeting will ensure that First Horizon’s ability to deduct for tax purposes the cost of qualified awards under the plan is optimized.

If the shareholders approve this vote item at the 2016 annual meeting, the plan amendments will take effect for the 2016 fiscal year commencing on January 1, 2016; awards made earlier this year will be subject to the amended MIP provisions. If the shareholders do not approve this vote item, the plan as in effect prior to the key amendments discussed above will remain effective. Awards made earlier this year would remain outstanding under the plan’s old terms.

Material Features of the MIP, As Amended

The following is a summary of the material features of the MIP, as it is proposed to be amended and restated as described above. This summary and the above text are qualified in their entirety by reference to the complete text of the MIP, attached as Appendix B.

Purpose and Effectiveness

The MIP took effect as of January 1, 2002. The purpose of the plan is to provide a framework for the company to offer incentive opportunities to key executives to encourage and reward desired performance on specific financial or other measures that will further the company’s growth, development and financial success and to enhance our ability to maintain a competitive position in attracting and retaining qualified key personnel to contribute materially to the company’s success. In addition, the plan is designed to provide a platform through which certain awards can be established and paid to eligible employees that are tax deductible under Section 162(m) of the Tax Code.

Plan Administration

The plan is administered by a committee designated by the Board, which is composed of at least two directors who are “non-employee directors” as defined for securities law purposes and two directors who are “outside directors” as defined for purposes of the Tax Code. The Board has designated the Compensation Committee as the committee for the MIP. See “The Compensation Committee—In General” beginning on page 15 for additional information concerning the qualifications of Committee members in relation to the plan. Throughout the rest of this vote item, the Compensation Committee is referred to simply as the “Committee.” The Committee has full authority to interpret the plan, adopt rules and regulations for administration of the plan, subject to certain exceptions, select participants eligible to receive awards under the plan and the performance measures to be used for purposes of setting performance goals under the plan, establish performance goals and award amounts (as those terms are defined in the plan), and determine the extent to which the company and the participants have achieved the goals applicable to them.

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Eligibility and Participation

Employees of First Horizon or any of its subsidiaries are eligible to be selected for participation in the MIP. Currently, all 14 members of our executive management committee have been selected for participation in the plan for calendar year 2016, including most of our 9 current executive officers and all of the individuals named in the Summary Compensation Table. Plan participants may be deemed to be “covered officers” for purposes of Section 162(m) of the Tax Code. The term “covered officer” means (a) any individual who, with respect to First Horizon’s previous tax year, was a “covered employee” of the company within the meaning of Tax Code Section 162(m), excluding any such individual whom the Committee, by express action in its discretion, determines should not be treated as a covered officer due to a reasonable expectation that the individual will not be a “covered employee” with respect to First Horizon’s current tax year and (b) any individual who was not a “covered employee” under Tax Code Section 162(m) for First Horizon’s previous tax year but whom the Committee, by express action in its discretion, determines should be treated as a covered officer due to a reasonable expectation or a substantial possibility that the individual will or could be a “covered employee” with respect to First Horizon’s current tax year or with respect to a tax year of First Horizon in which any applicable award will be paid. The Committee establishes a participant’s status as a covered officer or the absence of that status at the time each “qualified award” (as defined below) is established.

Awards

Awards made under the plan are either “qualified awards” or “non-qualified awards.” Awards that are established and paid to eligible employees that are fully tax deductible under, and that adhere to the restrictions of, Section 162(m) of the Tax Code are called “qualified awards” under the MIP. A “non-qualified award” under the plan is one that complies with the MIP’s requirements but need not conform to the requirements for deductibility under Section 162(m) of the Tax Code. Each award to a covered officer will be treated as a qualified award unless the Committee determines that it, or a portion of it, will be treated as a non-qualified award. Each award to a participant who is not a covered officer will be treated as a non-qualified award unless the Committee determines that the award, or a specified portion thereof, will be treated as a qualified award. The treatment of each award as provided in the previous two sentences will be established, and any related

Committee determinations will be made, at the time the award is made and may not be changed thereafter. A covered officer may receive both a qualified award and a non-qualified award with respect to the same performance period. In that case the performance and other mechanisms of the two awards may not operate so that a diminishment of the qualified award necessarily and correspondingly results in the enlargement of the non-qualified award, and vice-versa. If a qualified award contains any provision or term that, if effective, would disqualify that award from conforming to the requirements for deductibility under Section 162(m), that disqualifying provision or term will be ineffective and ignored in the operation of that award. In any such case, after discovery of an actual or potentially disqualifying provision or term the Committee may, in its sole discretion, cancel the award rather than allow the award to continue as a qualified award.

Performance Measures and Award Amounts

For each award under the plan, the Committee will designate performance measures. The term “performance measures” means one or more, or any combination, of the following financial performance measures for First Horizon or any subsidiary, operating unit, division, line of business, reporting segment, department, team or business unit thereof, or for any other company or group of other companies identified by the Committee or any segment, subsidiary, or other subdivision of such other company(ies): stock price, dividends, total shareholder return, earnings per share, market capitalization, book value, revenues, expenses, assets, loans, deposits, liabilities, shareholder equity, regulatory capital, noninterest income, net interest income, fee income, operating income before or after taxes, net income before or after taxes, economic profit, return on assets, return on equity, return on capital, risk-adjusted return on capital, net interest income, cash flow, credit quality, service quality, market share, customer retention, efficiency ratio, liquidity, strategic business objectives consisting of one or more objectives based on meeting business expansion or contraction goals, and other goals relating to acquisitions or divestitures or openings

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or closures. Any performance measures may provide for adjustment to include or exclude actual or hypothetical items or amounts and may provide for artificial increase or decrease by amounts or percentages selected by the Committee, and any such adjusted or altered measure shall be a “performance measure.” The term “performance measures” also includes any component or any combination of components of any measure; examples include Tier 1 regulatory capital, tax expense, non-recurring expenses, provision expense, east Tennessee pre-tax income in the regional banking segment, wealth management revenue, and tangible assets. Any such performance measures may be used for financial reporting purposes, for internal or management purposes, or for any purpose of the plan created or defined by the Committee. Any such measures based on balance sheet or similar data may be measured at period-end or on an average or other basis as specified by the Committee. A specific performance measure may be combined with any one or more other measures by addition, subtraction, multiplication, division, or other arithmetic means, or by any combination of such operations, as specified by the Committee, and the result of the combination shall be a performance measure. In the case of awards to participants other than covered officers only, the term “performance measures” also means any other performance criteria established by the Committee, including personal plan goals. Personal plan goals are individual performance goals to be achieved by a participant that are not based on quantitative or objective corporate performance. Personal plan goals are recommended or established by First Horizon’s CEO and approved or reviewed (subject to rejection) by the Committee.

The performance period for an award may be a full fiscal year or a portion of a year. The Committee must establish in writing the performance goals for the selected performance measures applicable to a performance period. The Committee may also establish supplemental performance goals for the sole purpose of guiding or informing its exercise of discretion, either positive or negative, in determining the amount to be paid for an award. A supplemental performance goal may be based on one or more supplemental performance measures and any other factors which the Committee determines to be appropriate. The Committee may expressly establish threshold, target and maximum performance levels and amounts with respect to the performance goals, including any supplemental performance goals, selected by the Committee.

A qualified award is earned, paid, vested or otherwise deliverable upon completion of the performance period only if the performance goals are attained and the applicable employment requirement is satisfied (see “Termination of Employment” below). For a qualified award, non-qualified performance measures and goals may be used only as supplemental performance measures and goals to guide or inform the exercise of negative discretion. Unless otherwise specified by the Committee, the amount payable pursuant to an award will be based on a specified percentage of the participant’s compensation, as determined by the Committee, with the target amount set for attaining 100% of the performance level (as applicable) of the performance goal for any performance period. If an award is established without specifying a target level of performance and without providing for an increased payment for achievement above 100% performance, then the target amount is the maximum amount. With respect to qualified awards, if the threshold level of performance is not achieved, no award will be paid. Awards to covered officers under the plan are subject to the following limitations: the maximum amount payable under any single qualified award to a covered officer cannot exceed $4 million, and the aggregate amount paid for all awards granted under the plan to any covered officer in respect of any fiscal year cannot exceed $4 million. Awards under the ECP that are driven by awards under the MIP will be included in applying the MIP limits.

The Committee may reduce or eliminate a participant’s award that would have been otherwise paid. Discretionary reduction may be made for any reason, including assessment of performance relative to personal plan goals and other non-quantitative factors. However, the Committee has no discretion to increase the amount payable to any covered officer pursuant to a qualified award in a manner inconsistent with the requirements for qualified performance-based compensation under Tax Code Section 162(m).

The MIP allows the Committee a wide range of choices in how to establish awards. The Committee’s practices under the MIP have evolved since the plan’s inception as industry practices and the company’s circumstances have evolved, and that evolution is expected to continue. As an illustration of that flexibility, since 2011 the Committee has established a maximum MIP bonus opportunity per person based on qualified performance measures and goals. Subject to the maximum, the Committee has exercised negative discretion using a bonus calculation grid, based on supplemental performance measures and goals, as a guide. Individual bonuses have been determined by applying a corporate rating, subject to potential adjustments for various factors, along with an individual rating for individual target bonus levels

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set for each plan participant. The calculation of bonus awards for the named executive officers under the MIP for 2015 is discussed in detail on pages 63-65 of the Compensation Discussion & Analysis portion of this proxy statement.

Denomination and Payment of Awards

Awards under the MIP may be denominated in cash, in equity units which may be settled only in cash, in shares of our common stock, in equity-based awards under another plan (which may be paid or settled in cash or in our common stock), or in any combination. An award may be denominated in one or more units while paid in one or more other units. Awards may be paid in cash, cash-settled equity units, or equity awards under the company’s other compensation plans. Shares of our common stock may not be issued or paid in respect of any awards pursuant to the MIP; shares may be issued or paid only pursuant to another of First Horizon’s plans, such as the ECP. If an award is denominated in cash, the cash amount is used to apply the $4 million limits described above even if the award is paid in equity awards under another plan. If the award is denominated in equity awards under another plan, its dollar value (for purposes of the $4 million limits) generally is measured at the end of the performance period. In either case, the actual final payout could exceed $4 million if the value of our common stock rises between the time value is measured and the time of final payment (which could be several years later). Conversion from cash to our common stock is valued at the end of the performance period unless the Committee chooses otherwise when the award is made. The Committee may require deferral of payment of any award.

Forfeiture and Clawback

Each award is subject to forfeiture prior to payment, and to reimbursement or other recovery of paid or delivered cash or other benefits (“clawback”), to the extent provided in or required by the plan, First Horizon’s compensation recovery policy (“Clawback Policy”), applicable laws or regulations, or additional forfeiture and/or clawback provisions imposed by the Committee. The Committee or the Board may amend the substance of any or all forfeiture or clawback provisions in the plan, or in any unpaid award, as the Committee or the Board determine to be appropriate. The Committee or the Board may move any or all forfeiture or clawback provisions from the plan to the Clawback Policy for administrative convenience or in order to facilitate compliance with regulatory or reporting requirements.

An amendment to the forfeiture or clawback provisions of the plan or to the Clawback Policy will not apply retroactively to any then-outstanding award unless explicitly so provided in such amendment or the action adopting such amendment. The plan, the Clawback Policy, or an award may provide for forfeiture or clawback based on, or triggered by, a restatement or other correction of financial results used to determine the amount paid for the award. In such cases forfeiture or clawback may be absolute, or the amount paid may be merely re-determined based on the corrected information.

The company reserves the right, and in certain cases may have the legal duty, to cause or seek the forfeiture of all or any portion of any award held by any participant, and/or the clawback from any participant to the company of all or any portion of any award paid (including any award earned and deferred) to the participant, for any award where the Board or the Committee concludes in good faith that the participant engaged in fraud or other intentional, knowing, or willful misconduct in connection with the performance of his or her duties as an officer or employee of the company or of any of its subsidiaries.

Termination of Employment and Change in Control

If a participant’s employment is terminated due to the early retirement, retirement, death or disability of the participant, the participant (or his beneficiary, as the case may be) will nonetheless receive payment of his or her outstanding awards under the plan, if any, after the close of the performance period based upon the performance goals actually attained by the company for the performance period. Any such award may be paid in full or may be prorated based on the number of full months which have elapsed in the performance period as of the date of the participant’s termination of employment, at the discretion of the Committee.

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If a participant’s employment with the company is terminated for any reason other than early retirement, retirement, death or disability after the last day of a performance period but before the payment date, the participant (or his beneficiary, as the case may be) will forfeit all rights to any earned but unpaid awards for that performance period under the plan. However, that the Committee may authorize a full or partial payment of any earned but unpaid awards under the plan.

If the terms of any agreement entered into by the company and a participant govern the payment of any award under the MIP following a CIC, then the payment of that award is governed by the terms and conditions of that agreement and not by the MIP.

If the payment of any award granted under the MIP following a CIC is not otherwise provided for by the terms of an agreement between the company and a participant, then the payment of that award following a CIC is governed by the following: If a participant’s employment is terminated other than for cause by the company or its successor during a performance period in which there was a CIC, the participant receives a payment equal to (a) the supplemental target amount (or, if no supplemental target or maximum amount has been established, the target amount) the participant would have received for the performance period if the participant’s employment with the company is terminated during a performance period in which there has been a CIC, (b) prorated based on the number of full months elapsed in the performance period as of the date of such termination of employment. If a participant’s employment is terminated other than for cause by the company or its successor following a performance period in which there was a CIC, but before the payment date for that performance period, the participant will receive the full amount of any award earned but not yet paid for that performance period. Determination of any such “full amount” shall be consistent with determinations made for awards to other participants using the same performance period and performance goals, except that negative discretion may not be employed regarding the terminated participant based on any personal factors, including personal plan goals. Under the plan, “cause” means a participant’s conviction of, or plea of guilty or nolo contendere (or similar plea) to, a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting, or extortion, a felony charge, or similar charges; a participant’s engagement in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Securities and Exchange Act of 1934); a participant’s failure to perform his or her duties to the company; a participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which First Horizon is a member; a participant’s violation of any policy of First Horizon concerning hedging or confidential or proprietary information, or a participant’s material violation of any other policy of the company; a participant’s engagement in any act or making of any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the company; or a participant’s engagement in any conduct detrimental to the company. The determination as to whether a cause has occurred shall be made by the Committee in its sole discretion. The Committee has the authority to waive the consequences under the plan or any award of the existence or occurrence of any of the events, acts or omissions constituting cause.

The Committee in its discretion may explicitly provide that a CIC occurring during an award’s performance period will result, in lieu of the foregoing, in the award being unaffected by the plan’s standard provisions discussed above, being cancelled (with or without a payment in lieu of the award), or being paid in an amount less than that provided in the foregoing provisions. This discretion may be exercised as to an award only before or at the time the award is made and not afterward.

Amendment and Termination of the Plan

The Board may terminate or suspend the MIP, in whole or in part, at any time. At any time and from time to time, subject to the applicable shareholder approval requirements of Section 162(m) of the Tax Code, the Board may amend or modify the plan. Except as otherwise provided in the plan, no such amendment, modification, suspension or termination will materially and adversely affect the substantive rights of any participant under any award previously earned but not yet paid to that participant without the consent of that participant. In the event of a termination, in whole or in part, of the plan, the Committee may in its sole discretion direct the payment to participants of any

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amount payable under the plan and not yet paid out, prior to the payment date, and in a lump sum or installments as prescribed by the Committee with respect to each such participant; provided, however, such payments shall in all events be made within the period permissible for short-term deferrals under Tax Code regulations. Notwithstanding the foregoing, any such payment to a covered officer must be discounted to reflect the present value of such payment using a rate equal to the discount rate in effect under First Horizon’s Pension Plan on the date of such payment. The Board may at any time and from time to time delegate to the Committee any or all of its authority described in this paragraph to the extent permitted by applicable law.

Plan Benefits

Outstanding awards under the MIP are not dependent upon approval of the MIP at the annual meeting, although many technical amendments are intended to apply retroactively if approved.

Future benefits under the MIP are not currently determinable. The Summary Compensation Table beginning on page 70 provides additional information regarding amounts paid under the MIP during 2015.

On this Vote Item No. 3, the Board of Directors unanimously recommends a vote FOR the approval of the MIP, as proposed to be amended and restated.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015 with respect to shares of our common stock that may be issued under our existing equity compensation plans, including the following plans:

•	1990 Stock Option Plan (“1990 Plan”)

•	1995 & 1997 Employee Stock Option Plans (“1995 Plan” and “1997 Plan,” respectively)

•	Equity Compensation Plan (“ECP”)

•	2000 Non-employee Directors’ Deferred Compensation Stock Option Plan (“Directors’ Plan”)

•	1995 Non-employee Directors’ Deferred Compensation Stock Option Plan (“1995 Directors’ Plan”)

•	1991, 1996, and 2002 Bank Director and Advisory Board Member Deferral Plans (“Advisory Board Plans”)

Of the 7,519,727 compensatory options outstanding at December 31, 2015, approximately 38% were issued in connection with employee and director cash deferral elections. We received over many years a total of approximately $9.4 million in employee cash deferrals and $1.8 million in non-

employee director and advisory board retainer and meeting fee deferrals related to outstanding deferral options. The opportunity to defer portions of compensation in exchange for options has not been offered to employees, directors or advisory board members with respect to compensation earned at any time since January 1, 2005.

The following table includes information with respect to shares subject to outstanding options granted under equity compensation plans that are no longer in effect. Currently, all plans listed above other than the ECP have expired. Footnotes (2) and (5) to the table set forth the total number of shares of our common stock issuable upon the exercise of options under the expired plans as of December 31, 2015. No additional options may be granted under those expired plans.

The numbers of shares covered by stock options, and the option prices, reported in the following table have been adjusted proportionately to reflect the estimated economic effects of dividends distributed in common stock effective October 1, 2008 through January 1, 2011. The cumulative compound adjustment factor related to those dividends is 20.038%.

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Equity Compensation Plan Information

	A		B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Col. A)
Equity Compensation Plans Approved by Shareowners (1)	4,363,444	(2)	$12.038	7,326,277 (3)
Equity Compensation Plans Not Approved by Shareowners (4)	3,156,283	(5)	$24.111	—
Total	7,519,727		$17.105	7,326,277

(1)	Consists of the Directors’ Plan, 1995 Directors’ Plan, 1995 Plan, 1990 Plan, and the ECP.

(2)	Includes 457,523 outstanding options issued in connection with employee and non-employee director cash deferrals of approximately $1.8 million. Also includes information for equity compensation plans that have expired. The Directors’ Plan, the 1995 Directors’ Plan, the 1995 Plan and the 1990 Plan were approved by shareholders in 2000, 1995, 1995, and 1990, respectively. The plans expired in 2007, 1999, 2005, and 2000, respectively. As of December 31, 2015, a total of 539,617 shares of FHN common stock were issuable upon the exercise of outstanding options under these expired plans. No additional options may be granted under these expired plans.

(3)	As of December 31, 2015, an aggregate of 7,326,277 shares were available for awards other than options under the ECP.

(4)	Consists of the 1997 Plan and the Advisory Board Plans.

(5)	Includes 2,422,627 outstanding options issued in connection with employee and advisory board cash deferrals of approximately $9.4 million. All equity compensation plans reported in this note have expired or terminated. The 1997 Plan, the 1996 Bank Director and Advisory Board Member Deferral Plan, and the 1991 Bank Director and Advisory Board Member Deferral Plan expired in 2007, 2002, and 1997, respectively, and the 2002 Bank Director and Advisory Board Member Deferral Plan was terminated in 2005. As of December 31, 2015, a total of 3,156,283 shares of FHN common stock were issuable upon the exercise of outstanding options under these expired or terminated plans. No additional options may be granted under these expired or terminated plans.

In the table, column C shows the number of shares available for future award grants under the plans indicated at December 31, 2015, assuming eventual full exercise or issuance of all shares covered by awards outstanding on that date. Shares covered by outstanding options are shown in column A. In total, 4,201,029 shares are covered by outstanding awards other than options, including 4,006,970 under plans approved by shareowners and 194,059 under plans not approved by shareowners.

Description of Equity Compensation Plans Not Approved by Shareholders

The 1997 Plan

The 1997 Plan was adopted by the Board of Directors in 1996 and expired in 2007. The 1997 Plan provided for granting of nonqualified stock options.

Options were granted under the 1997 Plan prior to its expiration to substantially all our then-current employees pursuant to our former FirstShare and management option programs. The FirstShare program was a broad-based employee plan, where all employees (except management level employees) received a stock option award annually. Grants were last made under the FirstShare program in 2006. Terms of the FirstShare options included vesting 100 percent after three years and a term of 10 years.

Management level employees received annual stock option awards under the 1997 Plan pursuant to the management option program. Terms of the management options included vesting 50 percent after 3 years and 50 percent after 4 years, unless a specified stock price is achieved within the 3 year period, and a term of 7 years. In addition to the above, prior to 2005 certain employees could elect to defer a portion of their annual compensation into stock options under the 1997 Plan. These options vested after 6 months and have a term of 20 years. The options vest on an accelerated basis in the event of a change in control of First Horizon. All options granted under the 1997 Plan, except deferral options, had an exercise price equal to the fair market value on the date of grant. Under our former deferred

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compensation stock option program, the option price per share was less than 100 percent of the fair market value of the share at the time the option is granted if the employee had entered into an agreement with us to receive a stock option grant in lieu of compensation and the amount of compensation foregone when added to the cash exercise price of the options was at least the fair market value of the shares on the date of grant. The deferred compensation stock option program has not been effective since January 2005.

As of December 31, 2015, options covering 3,125,407 shares of our common stock were outstanding under the 1997 Plan, no shares remained available for future option grants, and options covering 20,509,043 shares had been exercised during the life of the plan. Of the options outstanding under the 1997 Plan, approximately 77% were issued in connection with employee cash deferral elections. We received approximately $9.0 million in cash deferrals to offset a portion of the exercise price. The 1997 Plan was filed most recently as Exhibit 10.2(d) in our Form 10-Q for the quarter ended June 30, 2009.

The Advisory Board Plans

The Advisory Board Plans were adopted by the Board of Directors in 2001, 1996, and 1991. The 2002 Advisory Board Plan was terminated in 2005,

and the 1996 and 1991 plans expired in 2002 and 1997, respectively.

Options granted under the Advisory Board Plans were granted only to regional and advisory board members, or to directors of certain bank affiliates, in any case who were not employees. The options were granted in lieu of the participants receiving retainers or attendance fees for bank board and advisory board meetings. The number of shares subject to grant equaled the amount of fees/retainers earned divided by one half of the fair market value of one share of common stock on the date of the option grant. The exercise price plus the amount of fees foregone equaled the fair market value of the stock on the date of the grant. The options were vested at the grant date. Those granted on or prior to January 2, 2004 had a term of 20 years, while those granted on or after July 1, 2004 had a term of 10 years.

As of December 31, 2015, options covering 30,876 shares of our common stock were outstanding under the Advisory Board Plans, zero shares remained available for future option grants, and options covering 220,543 shares had been exercised during the life of the plans.

The Advisory Board Plans were included as Exhibits 10.1(f), 10.1(g), and 10.1(h) to our Form 10-Q for the quarter ended June 30, 2009.

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Vote Item No. 4—Advisory Resolution to Approve Executive Compensation

First Horizon’s executive compensation program received solid shareholder support last year and was approved, on an advisory basis, by 94.1% of the votes cast at the 2015 annual meeting. In accordance with SEC rules, we are again seeking a vote from our shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Highlights of our corporate performance in 2015 and the ways in which we link executive compensation to long-term performance are discussed below. The Compensation Discussion & Analysis beginning on page 55 of this proxy statement provides a detailed discussion of 2015 compensation for our executive officers and related matters. We encourage you to review closely both that section and the tabular disclosure that follows it.

2015 Corporate Performance

Our strategic and operating results in 2015 were excellent in a difficult environment. Consolidated earnings per share available to common shareholders (EPS) for the last three quarters of 2015 were 22, 25 and 20 cents per share. The settlement of a legacy mortgage litigation matter in first quarter substantially impacted earnings, resulting in EPS that quarter of negative 33 cents per share. In 2015 we increased our common dividend rate by 20%, to 24 cents per year. In 2016, we increased it again, to 28 cents. Total shareholder return (TSR) for 2015 was 8.68%, our fourth consecutive year of positive TSR.

Underlying our results were solid achievements in our core businesses of regional banking and fixed income. Regional bank loans were up 15% overall compared to 2014; non-performing loans fell significantly to 0.36% of the total; and net interest income rose 9% for the year. Commercial lending growth was especially strong. We expanded our presence in our Mid-Atlantic banking region, acquiring TrustAtlantic Bank based in Raleigh, North Carolina. For each quarter of 2015, average daily revenues from product trading in our fixed income business improved from the year before. Fixed income noninterest income was up 14% in 2015. We continued to discipline our deployment of resources based on economic profit principles and risk-adjusted return on capital analytics. These concepts have been applied to individual products throughout the company.

Overall net income for the year was below our plan. The litigation settlement in April was a significant driver of the shortfall. Further, our plan for the year included significant additional net interest income from multiple Federal Funds increases in 2015 thereby expanding our net interest margin. While the Federal Funds rate was increased in December, our net interest margin for 2015 was not impacted in a material way due to the late timing in the year. A significant portion of the benefit that would have been realized from rate increases that did not materialize in 2015 was offset by aggressively managing our net interest spreads and very strong loan growth across our commercial and consumer banking businesses.

The Compensation Committee used these outcomes in compensation decisions, as examined in more detail in the Compensation Discussion & Analysis section of this proxy statement. Of particular note, core segment pre-tax income was a major driver of 2015 bonus outcomes. See “Annual MIP Bonus” beginning on page 63 for additional information.

Alignment with Long-Term Performance

Our compensation policies and philosophies are designed to align the interests of our employees with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to the long-term success of the company.

Key practices linking performance to compensation include:

•	Heavy weighting of performance-based, and of stock-based, awards. For our CEO, goal-based performance pay elements in 2015 represented 55% of his total compensation opportunity, measured at target. For most other named executives, the goal-based performance portion represented about 40%. 44% of our CEO’s pay was linked directly to our stock price; for other NEOs, stock-linked pay ranged from 31% to

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40%. See “Relative Sizing & Mix” beginning on page 61 below for details.

•	Share Retention Requirement. Our stock ownership guidelines extend the effective time horizon of the stock awards substantially. They require that executives hold 50% of their net after-tax shares from awards until retirement after multiple-of-salary minimum ownership levels are attained. For an executive holding less than the guideline minimum, the requirement is 75%.

Details regarding these practices are discussed throughout the Compensation Discussion & Analysis beginning on page 55 of this proxy statement.

“Say on Pay” Resolution

Under Section 14A of the Securities Exchange Act, our shareholders are entitled to an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, compensation tables and the related material. This advisory vote, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive pay program. At the 2011 annual meeting, our shareholders had the opportunity to cast an advisory vote on how frequently we should hold a “say on pay” vote. The Board recommended and the shareholders approved an annual frequency for the “say on pay” vote, and the Board subsequently determined that we would in fact conduct a “say on pay” vote at each annual meeting.

We believe that the information we have provided in the Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support the long-term success of First Horizon. Accordingly, the Board of Directors unanimously recommends that you vote in favor of the following resolution:

“RESOLVED, that the holders of the common stock of First Horizon National Corporation (“Company”) approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table of the Company’s proxy statement for the 2016 annual meeting of shareholders as such compensation is disclosed in such proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in the proxy statement.”

Because your vote is advisory, it will not be binding upon the Board, and the vote on this item will not be construed as overruling a Board decision or as creating or implying any additional fiduciary duty by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that the shareholders vote for Item No. 4.

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Vote Item No. 5—Ratification of Appointment of Auditors

Appointment of Auditors for 2016

KPMG LLP audited our annual consolidated financial statements for the year 2015. The Audit Committee has appointed KPMG LLP to be our auditors for the year 2016. Although not required by law, regulation or the rules of the New York Stock Exchange, the Board has determined, as a matter of good corporate governance and consistent with past practice, to submit to the shareholders as Vote Item No. 5 the ratification of KPMG LLP’s appointment as our auditors for the year 2016, with the recommendation that the shareholders vote for Item No. 5. Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement and to respond to appropriate questions. The 2015 engagement letter with KPMG LLP was subject to alternative dispute resolution procedures. If the shareholders do not vote to ratify KPMG LLP’s appointment as our auditors for the year 2016, the Board of Directors will consider what course of action would be appropriate.

Fees Billed to Us by Auditors during 2014 and 2015

The table below and the paragraphs following it provide information regarding the fees billed to us by KPMG LLP during 2014 and 2015 for services rendered in the categories of audit fees, audit-related fees, tax fees and all other fees.

	2014	2015
Audit Fees	$1,617,000	$2,045,000
Audit-Related Fees	273,500	276,500
Tax Fees	0	0
All Other Fees	161,850	0
Total	$2,052,350	$2,321,500

Audit Fees. Represents the aggregate fees billed to us by KPMG LLP for professional services rendered for the audit of our consolidated financial statements, including the audit of internal controls over financial reporting, and review of our quarterly financial statements or for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, including registration statements and offerings.

Audit-Related Fees. Represents the aggregate fees billed to us by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees” above. The amount for both years consists of fees for audits of subsidiaries, compliance attestation and other procedures and reports on controls placed in operation and tests of operating effectiveness.

Tax Fees. Represents the aggregate fees, if any, billed to us by KPMG LLP for professional services for tax compliance, tax advice, and tax planning.

All Other Fees. Represents the aggregate fees billed to us by KPMG LLP for professional services related to regulatory reporting.

None of the services provided to us by KPMG LLP and described in the paragraphs entitled “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were approved pursuant to the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

Policy on Pre-Approval of Audit & Non-Audit Services

The Audit Committee has adopted a policy providing for pre-approval of all audit and non-audit services to be performed by KPMG LLP, as the registered public accounting firm that performs the audit of our consolidated financial statements that are filed with the SEC. Services either may be approved in advance by the Audit Committee specifically on a case-by-case basis (“specific pre-

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approval”) or may be approved in advance (“advance pre-approval”). Advance pre-approval requires the Committee to identify in advance the specific types of services that may be provided and the fee limits applicable to such types of services, which limits may be expressed as a limit by type of service or by category of services. All requests to provide services that have been pre-approved in advance must be submitted to the Chief Accounting Officer prior to the provision of such services for a determination that the service to be provided is of the type and within the fee limit that has been pre-approved. Unless the type of service to be provided by KPMG LLP has received advance pre-approval under the policy and the fee for such service is within the limit pre-approved, the service will require specific pre-approval by the Committee.

The terms of and fee for the annual audit engagement must receive the specific pre-approval of the Committee. “Audit,” “Audit-related,” “Tax,” and “All Other” services, as those terms are defined in the policy, have the advance pre-approval of the Committee, but only to the extent those services have been specified by the Committee and only in amounts that do not exceed the fee limits specified by the Committee. Such advance pre-approval shall be for a term of 12 months following the date of pre-approval unless the Committee specifically provides for a different term. Unless the Committee specifically determines otherwise, the aggregate amount of the fees pre-approved for All Other services for the fiscal year must not exceed seventy-five percent (75%) of the aggregate amount of the fees pre-approved for the fiscal year for Audit services, Audit-related services, and those types of Tax services that represent tax compliance or tax return preparation.

The policy delegates the authority to pre-approve services to be provided by KPMG LLP, other than the annual audit engagement and any changes thereto, to the chair of the Committee. The chair may not, however, make a determination that causes the 75% limit described above to be exceeded. Any service pre-approved by the chair will be reported to the Committee at its next regularly scheduled meeting.

The Board of Directors unanimously recommends that the shareholders vote for Item No. 5.

Other Matters

The Board of Directors, at the time of the preparation and printing of this proxy statement, knew of no other business to be brought before the meeting other than the matters described in this proxy statement. If any other business properly comes before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Shareholder Proposal & Nomination Deadlines

If you intend to present a shareholder proposal at the 2017 annual meeting, it must be received by the Corporate Secretary, First Horizon National Corporation, P.O. Box 84, Memphis, Tennessee, 38101, not later than November 14, 2016, for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, Sections 2.8 and 3.6 of our Bylaws provide that a shareholder who wishes to nominate a person for election to the Board or submit a proposal at a shareholders’

meeting must comply with certain procedures whether or not the matter is included in our proxy statement. These procedures require written notification to us, generally not less than 90 nor more than 120 days prior to the date of the shareholders’ meeting. If, however, we give fewer than 100 days’ notice or public disclosure of the shareholders’ meeting date to shareholders, then we must receive the shareholder notification not later than 10 days after the earlier of the date

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notice of the shareholders’ meeting was mailed or publicly disclosed. Shareholder proposals and nominations for election to the Board must be submitted to the Corporate Secretary. The shareholder must disclose certain information about the nominee or item proposed, the shareholder and any other shareholders known to support the nominee or proposal. Section 2.4 of our Bylaws provides that our annual meeting of shareholders will be held each year on the date and at the time fixed by the Board of Directors. The Board of Directors has determined that our 2017 annual meeting will be held on April 25, 2017. Thus, shareholder proposals submitted outside the process that permits them to be included in our proxy statement and director nominations must be submitted to the Corporate Secretary between December 26, 2016 and January 25, 2017, or the proposals will be considered untimely. Untimely proposals may be excluded by the Chairman or our proxies may exercise their discretion and vote on these matters in a manner they determine to be appropriate.

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Compensation Discussion & Analysis

This CD&A section of our proxy statement discusses and analyzes the compensation programs applicable to our senior executives. In particular, this section focuses on five of those executives, referred to as the “Named Executive Officers” or “NEOs”:

Named Executive Officer	Position
D. Bryan Jordan	Chairman of the Board, President, and Chief Executive Officer
William C. Losch III	Executive Vice President – Chief Financial Officer
Michael E. Kisber	President – FTN Financial
David T. Popwell	President – Banking
Yousef A. Valine	Executive Vice President – Chief Risk Officer

The Compensation Committee of the Board oversees compensation for all NEOs. For more information see “The Compensation Committee” beginning on page 15 of this proxy statement.

CD&A Executive Highlights

2015 Corporate Performance

Our strategic and operating results in 2015 were excellent in a difficult environment. Consolidated earnings per share available to common shareholders (EPS) for the last three quarters of 2015 were 22, 25 and 20 cents per share. The settlement of a legacy mortgage litigation matter in first quarter substantially impacted earnings, resulting in EPS that quarter of negative 33 cents per share. In 2015, we increased our common dividend rate by 20%, to 24 cents per year. In 2016, we increased it again, to 28 cents. Total shareholder return (TSR) for 2015 was 8.68%, our fourth consecutive year of positive TSR.

Underlying our results were solid achievements in our core businesses of regional banking and fixed income. Regional bank loans were up 15% overall compared to 2014; non-performing loans fell significantly to 0.36% of the total; and net interest income rose 9% for the year. Commercial lending growth was especially strong. We expanded our presence in our Mid-Atlantic banking region, acquiring TrustAtlantic Bank based in Raleigh, North Carolina. For each quarter of 2015, average daily revenues from product trading in our fixed income business improved from the year before. Fixed income noninterest income was up 14% in 2015. We continued to discipline our deployment of resources based on economic profit (profit above the cost of capital) principles and risk-adjusted return on capital analytics. These concepts have been applied to individual products throughout the company.

Overall net income for the year was below our plan. The litigation settlement in April was a significant driver of the shortfall. Further, our plan for the year included significant additional net interest income from multiple Federal Funds increases in 2015 thereby expanding our net interest margin. While the Federal Funds rate was increased in December, our net interest margin for 2015 was not impacted in a material way due to the late timing in the year. A significant portion of the benefit that would have been realized from rate increases that did not materialize in 2015 was offset by aggressively managing our net interest spreads and very strong loan growth across our commercial and consumer banking businesses.

The Compensation Committee used these outcomes in compensation decisions, as examined in more detail later in this CD&A section. Of particular note, core segment pre-tax income was a major driver of 2015 bonus outcomes. See “Annual MIP Bonus” beginning on page 63 for additional information.

Industry Operating Environment

For the financial services industry in the United States, 2015 consisted of more of the same in many key respects.

•	The Federal Reserve passed up several opportunities to raise interest rates from prolonged very low levels, raising rates only

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once late in the year. The low rate environment continues to compress loan margins.

•	The unemployment rate improved during the year though labor participation continued to be quite low.
•	Mortgage rates overall continued to be very low. Housing values and transaction activity in many markets continued to strengthen.
•	New regulatory burdens continued to weigh on the industry. Overall these costs are substantial for all banks, but in many cases fall unevenly.
•	Infrastructure costs, driven by new technologies and continuing evolution in customer demand for them, challenged all banks.
•	Banks continued to focus heavily on improving efficiency. Interest-spread revenues have been limited by the rate environment while fixed costs have increased under the regulatory environment, leaving variable cost control as a critical method to enhance profit.
•	Credit quality continued to be stable, and loan charge-offs continued to be unusually low, for much of the industry.
•	Consolidation within our industry, excluding the four largest U.S. banks, continued to rebound.
•	Those companies with substantial current or legacy ties to the mortgage industry continued to work through significant exposures created before the 2008-09 recession. The financial impacts of those efforts were highly uneven from quarter to quarter and bank to bank.

Alignment of Pay with Performance

Our compensation policies and philosophies are designed to align the interests of our employees with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to our long-term success.

Key practices linking performance to compensation include:

•	Heavy weighting of performance-based and stock-based awards. For our CEO, goal-based performance pay elements in 2015 represented 55% of his total compensation opportunity, measured at target. For most other named executives, the goal-based performance portion represented about 40%. With respect to our

CEO, 44% of his pay was linked directly to our stock price; for other NEOs, stock-linked pay ranged from 31% to 40%. See “Relative Sizing & Mix” beginning on page 61 below for details.

•	Share retention requirement. Our stock ownership guidelines extend the effective time horizon of our stock awards substantially. They require that executives hold 50% of their net after-tax shares from awards until retirement after multiple-of-salary minimum ownership levels are attained. For an executive holding less than the guideline minimum, the requirement is 75%.

Details regarding these practices are discussed throughout this CD&A section.

CEO Pay and Performance

Mr. Jordan was recruited as CFO in 2007, and promoted to CEO in September 2008, to rebuild our company. Previous management embarked on a strategy to build national mortgage origination and servicing businesses, along with related real estate lending. These legacy businesses were significantly impacted by the financial crisis; they have resulted in large expenses for us in most years since 2007, including 2015.

Mr. Jordan has led the restructuring of the company, the development and implementation of new strategies, and the recruitment of the current management team. He has emphasized economic profit (EP) and controlling cost. Our operating results have improved significantly. The

Compensation Committee considered his significant contributions in turning around the company when making decisions about his pay for 2015. In each of the past three years, Mr. Jordan has met or exceeded his personal goals. He has provided critical leadership in challenging times.

Mr. Jordan’s target-level pay continues to be less than the median of FHN’s peer group, although a modest increase this year for Mr. Jordan reduced that gap. His pay mix—the structure of the various components of his pay—is in line with company peers. Final amounts paid vary from target based on achievement of performance goals and changes in our stock price.

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The following charts show total short-term compensation paid to the CEO in recent years and year-end TSR over the same period, respectively. For this purpose, short-term pay is limited to cash salary, salary stock units (SSUs) measured at grant (from 2010-13), and total annual bonus measured when earned. Those components have short time horizons, and are sensitive to the annual changes in performance and environmental circumstances which tend to impact TSR.

These two charts show that short-term pay for the CEO directionally paralleled TSR in three of the years shown. Over the entire period, however, short-term CEO pay has declined while TSR has climbed.

CEO pay in 2010 was distorted by our participation in the TARP program which resulted in a substantial single-year increase in non-variable SSUs in lieu of any variable bonus opportunity. From 2011 through 2013, we continued the SSU program as a retention incentive, reducing other pay components compared to current levels. After 2013, bonus opportunity increased while the SSU program ended.

Overall earnings during the years shown have been significantly impacted by “non-strategic” obligations associated with mortgage businesses pursued by prior management. Those impacts are largely idiosyncratic. Earnings in our regional banking business generally have improved during this period even though lending margins have been squeezed by the low rate environment and fee revenues have been curtailed by regulatory and market pressures. Earnings in our fixed income business have fallen during this period mainly due to the market environment, though 2015 showed improvement.

Despite the headwinds and volatility overall, our TSR has improved steadily since 2011. TSR partly is driven by dividends paid, which increased over this period, but mainly is driven by our stock price, which is largely a reflection of investor expectations for the company’s future. In 2015, our stock price experienced high volatility but closed higher for the year while broad market indices were flat.

Alignment with Governance Principles

Our compensation practices embrace many best practice corporate governance principles.

Practices We Employ Include		Practices We Avoid or Prohibit Include

é	Performance-based and stock-based pay emphasized	ê	Tax gross-up features*

é	Performance measures correlate to shareholder value	ê	Stock option repricings

é	Performance measures emphasize controllable outcomes	ê	Discount-priced stock options

é	Committee use of independent consultant on pay	ê	Single-trigger change in control payouts

é	Meaningful share ownership requirements	ê	Employment agreements
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Practices We Employ Include		Practices We Avoid or Prohibit Include

é	Require holding 50% of after-tax vested stock awards during career with the company, rising to 75% if multiple-of-salary minimum stock ownership levels are not met	ê	Hedging transactions in First Horizon stock (i.e., trading derivatives, taking short positions, or hedging long positions)

é	Double-trigger on change in control features and agreements (CIC event plus termination)	ê	Personal use of corporate aircraft

é	Clawbacks if financial results relevant to cash or stock performance awards are restated under various circumstances

*	An excise tax gross-up feature is grandfathered in certain older change-in-control severance agreements, but has not been used in new agreements since 2008.

Overview of Direct Compensation Components

Unchanged from 2014, the major components of executive compensation in 2015 consisted of cash salary, annual bonus under our MIP (discussed in Vote Item 3), and annual stock awards granted under our ECP (discussed in Vote Item 2). Executive stock awards in 2015 consisted of performance stock units (PSUs), stock options, and restricted stock units (RSUs).

The key corporate performance measure for 2015 bonuses was adjusted pre-tax earnings in our core business segments. The key performance measure for 2015 PSUs was adjusted return on equity (ROE) for our core segments measured in relation to certain peer banks over three years.

The following presents an overview of the direct compensation components for our NEOs.

Regular Direct Compensation Components in 2015

Component	Primary Purpose	Key Features
Cash salary	Provide competitive baseline compensation to attract and retain executive talent.	Salaries are determined based on prevailing market levels with adjustments for individual factors such as performance, experience, skills, and tenure.
Annual cash bonus under MIP	Create a financial incentive for achieving or exceeding one-year company and/or executive team goals.	For the CEO and other NEOs except Mr. Kisber, key metrics were core pre-tax earnings coupled with several non-numeric factors, including the outcome of a balanced scorecard process, earnings quality, and risk management.
Annual stock awards: PSUs, stock options, and RSUs	Provide performance and service-vested equity-based incentives which reward achievement of specific earnings or other corporate goals, provide a retention incentive, and promote alignment with shareholders’ interests.	For our CEO, 50% of stock awards were in the form of PSUs and 25% each were options and RSUs. For other NEOs except Mr. Kisber, 50% of the awards were RSUs and 25% each were options and PSUs. For the PSUs, payout depends upon our core ROE ranking relative to peers during the performance period 2015-17. Stock options are priced at market, vest annually over four years, and have seven year terms. RSUs vest after three years and are paid in shares of stock.
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Compensation Practices & Philosophies

Retention and Competition

Our compensation programs are designed to attract and retain a talented workforce. Our employees are a significant and valuable asset. We recruit from a broad talent pool. Our people in turn may be recruited by competitors, other financial services firms, and firms in other industries.

The total compensation opportunity we provide at each level is designed to be competitive so that over the long term we reduce the risk of losing our best people.

Use of Peer Bank Data

The Compensation Committee reviews the compensation practices of a peer group of selected U.S. banks of roughly comparable size (“Peer Banks”). These are banks with whom we most typically compete for talent, and the review helps our programs remain competitive. For many years, the Committee has considered specific data from

Peer Banks in setting the compensation components for our executives. The Peer Banks used in 2015 were fourteen regional financial services companies selected by the Committee, listed below. The group is adjusted periodically in response to changes in our company or the industry, but was unchanged in 2015.

2015 Peer Banks
Associated Banc-Corp BOK Financial Corp. City National Corp. Comerica Inc.	Commerce Bancshares Inc. Cullen/Frost Bankers Inc. First Niagara Financial Group	Huntington Bancshares M&T Bank Corp. People’s United Financial	Synovus Financial Corp. TCF Financial Corp. Webster Financial Corp. Zions Bancorporation

The Committee uses peer and other market data to help establish the size and terms of the components of direct compensation for executives. Cash salary is targeted at the median of the market for each position. Actual salaries may be higher or lower than median based on individual factors – performance, experience, skills, and tenure – or retention needs. Bonus opportunities and equity awards are targeted similarly: target-level compensation is intended to be paid for median performance, and maximum compensation is intended to be paid for top-quartile performance. In some cases, relative performance is estimated based on projections of market or peer performance, but in 2015 significant bonus metrics were based on our ranking relative to the Peer Banks.

For special compensation components, including retention awards and individual retirement and severance arrangements, relevant market data often is not available. In those cases the Committee relies on recommendations from management along with external advice from the Committee’s independent consultant to determine the types, amounts, or terms of such benefits that are reasonable and appropriate for the circumstances.

The Total Shareholder Return Performance Graph (“TSR graph”) that appears in our annual report to shareholders (on page 188 of that report) uses the published Keefe, Bruyette & Woods regional banking index (ticker symbol KRX) against which to compare our total shareholder return, which consists of stock price performance plus reinvested dividends. The KRX index encompasses fifty regional U.S. banks, including us. The annual PSU awards granted to executives in 2015 used the KRX index banks as the group against which our core-segment ROE will be ranked over the three-year performance period of those awards.

Impact of Shareholder Vote on Compensation

The Compensation Committee made nearly all key decisions regarding 2015 compensation for the named executives early in the year. At that time, the Committee was aware of the outcome of the vote for the shareholder advisory resolution on executive compensation at the 2014 annual meeting. At the 2014 meeting, “For” received 93.7% of the shares voted, similar to the results in

2013 and 2012. The 2014 outcome was part of the mix of factors considered by the Committee early in 2015, and had no direct or separately identifiable effect on Committee decisions. Although not considered by the Committee in relation to 2015 awards, at the 2015 annual meeting “For” received 94.1% of the shares voted.

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Stock Ownership Guidelines

Under our stock ownership guidelines all NEOs and directors are required to retain 50% of the net after-tax shares received from stock awards. The retention level increases to 75% if certain minimum stock ownership levels are not met. The retention requirement applies during the rest of their careers with the company, except that executives who reach age 55 are permitted to sell shares held at least three years to diversify in preparation for retirement. Supportive of the guidelines, a separate policy prohibits the hedging of positions in our stock.

The CEO’s minimum ownership level under the guidelines is six times cash salary. The levels for the other named executives are two or three times their respective cash salaries, depending upon position. Director levels are five times the cash retainer. For this purpose, fully-owned shares, restricted stock, RSUs paid in shares, and shares held in tax-deferred plans are counted, while PSUs, stock options, and RSUs paid in cash are not counted.

We intend for the combined emphasis on corporate performance in setting executive compensation and meaningful stock retention to strongly link the interests of our executives with those of our shareholders.

Guideline ownership levels are assessed annually, in the third quarter. In the 2015 assessment, all NEOs exceeded guideline ownership levels, and all complied with the retention requirement.

Clawback Policy & Practices

Performance compensation under the MIP, ECP, or otherwise which is paid based on erroneous financial data is recoverable under our Compensation Recovery Policy if the recipient caused the error or is responsible for the data’s accuracy. Additional clawback provisions apply to most types of stock awards if certain misconduct occurs, such as fraud or solicitation.

Starting in 2014, clawback provisions in our stock awards were expanded to include the following events: grant or payment of an award based on erroneous financial data; and termination for cause. The look-back period for recovery generally is two years after vesting.

Use of Compensation Consultants

The Committee continued its engagement of an independent consulting firm, Frederic W. Cook & Co. (“Cook”), to provide analysis and advice on all executive compensation-related matters (including assessment of peer groups, competitive market data, pay mix, and compensation design). Among other things, Cook assists the Committee in its reviews of compensation program actions recommended by management. Cook has no other relationships with the company or management. Key engagement items for Cook in 2015 were:

•	Review written Committee meeting materials.

•	Confer with the Committee chairperson and management regarding compensation matters.

•	Annually meet with the Committee in executive session. This took place in July.

In 2015, management engaged an external compensation consultant, McLagan, only to conduct an updated competitive pay assessment for executives and for peer metrics.

Additional information concerning our use of compensation consultants appears under the caption “The Compensation Committee—Use of Consultants” on page 17 of this proxy statement.

Role of Management in Compensation Decisions

Management administers our compensation plans, monitors compensation programs used by other companies, and considers whether new or amended compensation programs are needed to maintain the competitiveness of our executive compensation packages. Management presents recommendations to the Committee for approval. The CEO ultimately oversees the development of recommendations for the non-CEO executives. If executive-level exceptions are appropriate, such as approval of an executive’s early retirement, management generally reviews the facts of the situation and provides a recommendation to the CEO and, ultimately, to the Committee for approval.

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Tax Deductibility

Section 162(m) of the U.S. Internal Revenue Code generally disallows a tax deduction to public companies for compensation exceeding $1 million paid during the year to the CEO and the three other highest-paid executive officers at year-end (excluding the Chief Financial Officer). Certain performance-based compensation is not, however, subject to the deduction limit. The Committee considered these tax implications in making compensation decisions for 2015.

Although deductibility is an important consideration, competitive and other factors may outweigh it. As a result, although a substantial majority of NEO compensation is designed to be deductible each year, typically a portion is not. That portion can vary from year to year, especially if non-performance retention awards are made at the NEO level.

Direct Compensation Components for NEOs

The direct components of NEO compensation in 2015 were cash salary, annual bonus under the MIP, and annual stock awards consisting of RSUs, stock options, and PSUs under our shareholder-

approved Equity Compensation Plan. An overview of these components appears under “Overview of Direct Compensation Components” beginning on page 58 of this proxy statement above.

Relative Sizing & Mix

In setting the size of the direct compensation components for 2015, the Compensation Committee considered the total compensation opportunity at target payout levels for each position. The target total mix of the direct components is summarized in the following chart, which illustrates the regular annual pay packages planned by the Committee early in the year. See “Summary Compensation Table” beginning on page 70 for additional information concerning amounts paid or earned in 2015.

2015 Direct Compensation Mix at Target

*	Mr. Kisber’s compensation package differs from the other NEOs’ to be competitive within the fixed income industry. His annual bonus opportunity has roughly double the weighting of other NEOs, and the other components are relatively compressed. Also, unlike other NEOs, stock awards actually granted to him in a given year depend significantly upon performance of our fixed income business the previous year. His stock award mix shown in this chart reflects his total opportunity for grants early in 2015 based on 2014 performance. See “Stock Awards—Fixed Income Award Practices” on page 66 below for additional information.

The amount of each component usually is determined in relation to cash salary. Salary levels are based largely on these factors: individual experience, individual performance, level of responsibility, and competitive market levels. A specific need for retention also can play a role. No specific weighting is given to any one factor. The size of each direct component for the named executives as a percentage of cash salary is shown in the chart below.

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Sizing of 2015 Direct Compensation Components

As a Percentage of Annual Cash Salary

		2015 Annual Stock Awards
NEO	Annual Bonus (target)	Restricted Stock Units	Stock Options	Performance Stock Units (target)	Total Stock Awards
Mr. Jordan	140%	46%	46%	93%	185%
Mr. Losch	100%	70%	35%	35%	140%
Mr. Kisber*	583%	83%	93%	140%	317%
Mr. Popwell	100%	70%	35%	35%	140%
Mr. Valine	90%	55%	28%	28%	110%
*	Mr. Kisber’s compensation package differs from the other NEOs’ to provide a compensation opportunity which is competitive within the fixed income industry.

Key factors considered when target levels were set are the appropriate mix of base pay (salary) versus pay at risk for corporate performance or stock value performance, and the mix between short- and long-term compensation. The chart and table above show that the CEO’s regular compensation package is more heavily weighted in favor of performance-based pay than the other NEOs except Mr. Kisber. This practice is consistent with the greater responsibilities of the CEO position, prevalent market practices among our Peer Banks, and our compensation philosophy which endeavors to link a substantial portion of executive pay to performance.

For the NEOs other than Mr. Jordan, the Committee increased overall stock awards in 2015 by 15% of salary except for Mr. Kisber, who received an increase equal to 50% of his salary consisting entirely of options and PSUs. These increases restored cuts experienced in 2013, coupled with recognition of the financial and operating progress made by us over the past several years. Mr. Kisber’s increase reinstated the size of a cut imposed in 2013, but was effected entirely in options and PSUs, leaving RSUs unchanged. Mr. Jordan’s mix did not change, but his overall compensation level was increased as discussed in “Salary” on the next page.

Certain benefits such as life and disability insurance are also related to cash salary. There is no other significant interdependence among the compensation components.

Valuation of Stock Awards

The percentages shown for all regular 2015 stock awards in the table above are based upon 2015 salary rates and upon our closing stock price on the grant date, February 12, 2015, which was $14.28 per share.

In 2015, for purposes of converting the percentages mentioned above into specific share or unit numbers the Committee used the following valuation methods: for RSUs, 100% of market value at grant; for stock options, 25% of market value at grant; and for PSUs, 84% of market value at grant.

RSUs and PSUs. The valuation methods for RSUs and PSUs are consistent with those used for financial reporting purposes. Neither award type is discounted for the risk of forfeiture due to employment termination or non-performance. PSUs in 2015 were discounted 16% from target levels for the two-year post-vesting holding period imposed on recipients.

Stock Options. The actual value of a service-vested option cannot be determined in any definitive way. Many commonly used estimation methods, including the method used for financial reporting, were developed in connection with ordinary market trading of short-term options. The Committee believes that those methods overstate the value that an executive generally would ascribe to our long-term, unmarketable options. That overstatement partly is structural, given the original usage of those methods, and partly is due to the legacy and environmental factors noted under the headings “2015 Corporate Performance” and “Industry Operating Environment.” For those reasons, the Committee believes that the relatively simple and stable 25% method it has used for several years provides a more appropriate approximation of value for our option program.

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Salary

Early in the year, the CEO develops a personal plan that contains financial and strategic goals. The CEO submits that plan to the Committee for review and approval. The Board of Directors also reviews the plan. The Committee reviews the CEO’s achievement of objectives in his personal plan for the preceding year when assessing the CEO’s salary for the coming year. The Committee also weighs competitive practices within the industry as well as corporate initiatives. For other NEOs, the Committee approves salaries each year taking the CEO’s recommendations into account.

In 2015, the Committee held NEO salary rates level except for Mr. Jordan and Mr. Valine. Mr. Jordan’s salary was raised from $760,000 to

$825,000, and Mr. Valine’s salary was increased from $350,000 to $365,000. Since the pay mix (previously discussed) did not change, this resulted in an 8.6% increase for Mr. Jordan and a 10% increase for Mr. Valine. The increases reinstated a 5% across-the-board cut for Mr. Jordan in 2013 and a 5% cut from the long-term components for Mr. Valine. The increases helped reduce a gap compared to the median of our Peer Banks. Based on analysis of 2014 compensation (the most recent available at the time of the increases), with the increase for Mr. Jordan in 2015, his total annual compensation remained below the 2014 median for Peers.

Annual MIP Bonus

Under our Management Incentive Plan (MIP), the annual bonus opportunity offered to each NEO other than Mr. Kisber (whose MIP bonus is discussed at the end of this section) is based on targets that are approved by the Committee early in that year. Each MIP bonus is based on achievement of company and/or business unit financial targets as well as individual personal plan objectives. For these NEOs, MIP bonus amounts can be adjusted based on several corporate as well as individual performance factors.

For 2015, similar to 2013 and 2014, the Committee established a maximum MIP bonus opportunity per person equal to 2% of adjusted 2015 core pre-tax earnings. Pre-tax earnings are adjusted to exclude the results of our non-strategic business segment as well as certain one-time or unusual financial or accounting items. Subject to that maximum, the Committee may exercise negative discretion to determine the final bonus amount.

Early in 2015, the Committee established a grid to guide the exercise of negative discretion. Individual bonuses were determined by applying a corporate rating, subject to potential adjustments for various factors, along with an individual rating to individual target bonus levels set for each NEO.

The corporate rating was driven by budgeted core pre-tax earnings as shown in the following table. A subjective adjustment was made based on a multi-point balanced scorecard which rates the company against the Peer Banks. The earnings levels used to create the grid were selected to provide an incentive to achieve or exceed budget. In all cases, core pre-tax earnings was adjusted for specific items such as changes in accounting principles and certain unusual or notable items, such as litigation settlements. Each NEO’s bonus was subject to further adjustments for risk management results, quality of earnings, contributions to non-strategic results, and individual personal plan results. Under “quality of earnings” the Committee intended, among other things, to take account of unusual shortfall or windfall in revenues associated with interest rate movements during the year relative to budgetary expectations. All points on the grid and all calculated bonus amounts were subject to further adjustment up or down by the Committee. However, the final bonus paid could not exceed 150% of target.

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2015 MIP Bonus Calculation Grid

Adjusted 2015 Core Pre-Tax Earnings	Percent of Budget	Core Pre-Tax Earnings Rating*	Adjustment Factors	Corporate Rating	Bonus Target Amount	Calculated MIP Bonus Amount	Individual Rating Adjustment
$346 million or more	125% or higher	150%	• Balanced scorecard assessment versus peers • Risk management results • Quality of earnings • Contribution to non- strategic outcomes	Corporate rating of 0% to 150%	Bonus target amounts are pre-set percentages of cash salary, ranging from 90% to 140% for the NEOs	Calculated Bonus = [corporate rating] x [bonus target amount]	Execution of personal plan goals for the year results in a personal plan rating of 0% to 150%. The maximum final bonus amount under the Grid is 150% of target.
$278 million	101%	101%
$250-277 million	91%- 100%	100%
$249 million	90%	89%
$222 million	80%	75%
$139 million	50%	50%
Less than $139 million	Less than 50%	0%

*	Core Pre-Tax Earnings Rating is interpolated if results fall between two points on the grid.

The balanced scorecard used as one of the subjective adjustment factors ranked our company among Peer Banks on seventeen financial measures. The scorecard process used quantitative financial measures and peer rankings, but was not used in a quantitative manner to determine a specific numerical rating. Instead, the Committee considered the scorecard results in a subjective manner.

The Committee also considered risk management, quality of earnings, and contribution to non-strategic outcomes as potential adjustment factors.

In 2015, the CEO’s personal plan included six major performance areas: strategic, financial (structural improvements and revenue growth), customer, shareholder value, employees, and risk management & credit quality. These areas had no particular weighting and were not applied in a quantitative manner. Each NEO’s personal plan substantially overlapped the CEO’s and also was related to operations managed by that NEO.

The outcomes of the bonus process for the NEOs other than Mr. Kisber are summarized below.

2015 MIP Bonus Outcomes

NEO	Core PTE Rating	Overall Impact of Adjustments	Corporate Rating	Bonus Target ($)	Calculated Bonus ($)	Individual Rating	Final Bonus ($)
Mr. Jordan	82.5%	+17.5%	100%	1,155,000	1,155,000	100%	1,155,000
Mr. Losch	82.5%	+17.5%	100%	425,000	425,000	100%	425,000
Mr. Popwell	82.5%	+17.5%	100%	450,000	450,000	100%	450,000
Mr. Valine	82.5%	+17.5%	100%	328,500	328,500	100%	328,500

Core pre-tax earnings for 2015, after all required adjustments were made, totaled $236.5 million. That resulted in an overall maximum bonus per person of $4.7 million, and a core pre-tax earnings (PTE) rating of 82.5%.

The Committee determined that the core PTE rating should be adjusted in two parts.

First, the rating was adjusted to 92% by making three non-required quantitative adjustments related to the TrustAtlantic merger, an expense reduction

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related to a retirement program, and a gain realized from the early redemption of long-term debt. The Committee judged that the first was an expense due to regulatory delay outside of management’s control, while the last two were positive impacts resulting from management decisions and effort. Although these adjustments were not required, the Committee’s decision to make them was consistent with recent past practice where items, positive or negative, have been excluded when not within management’s control.

Second, the Committee further raised the corporate rating, to 100% overall, because of the high quality of earnings in 2015 and non-strategic outcomes. Key factors driving these non-quantifiable adjustments for 2015 were excellent commercial loan growth and good deposit growth over and above that from the TrustAtlantic merger, good credit quality in the bank, good growth in the fixed income business, and excellent performance in the non-strategic loan portfolio, all of which the Committee believes resulted largely from management efforts rather than uncontrollable factors. For example, management responded to the negative impacts (relative to budget) of environmental factors, such as static low rates, with positive actions, such as significant new incentives to drive economically profitable loan growth in excess of budget. The balanced scorecard process and risk management factors were not important drivers of bonus outcomes in 2015.

MIP Bonus for FTN Executive

Mr. Kisber is the president of our fixed income business unit (FTN Financial). His bonus for 2015 was earned under the MIP, but was driven by the overall incentive pool created under the Capital Markets Incentive Compensation Plan to provide a compensation opportunity consistent with that of competitors in that industry. The incentive pool generally is funded as a specified percentage of divisional net profits, as defined, plus an additional percentage if net profits exceed a specified return on expense. Mr. Kisber’s 2015 compensation package generally is a percentage of the pool approved by the Committee each year, not to exceed 15% and subject to certain limits imposed by the Committee. The Committee imposed a $6 million overall limit on Mr. Kisber’s 2015 package. The first $2.5 million after salary was to be paid in cash, the next $1.9 million in regular annual stock awards, and any amount over that, up to $1 million, was to be paid in special RSUs (18-month vesting period, settled in cash). The regular stock awards, in turn, were to be granted first in RSUs (first $500,000), then in PSUs ($840,000), and any remainder in stock options. The Committee treats only the cash and the special RSUs ($3.5 million total) as part of the MIP award, though in fact the entire package after salary is performance-based.The Committee also retains the discretion under the MIP to reduce any calculated bonus amount for Mr. Kisber, but made no reduction for 2015.

Fixed Income’s contribution to our pretax earnings in 2015 was $26.6 million. Mr. Kisber’s earned package for 2015 was $2,500,000 in cash (under the MIP) and $353,000 in regular RSUs. Since those regular RSUs were granted in 2016 and are not considered part of his 2015 MIP bonus, they are not reported as part of Mr. Kisber’s 2015 compensation.

Stock Awards

Overview

In 2015, the CEO’s annual stock award mix was one-half PSUs, with RSUs and options comprising one-quarter each. For other NEOs except Mr. Kisber, the more heavily weighted component consisted of RSUs. The Committee believes that this mix of equity provides appropriate incentives to focus on performance goals, especially for the CEO, and to remain with our company.

Restricted Stock Units

Regular executive RSUs vest in March three years after grant if the NEO remains employed with the company through the vesting date. They are settled in shares. Dividends accrue during the vesting period and are paid in cash at vesting.

Stock Options

NEO stock option awards in 2015 vest in equal installments in March of the first four years following grant if the NEO remains employed with the company through the vesting dates. There is no accrual of cash dividends on options. Each option has a seven-year term and is priced at market at the time of grant. Options will achieve value only to the extent market value on the exercise date exceeds the option price fixed on the grant date.

A stock option provides a direct retention incentive over its vesting period. Options inherently align a significant portion of compensation with the interests of shareholders.

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Performance Stock Units

Consistent with competitive practice, the Committee makes annual grants of performance equity awards with a three-year performance period. The financial goals established at the beginning of each performance period are company-wide in focus and are uniform for all executives. Grants are annual, so financial results in any given year can affect three outstanding awards. The Committee sets performance goals each year based on the company’s objectives at that time, and may change the types and amounts of awards compared to prior years based on desired managerial focus, competitive pressures, and other factors.

Payout of 2015 PSUs will be based on goal achievement as shown in the following chart. Adjusted ROE of our core business segments, averaged over the three-year period 2015-2017, will be ranked against the average ROE results of those banks which, at the end of the performance period, comprise the KBW Regional Bank Index (ticker symbol KRX). Payout can range from 50% to 150% of the target amount granted, or payout can be zero if performance falls below the 50% threshold. Dividends accrue until payment but are paid only to the extent the underlying units vest. Performance will be determined in 2018 but, under a new feature, payment will be deferred two additional years until May of 2020.

Only whole-year ROE results count in the rankings. The adjustments to our ROE consist of several exclusions including the non-strategic segment’s earnings and allocated equity, certain accounting changes, litigation settlements, restructuring or right-sizing expenses, and items described under certain specific areas of accounting guidance.

The KRX banks currently are fifty U.S. regional banks, a wider range of institutions than those in our Peer Bank group used for other purposes. For PSU awards, the Committee believes that an independently-selected basket of competitors like the KRX banks provides a larger, more stable group against which to measure our performance over a three-year period. This rank structure was continued from recent years primarily because the use of a relative-rank goal rather than an absolute measure should provide a better reflection of our results versus competitors. It was chosen in part because of the volatile environment for us and our industry. The awards should self-adapt to industry events which will unfold over a three-year time horizon and which cannot be predicted in advance.

Fixed Income Award Practices

The overall amount of annual stock awards granted to Mr. Kisber, the head of our fixed income business, is impacted by the previous year’s results. Early each year, a maximum stock award opportunity is approved by the Committee as part of his entire compensation package, as discussed in “Relative Sizing and Mix” starting on page 61 above. Early in the next year, actual grants are approved which may be less than the opportunity levels, as discussed in “MIP Bonus for FTN Executive” on page 65 above. The amounts actually granted are based on an assessment of fixed income results. Quantitative and qualitative factors are considered.

Although Mr. Kisber’s opportunity for awards was substantial, as mentioned above, no awards were granted to him in early 2015 (shown in the Summary Compensation Table on page 70) due to the lower revenues and earnings achieved by our fixed income business segment in 2014 in the face of unfavorable market conditions.

Special Retention Awards

In 2015, the Committee approved special retention awards for targeted executives, including Messrs. Losch, Popwell, and Valine. These awards consisted of restricted stock with a 5-year service vesting period. As with all awards, the recipient is required to work for us the entire “service vesting” period before the award is paid. Grant-date values varied, with the highest amount set at $500,000. The recipients were selected, and individual amounts were chosen, based on an analysis for each position of the risk of poaching by other companies balanced against retention-oriented awards already in place.

In February 2016, the Committee approved a special retention award for our CEO. The award was in two parts consisting of 155,238 special retention stock units and 411,747 stock options. The units have a 7-year service vesting period.

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The units have a performance goal which is relatively nominal, compared to annual PSUs discussed above, in order to amplify the retention impact of the award. The stock options were granted at-market with service vesting in 2020, 2021 and 2022 and a seven-year expiration date. In making this award to Mr. Jordan, the Committee wanted to close the gap it perceived in the current total retention value of his outstanding awards relative to the risk that another company might try to recruit him. The Committee believes that Mr. Jordan’s leadership and experience have been critical to our company’s recent successes and will remain crucial in the years to come.

Deferral Programs

We offer many employees and directors the means to manage their personal tax obligations associated with compensation from the company through various nonqualified deferral programs. All contributions are from participant deferrals; the company pays administrative costs but makes no direct contributions. Amounts deferred earn at-market returns indexed to the performance of certain mutual funds selected by the participant.

Benefits

We provide a broad-based welfare benefit program to employees in line with competitors. Through this program employees may select a variety of benefits such as health and dental insurance coverage, a vision benefit, and other items. We also provide broad-based death and disability benefits. We provide other benefits to executives to remain competitive, including the following:

•	Survivor Benefit Plan—This plan provides a benefit of 2.5 times base salary if death occurs during active service, which is reduced to 1.0 times salary if death occurs following departure due to disability or retirement. This benefit is provided to about 300 active employees, including all NEOs, based on job grade, as an alternative to the broad-based survivor benefit.
•	Executive disability program—Our broad-based disability benefit provides up to 60% of monthly pay (including base salary, bonus, commissions and incentive compensation) income replacement, subject to a cap. The executive program benefit has a higher cap of $25,000 per month. An executive may elect to purchase an additional benefit of up to $5,000 per month.

•	Perquisites—We provide a limited range of perquisites which are customary in our industry. Details of executive perquisites are discussed beginning on page 72 of this proxy statement in footnote (i) to the Summary Compensation Table.

Post-Employment Benefits

We provide retirement and other post-employment benefits, discussed below, that we believe are customary in our industry. We provide them to remain competitive in retaining and recruiting talent.

Savings Plans

We provide all qualifying full-time employees with the opportunity to participate in our tax-qualified 401(k) savings plan. The plan allows employees to defer receipt of earned salary on a tax-advantaged basis. Accounts may be invested in a wide range of mutual funds and in our common stock. Since 2013, we have provided a 100% match for the first 6% of salary each eligible participant (having at least one year of service) elects to defer into the plan, up from a 50% match on the first 6% of salary deferred in previous years. Matched contributions can be invested in company stock or certain other investment vehicles at the participant’s election.

Qualifying contributions to the savings plan are capped by tax law. Our savings restoration plan provides a restorative benefit to participants in the savings plan whose compensation exceeds the limits, including all participating NEOs. The combined qualified and restoration contributions occur as if the tax limitations did not exist.

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Pension Plans

Our pension plan is a traditional broad-based plan providing a defined benefit to eligible employees upon retirement. Employees hired after August 31, 2007 (including Messrs. Losch and Valine) were not eligible to participate. The benefit is based upon a participant’s average base salary for the highest five years of the ten most recent years of credited service, and social security benefits (under an offset formula). Benefits normally are payable after age 65. The formula works in a traditional manner so that longevity with the company is rewarded. Benefits under the plan were frozen in 2012. As a result, no new years of service or changes in base compensation after 2012 will affect benefit levels.

Tax laws limit the qualifying salary that can be used, and thus the benefit that can be paid, under the pension plan to a dollar amount that is adjusted each year for inflation. Our pension restoration plan provides a restorative benefit to certain executives who participate in the pension plan, including all participating NEOs, so that the combined pension and restoration benefit is calculated as if the limitations on the qualifying pension benefit did not exist. The pension and pension restoration plans thus operate as a single plan in terms of defining a person’s benefit. Benefits under the restoration plan also were frozen in 2012.

Change in Control (CIC) Benefits

Since the mid-1980s, the financial services industry has experienced extraordinary periods of consolidation. Merger activity abated substantially following the last recession, but activity excluding the four largest U.S. banks has rebounded somewhat the past few years. Although these circumstances have created substantial business opportunities for us and others, they have also created substantial personal uncertainties for employees. Our CIC severance agreements and CIC plan features were put in place a number of years ago in response to these uncertainties.

We have CIC severance agreements with each NEO other than Mr. Kisber. These are not employment agreements. They provide significant benefits if employment is terminated in connection with a CIC event, but otherwise provide no employment protection. Additional information about these contracts is provided under the caption “Change in Control Severance Agreements” in the “Change in Control (CIC) Arrangements” section beginning on page 80 of this proxy statement.

The primary objectives of our CIC severance agreements are to allow us to compete for executive talent during normal times. If a CIC situation were to arise, the agreements also provide an incentive for our executive team to remain with the company, focused on corporate objectives, during the pursuit, closing, and transition periods that accompany CIC transactions in our industry.

Under many of our programs a CIC event can cause awards or benefits to vest, be paid, or be calculated and paid at target payout levels. The main objective of these features is to allow us to offer competitive compensation packages in an industry where robust periods of consolidation occur. Like our CIC severance agreements, these program features have a double trigger, which means that vesting or payment is accelerated only when a CIC event occurs resulting in termination of employment.

Compensation Committee Report

The Compensation Committee Report is located on page 18 of this proxy statement under the caption “The Compensation Committee.”

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Recent Compensation

This Recent Compensation section provides detailed information about the compensation paid to our named executive officers in 2015. This section should be read in conjunction with the immediately preceding Compensation Discussion and Analysis section.

2015 Direct Compensation Actually Paid

A comprehensive Summary Compensation Table, along with detailed footnotes and commentary, is presented in the next several sections. To provide context for that information, the following chart shows direct compensation amounts actually paid in 2015 to our named executive officers, except that the 2015 bonus (which was paid early in

2016) is included rather than any earlier bonus. Direct compensation components include salary, bonus paid, and stock awards vested. For this purpose, amounts are considered “paid” if they were paid or deferred on a fully-vested basis. All amounts are shown before reduction for withholding taxes and other payroll deductions.

2015 Direct Compensation Actually Paid

($ in millions)

Key details regarding the segments in this chart follow:

•	MIP Bonus. Each annual bonus award under the MIP for 2015 was paid in cash early in 2016, except Mr. Kisber’s was paid partly in restricted stock units (RSUs).

•	Stock Awards Vested. Awards vested in 2015 consisted of performance stock units (PSUs), restricted stock shares (RS), RSUs, and stock options. Values are based on the market price of our stock on the vesting date. Stock options are valued based on the “spread” at vesting, which is the difference between market price at that time and the option price; any negative spreads at vesting are ignored (there were none in 2015). Bonuses for 2012 and 2013 were paid partly in RS, portions of which vested in 2015 and are included in this segment. Stock award values reported in this chart were significantly boosted in 2015 because our stock prices on the vesting dates ranged from $13.89 to $14.64 per share, which were significantly higher than prices on the various grant dates.

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Summary Compensation & Award Grant Tables

Summary Compensation Table

The amounts shown in the Summary Compensation Table include all compensation earned for 2015, including amounts deferred by those persons for all services rendered in all capacities to us and our subsidiaries. Compensation amounts from the past two years also are included for most of the named executives. Additional compensation information is provided in the remainder of this section. No named executive officer who served as a director was separately compensated as a director.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
						Non-Equity	Value &
						Incentive	NonQualified
						Plan	Deferred
Name and				Stock	Option	Compensa-	Compensation	All Other
Principal		Salary	Bonus	Awards*	Awards	tion*	Earnings**	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
D.B. Jordan	2015	$815,000	—	$1,144,893	$429,016	$1,155,000	$ —	$ 81,582	$3,625,491
Chairman,	2014	760,000	—	1,054,486	418,371	904,400	243,395	97,485	3,478,137
President, &	2013	760,154	—	1,057,165	595,874	820,800	—	75,736	3,309,729
CEO

W.C. Losch	2015	$425,000	—	$604,276	$167,247	$425,000	$ —	$ 41,382	$1,662,905
EVP & CFO	2014	425,000	—	398,415	158,080	361,250	—	47,732	1,390,477
	2013	423,077	—	468,020	201,949	260,000	—	32,377	1,385,423

M.E. Kisber	2015	$600,000	—	$—	$—	$2,500,000	$ —	$ 48,917	$3,148,917
President–FTN	2014	600,000	—	509,994	404,684	2,124,000	185,746	109,308	3,933,732
Financial	2013	600,000	—	1,802,270	712,767	2,000,000	—	52,752	5,167,789

D.T. Popwell	2015	$450,000	—	$672,517	$177,086	$450,000	$ —	$ 53,853	$1,803,456
President–	2014	450,000	—	421,860	167,375	400,000	144,163	67,663	1,651,031
Banking	2013	450,000	—	495,548	213,829	325,000	—	55,185	1,539,562

Y.A. Valine	2015	$362,692	—	$801,146	$112,858	$328,500	$ —	$ 35,884	$1,641,080
EVP–Chief
Risk Officer

*	For 2012, MIP bonuses were paid partly in restricted stock or stock units issued early in 2013. MIP-driven stock awards related to 2012 were reported in prior-year proxy statements as part of 2012 bonus, and so are not included in 2013’s column (e).

**	For Messrs. Jordan, Kisber, and Popwell, actual pension value changes for 2015 and 2013 were negative: ($39,521), ($28,213), and ($21,405) for 2015, and ($107,128), ($63,893), and ($58,746) for 2013, respectively.

Explanations of certain columns follow:

Col (b) Year. Mr. Valine was not a named executive before this year’s proxy statement.

Col (c) Salary. Cash salary is shown in this column. Salary stock units (SSUs), which were discontinued after 2013, are included in column (e).

Col (d) Bonus. No discretionary bonuses were paid to the named executive officers. Column (g) shows the annual Management Incentive Plan (MIP) bonus awards earned.

Cols (e)-(f) Accounting Values. Columns (e) and (f) show the grant date fair value of the awards using the accounting method applicable to our financial statements. The accounting valuation method makes assumptions about growth and volatility of our stock value, expected duration in the case of options, vesting, forfeiture, future company performance, and other matters. A discussion of those assumptions appears in note 19 to our 2015 annual report to shareholders. Actual future events may be substantially inconsistent with the assumptions. Accordingly, the actual values realized by an award holder are

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likely to differ substantially from these accounting values.

Col (e) Stock Awards. Column (e) includes the accounting values of SSU (2013 only), RSU, PSU, and retention RS awards granted during each year. These do not represent amounts paid or earned; they are the values attributed to awards under applicable accounting rules.

Col (e) Regular PSUs. PSUs are performance-based, using a three-year performance period. Eventual payout may be higher or lower than the accounting values used in column (e), and may be zero. PSUs also have a service-vesting requirement. Generally, PSU performance depends upon our adjusted core-segment ROE ranking relative to certain peer banks during the performance period. For 2014, a second type of PSU was granted (20% of the total that year), the performance of which depends upon the Committee’s subjective assessment of total corporate performance as well as individual performance over that performance period (2014-16). In all cases, a percentage of PSUs (50% to 150%) will vest if threshold or higher performance goals are achieved during the performance period and if the holder remains employed with the company through the vesting date. The PSUs shown settle in shares rather than cash. In column (e) PSU amounts are shown at their original accounting values assigned at grant. Those accounting values are less than the possible payouts if all performance conditions are maximally achieved. The following table provides a summary of the maximum payouts of the PSU awards for each named executive, based on our stock values on the respective grant dates.

Maximum Dollar Values* of PSUs

(Based on Share Price at Grant Date)

Name	2013	2014	2015
Mr. Jordan	$1,128,591	$1,054,486	$1,144,996
Mr. Losch	382,498	199,207	223,186
Mr. Kisber	1,350,000	764,991	—
Mr. Popwell	404,993	210,930	236,306
Mr. Valine	**	**	150,597

*	Maximum dollar values = 150% of target levels for all years presented

**	Mr. Valine was not a named executive in these years.

Col (e) Regular RSUs. Since 2014, the annual equity award package has included RSUs which vest in three years and settle in shares.

Col (e) Retention RS. On occasion special retention awards are made to selected individuals. In 2015, retention RS awards were granted to Messrs Losch, Popwell, and Valine. These awards vest in five years.

Col (e) MIP-Driven Stock Awards. In 2013, non-FTN MIP bonuses relating to 2012 performance were paid 40% in RS awards and 60% in cash. The full amounts of those bonuses previously were reported as part of 2012 bonus. To avoid double-counting, those MIP-driven awards are not reported in column (e).

Col (f) Stock Options. Column (f) includes the accounting values of stock options granted.

Col (g) Annual MIP Bonus Awards. This column shows the annual bonus earned for each year under our MIP. For all three years, MIP bonuses (except for Mr. Kisber) were based upon achievement in the following areas: pre-set levels of adjusted annual pre-tax core earnings; the results of a balanced scorecard process ranking us among selected peer banks on a matrix of balance sheet, capital, expense, earnings, and other measures; execution of personal plan goals; and individual contribution to risk management, quality of earnings, and objectives for our non-strategic business segment. Mr. Kisber’s bonuses were based on the net profits of our FTN Financial division, of which he is the President.

Col (h) Pension & Deferred Compensation. Column (h) includes changes in defined benefit pension actuarial values, which are the aggregate increase during the year in actuarial value of both pension plans (qualified and restoration). Our pension plans were closed to new employees in 2007. Messrs. Losch and Valine do not participate. The pension plan benefits were frozen in 2012. Incremental increases in actuarial pension values occurred after 2012 mainly due to lower discount rates used and the adoption of an updated mortality table based on generally increased life expectancies. No above-market earnings on deferred compensation were accrued during the year for any of the named executives.

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Col (i) All Other. Elements of “All Other Compensation” for 2015 consist of the following:

All Other Compensation (Col (i)) for 2015

(i)(a)	(i)(b)	(i)(c)	(i)(d)
	Perquisites
	&
	Other		Life
	Personal	401(k)	Insur.	Total
Name	Benefits	Match	Prems.	Col (i)
Mr. Jordan	$24,471	$48,265	$8,846	$81,582
Mr. Losch	11,870	24,727	4,785	41,382
Mr. Kisber	6,120	35,285	7,512	48,917
Mr. Popwell	22,396	26,285	5,172	53,853
Mr. Valine	11,120	20,954	3,810	35,884

Explanations of certain columns in the Col (i) table follow:

Col (i)(b) “Perquisites and Other Personal Benefits” includes the following types of benefits: Flexible Dollars; Financial Counseling; Disability Insurance; and Aircraft Usage. Benefits are valued at the incremental cost to us. “Flexible Dollars” represents our contribution to our broadbased benefits plan, a qualified cafeteria-type benefit plan. “Financial Counseling” represents payments for the preparation of income tax returns and related financial counseling. “Disability Insurance” represents insurance premiums with respect to our disability program. “Aircraft Usage” represents imputed income to the executives when their spouses accompany them on a business trip using non-commercial aircraft. This column also includes imputed taxable income from our company-wide wellness program, and (for Mr. Jordan) the cost of participating in the Mayo Clinic Executive Health

Program. The Board of Directors requires Mr. Jordan to participate in the Mayo program.

Col (i)(c) “401(k) Match” represents our matching contribution to our 401(k) savings plan. Starting in 2013, coincident with freezing the pension benefits, the 401(k) match rate was doubled to 100% of the first 6% of salary each eligible participant (having at least one year of service) elects to defer into the plan, up from 50% of the first 6%. Also, we implemented a savings restoration plan for each employee whose base salary exceeds the IRS limit. Any flexible benefits plan contributions to the savings plan are included in column (i)(b).

Col(i)(d) “Life Insurance Premiums” represents supplemental life insurance premiums. Under our survivor benefits plan a benefit of 2.5 times annual base salary is paid upon the participant’s death prior to retirement, or one times final salary upon death after retirement.

Grants of Plan-Based Awards

The following table provides information about the MIP bonus opportunity established for, and the grants of PSUs, stock options, RSUs, and retention RS during, 2015. In this table the MIP bonus opportunity is considered a “Non-Equity Incentive Plan Award,” PSUs are considered to be

“Equity Incentive Plan Awards,” while RSUs and RS are considered to be “All Other Stock Awards.” In the table each row represents a separate award grant; a column for a row is blank if it does not apply to the type of award listed in that row or if the dollar amount is $0.

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(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise
			Estimated Possible Payouts			Estimated Future Payouts			Number	Number of	or base	Grant date
			under Non-Equity Incentive			under Equity Incentive			of Shares	Securities	price of	Fair Value
			Plan Awards			Plan Awards			of Stock	Underlying	Option	of Stock
		Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	and Option
Name		Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	Awards($)
Mr. Jordan	MIP	2-12	$577,500	$1,155,000	$1,732,500							NA
	Opt	2-12								106,880	$14.28	$429,016
	PSU	2-12				31,621	63,242	94,863				763,331
	RSU	2-12							26,720			381,562
Mr. Losch	MIP	2-12	$212,500	$425,000	$637,500							NA
	Opt	2-12								41,666	$14.28	$167,247
	PSU	2-12				6,164	12,327	18,491				148,787
	RSU	2-12							20,833			297,495
	RRS	2-12							11,064			157,994
Mr. Kisber	MIP	2-12	NA	NA	$3,500,000							NA
Mr. Popwell	MIP	2-12	$225,000	$450,000	$675,000							NA
	Opt	2-12								44,117	$14.28	$177,086
	PSU	2-12				6,526	13,052	19,578				157,537
	RSU	2-12							22,058			314,988
	RRS	2-12							14,005			199,991
Mr. Valine	MIP	2-12	$164,250	$328,500	$492,750
	Opt	2-12								28,116	$14.28	112,858
	PSU	2-12				4,159	8,318	12,477				100,398
	RSU	2-12							14,058			200,748
	RSA	2-12							35,014			500,000

Explanations of certain columns follow:

Col (b). An award is effective for legal and accounting purposes on its grant date. For each award shown, the Compensation Committee took final action to grant each award on that date.

Cols (c)-(e) MIP Bonus Opportunities. The Committee established performance criteria and set target amounts early in 2015 for MIP bonus opportunities. Details about the opportunities, their goals, and their limitations are discussed in “Annual MIP Bonus” beginning on page 63.

The annual MIP bonus for Mr. Kisber is based on net profits generated by the FTN fixed income division, without any threshold or target levels. The Compensation Committee established an overall maximum of $3.5 million for Mr. Kisber’s 2015 bonus opportunity. The first $2.5 million of earned bonus was payable in cash, and the last $1 million was payable in the form of MIP-driven RSUs.

The information in columns (c)-(e) shows 2015 MIP bonus opportunities. Information concerning MIP bonuses actually earned for 2015 is shown in column (g) of the Summary Compensation Table and under the caption “Annual MIP Bonus” beginning on pages 70 and 63, respectively.

Cols (f)-(h) Stock Incentives. The performance requirements for the 2015 PSU awards are discussed in the notes for column (e) of the

Summary Compensation Table above. Performance below the threshold level will result in 0% payout. Performance above threshold will result in payouts ranging from 50% (col (f)) to 100% (col (g)) to 150% (col (h)) of target levels. See “Performance Stock Units” on page 66 for additional information. The 2015 PSUs will vest on May 12, 2018 if threshold performance is achieved, but payment will be deferred for two years.

Col (i) Other Stock Awards. Column (i) includes RSUs and retention RS granted in 2015.

Cols (j)-(k) Stock Options. Column (j) shows the number of shares granted under options to the named executives in 2015, and column (k) shows the exercise price per share of those options. The exercise price was the market price of our stock on the grant date. For additional information see the discussion of column (f) of the Summary Compensation Table beginning on page 70 of this proxy statement.

Col (l) Grant date fair values. Column (l) reflects the accounting value of the awards shown in columns (g), (i) and (j). For stock options, the grant date fair value is based on the Black Scholes value on the grant date, which was $4.0140 per share. For additional information see the discussion of columns (e) and (f) of the Summary Compensation Table beginning on page 70.

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Supplemental Disclosures for Summary Compensation and Grants of Plan-Based Awards Tables

For information about the rationale behind, sizing of, and other aspects concerning the major compensation elements, see “Overview of Direct Compensation Components,” “Relative Sizing & Mix,” and “Salary” beginning on pages 58, 61, and 63, respectively.

The vesting schedules of equity-based awards granted in 2015 are as follows:

•	Stock options vest in equal parts on March 2 of the first four years after grant.

•	PSUs vest on May 12 three years after grant if goals are achieved at the 50% payout level or greater.

•	RSUs and retention RS awards vest on March 2, three and five years after grant, respectively.

Vesting information related to all equity awards held by the named executives at year-end appears under the heading “Outstanding Equity Awards at Fiscal Year-End” below, especially in the notes to the table in that section. For all awards, vesting will or may be accelerated or pro-rated in the cases of death, disability, retirement, and qualifying termination after a change in control. For performance awards, service-vesting may be waived, but performance goals generally are not waived, following retirement, and awards may be pro-rated. Additional information concerning the acceleration features of awards is set forth under the caption “Change in Control (CIC) Arrangements” on page 80.

Dividends or dividend equivalents accrue at normal declared rates on stock awards other than options. Accrued dividends and equivalents are paid at vesting, or forfeit if the award is forfeited.

Participants may pay the exercise price of options with shares of our stock which they own.

The Compensation Committee has approved a mandatory tax withholding feature under which vested shares are automatically withheld in an amount necessary to cover minimum required withholding taxes. Options have no tax feature.

The Compensation Committee generally has the power to impose deferral of payment as a term or condition of an award. The 2015 PSUs have a mandatory two-year payment deferral after vesting.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about stock options, all types of restricted stock and stock units, and all performance stock awards held at December 31, 2015 by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2015

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
			Equity					Plan	Awards:
			Incentive					Awards:	Market or
			Plan			Number	Market	Number of	Payout Value
	Number of	Number of	Awards:			of Shares	Value of	Unearned	of Unearned
	Securities	Securities	Number of			or Units	Shares or	Shares,	Shares, Units
	Underlying	Underlying	Securities	Option		of Stock	Units of	Units or	or Other
	Unexercised	Unexercised	Underlying	Exercise	Option	Held that	Stock that	Other Rights	Rights that
	Options(#)	Options(#)	Unearned	Price	Expiration	Have Not	Have Not	that Have Not	Have Not
Name	Exercisable	Unexercisable	Options(#)	($/sh)	Date	Vested(#)	Vested($)	Vested(#)	Vested($)
Mr. Jordan	195,780	—	—	$11.85	2/11/2018
	215,644	71,882	—	9.46	2/14/2019
	92,716	92,718	—	10.82	2/12/2020
	29,864	89,592	—	11.77	2/12/2021
	—	106,880	—	14.28	3/2/2022
						69,154	$1,004,116	517,885	$7,519,690
Mr. Losch	48,607	—	—	$11.85	2/11/2018
	63,424	21,142	—	9.46	2/14/2019
	31,422	31,424	—	10.82	2/12/2020
	11,284	33,852	—	11.77	2/12/2021
	—	41,666	—	14.28	3/2/2022
						57,984	$841,928	47,177	$685,010
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(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
			Equity					Plan	Awards:
			Incentive					Awards:	Market or
			Plan			Number	Market	Number of	Payout Value
	Number of	Number of	Awards:			of Shares	Value of	Unearned	of Unearned
	Securities	Securities	Number of			or Units	Shares or	Shares,	Shares, Units
	Underlying	Underlying	Securities	Option		of Stock	Units of	Units or	or Other
	Unexercised	Unexercised	Underlying	Exercise	Option	Held that	Stock that	Other Rights	Rights that
	Options(#)	Options(#)	Unearned	Price	Expiration	Have Not	Have Not	that Have Not	Have Not
Name	Exercisable	Unexercisable	Options(#)	($/sh)	Date	Vested(#)	Vested($)	Vested(#)	Vested($)
Mr. Kisber	10,910	—	—	$25.99	7/1/2016
	10,025	—	—	28.27	7/1/2017
	202,531	—	—	11.85	2/11/2018
	7,846	—	—	36.09	7/1/2018
	190,274	63,425	—	9.46	2/14/2019
	10,312	—	—	27.46	7/1/2019
	110,905	110,906	—	10.82	2/12/2020
	28,887	86,661	—	11.77	2/12/2021
	8,513	—	—	23.49	7/2/2021
	3,156	—	—	15.84	7/1/2022
						—	$—	126,509	$1,836,911
Mr. Popwell	41,924	—	—	$11.85	2/11/2018
	51,373	17,125	—	9.46	2/14/2019
	33,271	33,272	—	10.82	2/12/2020
	11,947	35,843	—	11.77	2/12/2021
	—	44,117	—	14.28	3/2/2022
						64,200	$932,184	49,952	$725,303
Mr. Valine	42,531	—	—	$11.85	2/11/2018
	44,397	14,799	—	$ 9.46	2/14/2019
	19,408	19,409	—	$10.82	2/12/2020
	7,062	21,187	—	$11.77	2/12/2021
	—	28,116	—	$14.28	3/2/2022
						66,276	$962,328	29,935	$434,656

Explanations of certain columns in the table follow:

Col (c) Unvested Options. The vesting dates of options reported in column (c) are:

Stock Options Unvested at Year-End

Grant	Vesting
Date	Date	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Mr. Valine
2/14/2012	2/14/2016	71,882	21,142	63,425	17,125	14,799
2/12/2013	2/12/2016	46,359	15,712	55,453	16,636	9,704
	2/12/2017	46,359	15,712	55,453	16,636	9,705
2/12/2014	2/12/2016	29,864	11,284	28,887	11,947	7,062
	2/12/2017	29,864	11,284	28,887	11,948	7,062
	2/12/2018	29,864	11,284	28,887	11,948	7,063
2/12/2015	3/2/2016	26,720	10,416	—	11,029	7,029
	3/2/2017	26,720	10,416	—	11,029	7,029
	3/2/2018	26,720	10,417	—	11,029	7,029
	3/2/2019	26,720	10,417	—	11,030	7,029

Col (g) Unvested Non-Performance Shares & Units. Column (g) includes unvested RSUs and RS, specifically regular annual RSUs, RS granted in connection with certain previous MIP bonuses, and special retention RS awards. The vesting dates of those awards are shown below:

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RS & RSU Awards Unvested at Year-End

Grant	Award	Vesting
Date	Type	Date	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell*	Mr. Valine
2/12/2013	MIP RS	2/12/2016	—	—	—	4,242	—
2/12/2013	MIP RS	3/2/2016	12,570	3,520	—	—	3,080
2/12/2014	RSU	2/12/2017	—	—	—	23,895	—
2/12/2014	RSU	3/2/2017	29,864	22,567	—	—	14,124
2/12/2015	RSU	3/2/2018	26,720	20,833	—	22,058	14,058
2/12/2015	Ret RS	3/2/2020	—	11,064	—	14,005	35,014

* Mr. Popwell’s pre-2015 awards vest on February 12 rather than March 2.

Col (i) PSUs. Column (i) reports PSU awards granted from 2012 through 2015 outstanding at year-end. The performance periods for those PSUs are shown below. Awards are reported in units at target levels. In each case except 2012, the maximum is 150% of target. For the 2012 award, the maximum is 100% of target. The 2012 PSUs were a special incentive/retention award for the CEO which do not pay anything unless either (a) our stock maintains a $20 price level for a certain period before the 5th anniversary of grant, or (b) the value of a share of our stock on the 5th anniversary, measured using total shareholder return, is at least $20.

PSU Awards Unvested at Year-End

Grant	Performance
Date	Period	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Mr. Valine
5/07/2012	5/12-5/17	325,379	—	—	—	—
2/12/2013	2013-15	69,537	23,567	83,179	24,953	14,556
2/12/2014	2014-16	59,727	11,283	43,330	11,947	7,061
2/12/2015	2015-17	63,242	12,327	—	13,052	8,318

Cols (h) & (j) Values. Columns (h) and (j) reflect year-end market values of the awards reported in columns (g) and (i), respectively, with no discount for risk of forfeiture or time delay until vesting. The values reported are not based on financial accounting methods.

Options Exercised and Stock Vested

The following table shows stock options exercised by the named officers (none in 2015) along with other stock awards that vested during 2015. PSUs were paid in shares. No RSUs held by named executives vested in 2015. The values of shares or share units vested are based on market prices for the respective vesting dates. Those prices in 2015 were significantly higher than prices on the various grant dates.

Options Exercised and Stock Awards Vested During 2015

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
			Number of
	Number of		Shares
	Shares	Value	Acquired or	Value
	Acquired	Realized	Units Paid on	Realized
Name	on Exercise(#)	on Exercise($)	Vesting(#)	on Vesting($)
Mr. Jordan	—	—	118,964	$1,710,949
Mr. Losch	—	—	55,884	803,893
Mr. Kisber	—	—	83,245	1,197,063
Mr. Popwell	—	—	48,216	686,572
Mr. Valine	—	—	25,582	367,931
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Post-Employment Compensation

Overview & Common Terms

We offer programs providing benefits after retirement and for certain other terminations. Other programs have features that enhance, accelerate, reduce, shorten, or forfeit benefits if employment terminates in various ways. Those programs and features are discussed in this section.

Common post-employment terms include:

•	Discharge or Resignation. A termination of employment by First Horizon or by the executive, respectively, other than disability or retirement.

•	Disability. A permanent inability to work.
•	Retirement. A termination of employment after meeting certain age and service requirements specified in the applicable program. Some programs specify early and normal retirement requirements; others specify only normal retirement or make no provision for retirement.

•	Change in Control, or CIC. A corporate change in control of FHN as defined in the program. The definition used in active programs is discussed in “Change in Control—Definition” on page 80.

Pension Plans

We operate two defined benefit retirement plans: a broad-based taxqualified pension plan and an unfunded non-qualified pension restoration plan limited to employees for whom the qualified benefit is limited by tax law. The restoration plan extends the benefit beyond that tax law limit. The two plans effectively provide a single pension benefit.

The plans were closed to new hires in 2007, and benefits were frozen at year-end 2012. Credited service years do not increase, and changes in compensation are ignored.

Pension benefits are based on average compensation for the highest 60 consecutive months of the last 120 months of service prior to 2013, length of service prior to 2013, and social security benefits. Covered compensation includes cash salary reportable to the IRS plus pre-tax contributions under the savings plan and employee contributions under the flexible benefits plan, and excludes bonuses, commissions, other deferred compensation, and incentives.

A “normal” pension benefit provides a monthly payment to the employee for life beginning at retirement at age 65. Participants under age 65 who are at least age 55 with 15 years of service may retire early with a reduced pension benefit. The reduction varies based on age at retirement. Similarly, a delay in retirement will increase benefits. A participant may make other elections which change the benefit. Those include a spousal benefit election, a minimum (certain) payment term, and a lump sum benefit (restoration plan only). Married participants often choose a qualified joint and survivor annuity with a surviving spouse receiving 50 percent of the participant’s benefit.

The following table shows estimated normal retirement benefits under the pension plans as of December 31, 2015. Messrs. Losch and Valine do not participate in these plans.

Pension Benefits

(a)	(b)	(c)	(d)	(e)
Name	Plan	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Jordan	Qualified	6 yrs	$223,213	—
	Restoration	6 yrs	691,469	—
Mr. Kisber	Qualified	20 yrs	760,566	—
	Restoration	NA	NA	NA
Mr. Popwell	Qualified	6 yrs	243,329	—
	Restoration	6 yrs	327,632	—

Explanations of certain columns follow:

Col (c). This column shows full years of credited service, unchanged since 2012.

Col (d). Column (d) reflects the actuarial present value of each named executive’s accumulated benefit, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to 2015 except that retirement age is assumed to be the normal retirement age of 65. Column (d) amounts were calculated by the pension plan actuary using the projected unit credit cost method. This method recognizes cost in an increasing pattern as a participant approaches retirement. The 2015

77

discount rates are 4.30% for the pension plan and 4.00% for the pension restoration plan and reflect the expected average term until settlement of each of these plans. The assumptions on which the amounts presented in the table are based are discussed in note 19 to our financial statements.

Col (e). No pension benefit amounts were paid during 2015 to any named executive officer.

Non-Qualified Deferred Compensation Plans

We provide several plans allowing executives to defer receipt and taxation of cash salary and bonus. Deferred amounts are credited to accounts and earnings accrue according to the provisions of each plan. Participants have some discretion regarding the length of the deferral period, the investment criteria upon which earnings are based, and whether payout will be lump sum or an annuity. A commonly selected deferral period lasts until employment terminates. These plans are unfunded: no trust holds funds in the accounts, which legally are unsecured debt we owe participants.

In all plans each account is fully vested and non-forfeitable. Except for the timing of payments, plan accounts are not reduced or enhanced by termination of employment, change in control, or other event.

Starting in 2013, with the freezing of the pension plans discussed above, we have provided a 100% match under the broad-based tax-qualified savings plan for the first 6% of salary each eligible participant (having at least one year of service) elects to defer into the plan, up from a 50% match for the first 6% of salary deferred in previous years. The qualified plan allows employee contributions subject to dollar limits imposed by tax laws.

We have adopted a savings restoration plan for those employees, including most executives, whose base salary exceeds the qualified plan’s ceiling. The restoration plan provides a nonqualified vehicle for highly-paid employees to continue to participate in a savings plan beyond the tax law limits. Unlike the qualified plan, the restoration plan is unfunded. The restoration plan offers many of the same investment options as the qualified plan, but our stock is not among those.

We reduce the risk of its obligations under the restoration and other nonqualified deferred compensation plans by purchasing investments designed to track the performance of the investment elections made by participants.

Information concerning account activities and balances of the named executive officers with respect to non-qualified deferred compensation plans is presented below.

Nonqualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Mr. Jordan	$259,205	$32,365	$(358)	—	$1,300,175
Mr. Losch	9,600	8,827	(1,855)	—	89,034
Mr. Kisber	20,100	19,385	36,390	—	1,012,917
Mr. Popwell	11,100	10,385	(3,283)	—	97,524
Mr. Valine	9,810	5,054	(277)	—	67,845

Explanations of certain columns follow:

Col (b). Traditional deferred compensation plan. Currently up to 80% of cash salary and 80% of annual cash bonus may be deferred in the traditional deferred compensation plan for executives.

Col (b). Savings restoration plan. Column (b) includes executive salary contributions to this plan.

Col (c). Includes company matching contributions under the savings restoration plan.

Col (d). Earnings reflect interest for those accounts that earn interest. For accounts that are phantom shares of stock or mutual funds, earnings reflect increases and decreases of account value throughout the year. Those amounts are netted as applicable to the individual.

Col (e). Hardship withdrawals are allowed under certain plans. Except under the savings restoration

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plan, an in-service distribution date may be selected when the deferral election is made.

Col (f). Certain plan accounts are denominated as numbers of shares of stock or mutual funds. All such accounts are valued based on the fair market value of those shares at year-end.

The information above excludes the tax-qualified savings plan. For additional information concerning deferred compensation plans see “Deferral Programs” on page 67.

Employment & Termination Arrangements

We have no employment agreement with any named executive. Many plans and programs contain special provisions regarding termination of employment in various common situations, including in connection with retirement or a change in control. We also have certain other arrangements that deal primarily with retirement and change in control situations. This section provides information concerning those provisions and arrangements.

Termination Unrelated to Change in Control

The table below summarizes the impact upon the amounts of various items of compensation of a termination of employment under certain circumstances, other than termination related to a change in control event. Change in control situations are discussed in the following section. In addition to forfeiture of unpaid benefits, many awards provide for clawback of paid benefits if discharge “for cause,” as defined in the applicable program, occurs within two years of payment.

Impact of Termination Events on Unpaid Compensation Items

	Resignation/Discharge	Death/Disability	Retirement	Key Facts
MIP Bonus Opportunity	Forfeit	Generally forfeit, but discretionary payment is possible	Generally forfeit, but discretionary payment is possible	Committee can pro-rate or fully waive service requirement, still subject to performance conditions
PSUs	Forfeit	Pro-rated waiver of service requirement, no waiver of performance	For approved retirement, pro-rated waiver of service requirement, no waiver of performance	Committee may require covenants such as non-competes as a condition for approval
Exercisable Stock Options	Expire 3 months after termination	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended
Unexercisable Stock Options	Forfeit	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended
Restricted stock & RSUs	Forfeit	Pro-rated	Discretionary payment is possible, usually pro-rated if approved	Committee may accelerate vesting in normal retirement situations subject to compliance with covenants such as non-competes
Pension Plans, Qualified Savings Plan, NQ Def’d Comp Plans	No impact	No impact	No impact	Benefits are fully vested
Savings Restoration Plan	Lump sum payment	Lump sum payment	Lump sum payment	Benefits are fully vested; any termination triggers payment
79

Change in Control (CIC) Arrangements

Special change in control (CIC) severance agreements are in place with all of the named executive officers except Mr. Kisber. In addition, many of our compensation programs have special provisions that apply if we experience a CIC event. This section provides information concerning arrangements and benefits that would apply if a CIC occurs.

CIC Definition

In our plans and programs the term “change in control” includes the following events:

•	A majority of the members of our Board of Directors changes, with certain exceptions.

•	A person or other entity becomes the beneficial owner of 20 percent or more of our outstanding voting stock, with certain exceptions.

•	Our shareholders approve, and there is a consummation of, a merger or other business combination, unless (i) more than 50% (60% in the CIC severance agreements) of the voting power resulting from the business combination is represented by voting securities outstanding immediately prior thereto, (ii) no person or other entity beneficially owns 20% or more of the resulting corporation, and (iii) at least a majority (two-thirds in the CIC severance agreements) of the members of the board of directors of the resulting corporation were our directors at the time of board approval of the transaction.

•	Our shareholders’ approve a plan of complete liquidation or dissolution or a sale of substantially all of our assets. In 2016, two major plans were amended (subject to shareholder approval—See vote items 2 and 3) so that consummation of an asset sale, rather than mere approval, is a CIC event.

Summary of CIC Effects

The following table summarizes the impacts of a CIC event on various items of compensation. Details about current dollar amounts of many of these items are provided in the “CIC Potential Payout” section below.

Impact of CIC on Unpaid Compensation Items

Item	Impact	Key Factors
MIP bonus opportunity	Pro-rate target amount of bonus if employment terminates	Performance at target is presumed; pro-rationing is based on % of performance period elapsed
PSUs	Award is paid at target if employment terminates; award may be adjusted, or converted to non-performance RSUs, if employment continues.	Committee has discretion to adjust or convert awards depending on the CIC context
Exercisable stock options	No impact
Restricted stock, RSUs, unexercisable stock options	Accelerate if employment terminates, otherwise no impact	Awards have a double-trigger feature
Qualified pension plan	Limited impact	Any excess funding is allocated to all plan participants
Pension restoration plan	Lump sum payment	See details below
Qualified savings plan	No impact
Savings restoration plan	No impact from CIC	Any separation results in lump sum payment; CIC itself has no effect on amount or timing of payment
NQ deferred compensation	Limited impact	Accounts are paid into rabbi trusts, inaccessible to FHN’s successor
CIC severance agreements	Cash payment & other benefits if employment terminates	CIC benefits are discussed in the next section

Under the pension restoration plan, a lump sum payment is made to participants representing the present value, using a discount rate of 4.2%, of the participant’s scheduled projected benefits actuarially adjusted based on the participant’s age at the time of the CIC event.

CIC Severance Agreements

We have CIC severance agreements with all of the named executive officers except Mr. Kisber. The agreements provide a payment equal to three times annual base salary plus three times a “bonus amount” if we discharge the officer other than for

80

disability, retirement, or cause, or if the officer resigns for a predefined good reason, in either case within 36 months after a CIC event. The “bonus amount” is the average actual annual cash bonus paid over the preceding five years, excluding the years with the highest and lowest bonuses, with certain exceptions for executives who have participated in the executive bonus plan less than five years. Older agreements (Mr. Jordan) provide generally for a federal excise tax gross-up; newer agreements (Messrs. Losch, Popwell, and Valine) have no such provision. Severance payments are to be reduced if a small reduction in benefit (up to 5% or $50,000) would avoid the excise tax. The agreements provide for continued healthcare and life insurance benefits for an 18-month period as allowed by tax laws. Non-disparagement, cooperation, and non-solicitation covenants are included in the agreements. These agreements do not guarantee employment for any term or period; they only apply if involuntary loss of employment occurs following a CIC event. Each agreement can be terminated unilaterally upon three years’ prior notice.

CIC Potential Payout

The table below shows potential amounts payable to the named executive officers if a CIC occurred and employment with us terminated on December 31, 2015. The closing stock price on December 31, 2015 of $14.52 per share is used when valuing stock based items. For purposes of the table, the following assumptions and adjustments have been made: (1) the present value of future health and welfare and other non-cash benefits is calculated by using current costs; (2) the value of non-forfeited stock options is based solely on the year-end spread between the option price and the stock value; and (3) no forfeiture factors exist related to misconduct or other external events (partial forfeitures may be imposed automatically to avoid significantly adverse tax outcomes). For many of the amounts shown in the table below, a CIC event merely accelerates the timing of payment of an amount that would have been paid eventually and does not increase the amount paid. The table shows all payment amounts, whether or not increased by the CIC, for the sake of completeness.

Potential Dollar Value of Payments Upon An Assumed
Termination of Employment at Year-End 2015 Related to a CIC Event

Name	Cash Severance	Pro Rata Bonus*	Stock Awards	Pension & Restoration	Savings Restoration	Health & Welfare	Other	Tax Gross-up Payments**	Total
Mr. Jordan	$5,064,200	$ 863,067	$9,798,956	$643,016	$231,674	$26,750	$25,000	$6,069,856	$22,722,519
Mr. Losch	2,067,000	264,000	1,889,811	NA	89,033	20,660	25,000	NA	4,355,504
Mr. Kisber	NA	3,500,000	2,871,220	NA	252,580	NA	NA	NA	6,623,800
Mr. Popwell	2,342,500	330,833	2,015,795	307,463	97,524	21,240	25,000	NA	5,140,355
Mr. Valine	1,781,000	228,667	1,637,302	NA	67,845	19,197	25,000	NA	3,759,011

*	For Messrs. Jordan, Losch, Popwell, and Valine, the amounts in this column reflect “the bonus amount” defined in their CIC severance agreements discussed above. For Mr. Kisber, who has no CIC severance agreement, the amount in this column reflects the amount that the MIP (annual bonus plan) would have required to be paid to him.

**	Mr. Jordan has the right to receive an excise tax gross-up payment, an estimate of which is included in the table. For Messrs. Losch, Popwell, and Valine, who have agreements after 2008, no gross-up would be paid.
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Director Compensation

Non-Employee Director Compensation Programs

Mr. Jordan serves on the Board but is not paid for that service. No program discussed in this “Director Compensation” section applies to him. No other director is an employee of ours.

The pay year for our directors starts April 1 and ends March 31, roughly synchronous with our annual meeting. Our board significantly restructured director compensation for the 2015-16 year.

Compensation Structure 2014-15

Director compensation for 2014 and early 2015 fell into two main categories: annual retainer and fees. Each director was paid a retainer of $70,000, with $25,000 paid in cash and the rest in restricted stock units, or RSUs. Fees were paid in fee stock units, or FSUs. The amount of FSUs varied by committee assignment and the number of regular meeting days scheduled. The lead director received a supplemental FSU award. The old pay structure is summarized as follows:

Director Compensation 2014-15

Item	Amount	Form
Retainer – cash portion	$25,000 annually	Cash
Retainer – RSU portion	$45,000 annually	RSUs
Board fees	$2,000 per meeting day	FSUs
Committee member fees:
Audit	$2,000 per meeting day	FSUs
All Other Committees	$1,500 per meeting day	FSUs
Committee chair fees:
Audit and Executive & Risk	$5,000 per meeting day	FSUs
Compensation	$6,000 per meeting day	FSUs
All Other Committees	$4,000 per meeting day	FSUs
Special meeting fees	None	NA
Lead director supplemental	$20,000 annually	FSUs

RSUs and FSUs were granted under our Equity Compensation Plan following election at the annual meeting. Both award types vested in the year following grant, and both accrued dividends while unvested. RSUs were paid in stock, FSUs in cash.

Grants were pro-rated for anyone elected to the Board after the annual meeting.

Compensation Structure 2015-16

Starting in April 2015, director compensation falls into two different categories: base retainer and additional retainers. For each director the base retainer is $130,000, paid half in cash and half in RSUs. Additional retainers are paid in cash for particular assignments, such as lead director, Audit Committee chair, and so forth. Audit Committee members who also serve on the Trust Audit Committee of the Bank are not separately compensated for that service. The new pay structure is summarized in the following table:

Director Compensation 2015-16

Item	Annual Amt
Base Retainer – cash portion:	$65,000
Base Retainer – RSU portion:	65,000
Additional Retainers (all cash):
Lead director	20,000
Chairman – Audit	32,000
Chairman – Executive & Risk	28,000
Chairman – Compensation	17,500
Chairman – other committees	10,000
Non-chair service – Audit	8,000
Non-chair service – Executive & Risk	8,000

As before, RSUs are granted under our Equity Compensation Plan following election at the annual meeting. RSUs vest in the year following grant, accrue dividends while unvested, and are paid in stock. As before, grants are pro-rated for anyone elected to the Board after the annual meeting.

Other Director Programs

Directors may serve as members of our Bank’s regional boards and may be paid, as additional Board compensation, cash attendance fees up to $500 per regional board meeting. In addition, directors may receive the following benefits: a personal account executive, a no fee personal checking account for the director and his or her spouse, a debit card, a no-fee VISA card, no fee for a safe deposit box, no fee for traveler’s checks and cashier’s checks, use of tickets for marketing and other business events up to $5,000 in value, and, subject to certain restrictions and limitations, the repurchase of shares of our common stock under a Board-approved repurchase program with no payment of any fees or commissions. Directors may participate in a charitable gift matching program up to $25,000 per year.

Many directors have nonqualified deferred compensation accounts that earn interest or returns indexed to the performance of certain mutual funds selected by the director.

Prior to 2006, directors could receive stock options in lieu of fees under certain deferral plans. Prior to 2007 directors received long-term restricted stock when first elected and every ten years afterward. Options and unvested shares under those discontinued programs remain outstanding.

From 1985 to 1995, directors could defer fees and receive an accrual of interest at rates ranging from 17-22 percent annually. Although new deferrals under that old plan have not been permitted since 1995, interest continues to accrue on outstanding accounts. Rates are re-set annually and have varied since 1995. For many years, the rate has been set at 7 percentage points above a benchmark rate. For the 2015 plan year, the interest rate was 10.57% for all active participants including two current directors, Ms. Palmer and Mr. Martin. For 2016, the rate has decreased to 10.16%, corresponding to a decrease in the benchmark rate. The plan continues to provide a retention tool for us since the above-market rates of return are largely forfeited in a case of early departure from Board service.

Stock Ownership Guidelines

Since April 2015, our stock ownership guidelines have set a stock ownership benchmark for directors of $325,000, or five times the cash portion of the base retainer. The benchmark previously was $210,000. For this purpose, fully-owned shares, restricted stock, and shares held in tax-deferred plans are counted, but stock options are not counted. If the ownership guideline is satisfied, 50% of the net after-tax shares received from stock awards must be retained. If the guideline is not satisfied, 75% must be retained. The retention requirement applies during a director’s tenure on our Board, except that after age 60 directors are permitted to sell shares held at least three years to diversify in preparation for retirement.

Non-Employee Director Compensation Table

The following table shows compensation earned by directors last year, whether or not deferred.

Director Compensation 2015

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension Value
					and Nonqualified
				Non-stock	Deferred
	Cash	Stock	Option	Incentive Plan	Compensation	All Other
	Retainers	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Mr. Carter	$62,500	$64,536	—	—	—	$25,000	$152,036
Mr. Compton	68,500	64,536	—	—	—	25,000	158,036
Mr. Emkes	79,000	64,536	—	—	—	24,650	168,186
Mr. Gilchrist	67,000	64,536	—	—	—	25,000	156,536
Ms. Gregg	61,000	64,536	—	—	—	15,000	140,536
Mr. Martin	91,000	64,536	—	—	$7,845	25,000	188,381
Mr. Niswonger	61,000	64,536	—	—	—	25,000	150,536
Ms. Palmer	61,000	64,536	—	—	8,688	25,000	159,244
Mr. Reed	74,125	64,536	—	—	—	25,000	163,661
Ms. Stewart	61,000	64,536	—	—	—	—	125,536
Mr. Yancy	68,500	64,536	—	—	—	2,500	135,536
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Explanations of certain columns follow:

Col (c) Stock Awards. Includes all RSUs granted during calendar 2015. Amounts shown are the grant date fair values of awards using the accounting method applicable to our financial statements. For additional information about valuation see the note for cols (e)-(f) to the Summary Compensation Table starting on page 70. Mr. Carter’s RSUs forfeited when he resigned late in 2015. Additional information about outstanding awards appears under the caption

“Outstanding Director Equity Awards at Year-End” below.

Col (f) Deferred Compensation. Amounts consist of above-market interest accrued during the year under a plan discontinued in 1995.

Col (g) All Other Compensation. Amounts include matching donations to eligible charitable organizations by First Horizon Foundation and cash attendance fees from regional board meetings.

Outstanding Director Equity Awards at Year-End

Directors receive annual RSU awards, and hold some option and RS awards from old programs, as presented in the following table. All options are vested; all other awards were unvested at year-end. Mr. Carter’s awards were forfeited upon his resignation late in 2015.

Outstanding Equity Awards at Fiscal Year-End 2015 Held by Non-Employee Directors

(a)	(b)	(c)	(d)	(e)	(f)
	Stock Options			Restricted Stock or Unit Awards
	Number of
	Securities			Number of Shares	Market Value of
	Underlying	Option		or Units of Stock	Shares or Units of
	Unexercised	Exercise	Option	Held that Have Not	Stock that Have
Name	Options(#)	Price($/sh)	Expiration Date	Vested(#)	Not Vested($)
Mr. Compton	—	—	—	4,548	$66,037
Mr. Emkes	—	—	—	4,548	$66,037
Mr. Gilchrist	—	—	—	4,548	$66,037
Ms. Gregg	—	—	—	4,548	$66,037
	55	18.28	7/1/2023
	70	18.24	1/2/2024
Mr. Martin				4,548	$66,037
	5,694	$17.10	6/30/2017
	4,950	23.46	12/31/2017
	4,704	22.26	6/30/2018
	3,951	26.53	12/31/2018
	3,484	27.22	6/30/2019
	3,334	20.40	12/31/2019
	2,985	18.85	1/2/2021
	2,852	23.49	7/2/2021
	3,009	23.91	1/2/2022
	2,842	25.34	7/1/2022
	3,119	24.36	1/2/2023
	1,094	18.28	7/1/2023
	1,370	18.24	1/2/2024
Mr. Niswonger	—	—	—	4,548	$66,037
Ms. Palmer				4,548	$66,037
	8,140	$10.85	6/30/2016
	8,568	13.37	12/31/2016
	5,363	17.10	6/30/2017
	4,710	23.46	12/31/2017
	4,196	22.26	6/30/2018
	4,378	26.53	12/31/2018
	3,848	27.22	6/30/2019
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(a)	(b)	(c)	(d)	(e)	(f)
	Stock Options			Restricted Stock or Unit Awards
	Number of
	Securities			Number of Shares	Market Value of
	Underlying	Option		or Units of Stock	Shares or Units of
	Unexercised	Exercise	Option	Held that Have Not	Stock that Have
Name	Options(#)	Price($/sh)	Expiration Date	Vested(#)	Not Vested($)
	4,584	20.40	12/31/2019
	5,226	$11.85	7/3/2020
	3,518	18.85	1/2/2021
	3,107	23.49	7/2/2021
	3,093	23.91	1/2/2022
	2,764	25.34	7/1/2022
	2,709	24.36	1/2/2023
	1,121	18.28	7/1/2023
	2,028	18.24	1/2/2024
Mr. Reed	—	—	—	5,533	$80,339
Ms. Stewart	—	—	—	4,548	$66,037
Mr. Yancy				4,548	$66,037
	1,379	$23.91	1/2/2022
	2,921	25.34	7/1/2022
	3,202	24.36	1/2/2023
	1,011	18.28	7/1/2023
	1,535	18.24	1/2/2024

Explanations of certain columns follow:

Cols (b)/(c). Stock options include adjustments for stock dividends distributed 2008-2011, the cumulative compound rate of which was 20.0380%.

Col (e). The awards are unvested RSUs and RS shares outstanding on December 31, 2015. RS amounts include adjustments for past stock dividends. The vesting dates of the awards are shown in the table following the explanation of column (f).

Col (f). Values reflect the closing price at December 31, 2015, of our common stock with no discount for the risk that the award might be forfeited or for the time remaining before vesting. Values are not based on financial accounting assumptions or methods.

Details concerning the awards outstanding at year-end are provided below:

Details Concerning Director Full-Value Stock Awards Outstanding at Year-End 2015

	Grant		RSUs	RS Shares
Name	Date	Vesting Date	Vesting (#)	Vesting (#)
Mr. Compton	5/1/2015	4/2/2016	4,548	—
Mr. Emkes	5/1/2015	4/2/2016	4,548	—
Mr. Gilchrist	5/1/2015	4/2/2016	4,548	—
Ms. Gregg	5/1/2015	4/2/2016	4,548	—
Mr. Martin	5/1/2015	4/2/2016	4,548	—
Mr. Niswonger	5/1/2015	4/2/2016	4,548	—
Ms. Palmer	5/1/2015	4/2/2016	4,548	—
Mr. Reed	4/14/2006	4/30/2016	—	985
	5/1/2015	4/2/2016	4,548	—
Ms. Stewart	5/1/2015	4/2/2016	4,548	—
Mr. Yancy	5/1/2015	4/2/2016	4,548	—
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Director Options Exercised and Stock Vested

The following table provides information about stock options exercised during 2015 by our non-employee directors as well as stock units and restricted shares that vested during 2015. Amounts in columns (c) and (e) represent the market values of shares on the exercise or vesting dates.

Director Options Exercised and Stock Vested During 2015

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
			Number of
			Shares	Value
	Number of	Value Realized	Acquired or Units	Realized
	Shares Acquired	Upon Exercise	Paid Upon	Upon Vesting
Name	on Exercise(#)	($)	Vesting(#)	($)
Mr. Carter	—	—	7,303	$104,236
Mr. Compton	—	—	7,821	111,578
Mr. Emkes	—	—	8,729	124,448
Mr. Gilchrist	—	—	8,210	117,092
Ms. Gregg	—	—	7,043	100,551
Mr. Martin	—	—	11,624	165,482
Mr. Niswonger	—	—	7,215	102,989
Ms. Palmer	17,226	$103,726	6,957	99,332
Mr. Reed	—	—	9,856	140,609
Ms. Stewart	—	—	3,190	45,566
Mr. Yancy	—	—	7,691	109,736
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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of our stock and to furnish us with copies of all forms filed.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the past fiscal year our officers and directors complied with all applicable Section 16(a) filing requirements.

Availability of Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K, including the financial statements and schedules thereto, which is filed with the SEC, is available free of charge to each shareholder of record upon written request to the Treasurer, First Horizon National Corporation, P. O. Box 84, Memphis, Tennessee, 38101. Each such written request must set forth a good faith representation that as of the record date specified in the notice of annual shareholders’ meeting the person making the request was a beneficial owner of a security entitled to vote at the annual meeting of shareholders.

The exhibits to the Annual Report on Form 10-K will also be supplied upon written request to the Treasurer and payment to us of the cost of furnishing the requested exhibit or exhibits. A document containing a list of each exhibit to Form 10-K, as well as a brief description and the cost of furnishing each such exhibit, will accompany the Annual Report on Form 10-K.

BY ORDER OF THE BOARD OF DIRECTORS

Clyde A. Billings, Jr.

Senior Vice President,

Assistant General Counsel and

Corporate Secretary

March 14, 2016

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Appendix A

FIRST HORIZON NATIONAL CORPORATION

EQUITY COMPENSATION PLAN

(Amended and Restated April 26, 2016)

Section 1.   Purpose

The purpose of this Equity Compensation Plan (the “Plan”) of First Horizon National Corporation (the “Company”) is to promote the interests of the Company and its shareholders by (i) attracting and retaining officers, employees, and non-employee directors of the Company and its Subsidiaries, (ii) motivating such individuals by means of linking a component of compensation to the Company’s stock value and by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking compensation to the long-term interests of the Company’s shareholders.

Section 2.   Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Award granted under the Plan, whether singly or in combination, to a Participant pursuant to such terms, conditions, restrictions, and/or limitations, if any, as may be established from time to time.

“Award Document” means, collectively, any agreement, contract, notice, plan, program, or other instrument(s) or document(s), or any combination thereof, collectively evidencing an Award or its terms. An Award Document may, but need not, be executed or acknowledged by a Participant and may be presented, delivered, executed, acknowledged, or recorded in any physical, electronic, or other medium.

“Board” means the Board of Directors of the Company.

“Cause” means (i) a Participant’s conviction of, or plea of guilty or nolo contendere (or similar plea) to, (A) a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting, or extortion, (B) a felony charge, or (C) an equivalent charge to those in clauses (A) and (B) in jurisdictions which do not use those designations; (ii) a Participant’s engagement in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act); (iii) a Participant’s failure to perform his or her duties to the

Company or its Subsidiaries; (iv) a Participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its Subsidiaries or affiliates is a member; (v) a Participant’s violation of any policy of the Company or its Subsidiaries concerning hedging or confidential or proprietary information, or a Participant’s material violation of any other policy of the Company or its Subsidiaries as in effect from time to time; (vi) a Participant’s engagement in any act or making of any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or its Subsidiaries; or (vii) a Participant’s engagement in any conduct detrimental to the Company or its Subsidiaries. The determination as to whether Cause has occurred shall be made by the Committee in its sole discretion. The Committee shall also have the authority in its sole discretion to waive the consequences under the Plan or any Award Document of the existence or occurrence of any of the events, acts or omissions constituting Cause.

“Change in Control” means, unless otherwise defined in the applicable Award Document and except as defined in Section 14(B)(ii) for the purposes of certain tax matters, the occurrence of any one of (and shall be deemed to have occurred on the date of the earliest to occur of) the following events:

A-1

(i)	individuals who, on January 21, 1997, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 21, 1997, whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)	any “Person” (for purposes of this definition only, as defined under Section 3(a)(9) of the Exchange Act as used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) hereof);

(iii)	consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business
Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv)	consummation of a sale of all or substantially all of the Company’s assets; or

(v)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Computations required by paragraph (iii) shall be made on and as of the date of shareholder approval and shall be based on reasonable assumptions that will result in the lowest percentage obtainable. Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have occurred solely because any Person acquires beneficial ownership of more than twenty percent (20%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding;

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provided, that if after such acquisition by the Company such Person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such Person, a Change in Control of the Company shall then occur.

“Clawback” has the meaning given in Section 12(A)(i).

“Clawback Policy” means the Compensation Recovery Policy of the Company and any successor(s) thereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee of the Board composed solely of not less than two Non-Employee Directors, all of whom shall (i) satisfy the requirements of Rule 16b-3(b)(3) of the Exchange Act as amended from time to time or any successor to such Rule, (ii) be “outside directors” within the meaning of Section 162(m), and (iii) otherwise meet any “independence” requirements promulgated by the principal stock exchange on which Shares are listed. The members of the Committee shall be appointed by and serve at the pleasure of the Board.

“Company” means First Horizon National Corporation, a Tennessee corporation, and its successors and assigns.

“Compensation Plans” means any compensation plan such as an incentive, stock option, restricted stock, pension restoration or deferred compensation plan or any employee benefit plan such as a thrift, pension, profit sharing, medical, disability, accident, life insurance plan or a relocation plan or policy or any other plan, program or policy of the Company intended to benefit employees, including, without limitation, any such compensation plans established after this Plan was established or most recently amended.

“Covered Officer” means (a) any individual who, with respect to the previous tax year of the Company, was a “covered employee” of the Company within the meaning of Code Section 162(m), excluding any such individual whom the Committee, by express action in its discretion, determines should not be treated as a Covered Officer due to a reasonable expectation that the individual will not be a “covered employee” with respect to the current tax year of the Company and (b) any individual who was not a “covered employee” under Code Section 162(m) for the previous tax year of the Company but whom the Committee, by express action in its discretion, determines should be treated as a Covered Officer due to a reasonable expectation or a substantial possibility that the individual will or could be a “covered employee” with respect to the current tax year of the Company or with respect to the tax year of the Company in which any applicable Award will be paid. A Participant’s status as a Covered Officer or the absence of that status shall be established at the time each Section 10 Award is established, and that Award shall operate and be construed consistent with the status so established notwithstanding any change in or contrary determination of actual status of the Participant as a “covered employee” within the meaning of Code Section 162(m).

“Deferred Compensation Award” means any Award that is not an Exempt Award.

“Disability” means, unless otherwise defined in the applicable Award Document, a disability that would qualify as a total and permanent disability under the long-term disability plan then in effect at the Employer employing the Participant at the onset of such total and permanent disability.

“Employee” means an employee of any Employer.

“Employer” means the Company or any Subsidiary. For Non-Employee Directors the “Employer” shall be the Company or First Tennessee Bank National Association, as applicable. For Regional Board Members the “Employer” shall be First Tennessee Bank National Association.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exempt Award” means any Award that does not constitute deferred compensation subject to Section 409A of the Code under any relevant exception by statute, regulation or rule, specifically including, but not limited to, Treas. Reg. §§1.409A-1(b)(4) (short-term deferrals), 1.409A-1(b)(5) (certain stock options and stock appreciation rights) and 1.409A-1(b)(6) (restricted stock).

“Fair Market Value” with respect to the Shares, means: (a) for any Award granted prior to April 20, 2010, (i) the mean between the high and low sales prices at which Shares were sold on the New York Stock Exchange, or, if the shares are not listed on the New York Stock Exchange, on any other such exchange on which the Shares are traded, on such date, or, in the absence of reported sales on such date, the mean between the high and low sales prices on the immediately preceding date on which sales were reported, or

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(ii) in the event there is no public market for the Shares on such date, the fair market value as determined in good faith by the Committee in its sole discretion; and (b) for any Award granted on or after April 20, 2010, (i) the closing sales price at which Shares were sold on the New York Stock Exchange, or, if the shares are not listed on the New York Stock Exchange, on any other such exchange on which the Shares are traded, on such date, or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined in good faith by the Committee in its sole discretion. “Average Fair Market Value” means the arithmetic average of the Fair Market Values of the Common Stock for the trading days falling within a specified period.

“Good Reason” means any of the following as to which notice of Participant’s objection is given by the Participant to the Company:

(i)	an adverse change in the Participant’s status, title or position with the Company as in effect immediately prior to the Change in Control, including, without limitation, any adverse change in the Participant’s status, title or position as a result of a diminution in the Participant’s duties or responsibilities, or the assignment to the Participant of any duties or responsibilities which are inconsistent with such status, title, or position as in effect immediately prior to the Change in Control, or any removal of the Participant from, or any failure to reappoint or reelect the Participant to, such position (except in connection with the termination of the Participant’s employment for Cause, Disability, or Retirement (subject to Section 13) or as a result of the Participant’s death and except by the Participant other than for Good Reason);

(ii)	a reduction by the Company in the Participant’s base salary or annual target bonus opportunity (including any adverse change in the formula for such annual bonus target) as in effect immediately prior to the Change in Control or as the same may be increased from time to time thereafter;

(iii)	the failure by the Company to provide the Participant with Compensation Plans that provide the Participant with substantially equivalent benefits in the aggregate to the Compensation Plans as in effect immediately prior to the Change in Control
(at substantially equivalent cost with respect to welfare benefit plans); and

(iv)	the Company’s requiring the Participant to be based at an office that is greater than 25 miles from where the Participant’s office is located immediately prior to the Change in Control;

provided, however, that: (a) an action taken in good faith and which is remedied by the Company within ten days after Company’s receipt of the objection notice thereof shall not constitute Good Reason; (b) no action or event shall constitute a Good Reason if the Participant has acknowledged to the Company in writing that a Good Reason will not arise from that action or event; and (c) no action or event shall constitute a Good Reason unless (I) the Participant has given the objection notice to the Company thereof not more than 30 days after the action first was taken or the event first occurred, and (II) the Participant has resigned not less than ten business days after the objection notice has been given to the Company and not more than 90 days after the action first was taken or the event first occurred.

“Mandatory Retirement” means a Participant’s Termination of Employment required by a Company or Employer Bylaw, Company or Employer policy, or action of the Company, Employer, Committee, or Board, due to one or more conditions having been met at least one of which is the Participant having attained a certain age. The term “Mandatory Retirement” includes Termination of Employment following Termination of Retirement Waiver.

“MIP” means the Company’s Management Incentive Plan as amended from time to time or any successor annual or other short-term incentive plan for executives approved by the Company’s shareholders.

“MIP-Driven Award” has the meaning given in Section 10.

“Non-Employee Director” means a member of the Board who is not an Employee.

“Option” means an option to purchase Shares from the Company that is granted under Section 6 or Section 8 and is not intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Option Price” means the purchase price payable to purchase one Share upon the exercise of an Option.

“Out-of-the-money” has the meaning given in Section 6(B)(iv).

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“Participant” means any Employee, Non-Employee Director or Regional Board Member who receives an Award under the Plan.

“Performance Award” means any Award granted under Section 9 of the Plan.

“Performance-based” has the meaning given in Section 9(A).

“Performance Measure” means one or more, or any combination, of the following financial performance measures: stock price, dividends, total shareholder return, earnings per share, market capitalization, book value, revenues, expenses, assets, loans, deposits, liabilities, shareholder equity, regulatory capital, noninterest income, net interest income, fee income, operating income before or after taxes, net income before or after taxes, economic profit, return on assets, return on equity, return on capital, risk-adjusted return on capital, net interest income, cash flow, credit quality, service quality, market share, customer retention, efficiency ratio, liquidity, strategic business objectives consisting of one or more objectives based on meeting business expansion or contraction goals, and other goals relating to acquisitions or divestitures or openings or closures. Any such Performance Measure may be for the Company or any Subsidiary, operating unit, division, line of business, reporting segment, department, team, or business unit, and may be for any other company or group of other companies identified by the Committee or any segment, subsidiary, or other subdivision of such other company(ies). Any such Performance Measures may provide for adjustment to include or exclude actual or hypothetical items or amounts and may provide for artificial increase or decrease by amounts or percentages selected by the Committee, and any such adjusted or altered measure shall be a “Performance Measure.” The term “Performance Measure” shall include any component or any combination of components of any such Measure; examples include Tier 1 regulatory capital, tax expense, non-recurring expenses, provision expense, east Tennessee pre-tax income in the Regional Banking segment, wealth management revenue, and tangible assets. Any such Performance Measure may be used for financial reporting purposes, for internal or management purposes, or for any purpose of the Plan created or defined by the Committee. Any such Performance Measure based on balance sheet or similar data may be measured at period-end or on an average or other basis as specified by the Committee. In the case only of Awards to Participants other than Covered Officers, the term “Performance Measure” also means any other performance criteria established by the Committee, including any personal plan goal. As used herein, a specific Performance Measure may be “combined” with any one or more other Performance Measures by addition, subtraction, multiplication, division, or other arithmetic means, or by any combination of such operations, as specified by the Committee, and the result of such combination shall be a Performance Measure. Without limiting the generality of the previous sentence, the ratio, ranking, or other quantitative relationship of a Performance Measure of the Company with a Performance Measure of another company (or group of companies) is itself a Performance Measure.

“Person” means any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, government or political subdivision thereof, or other entity.

“Plan” means this Equity Compensation Plan as amended from time to time.

“Procedures” has the meaning given in Section 3(E).

“Qualifying Termination” means a termination of the employment of a Participant with the Company resulting from any of the following:

(i)	a Termination of Employment, or termination of the engagement, of a Participant by the Company and its Subsidiaries within thirty-six (36) months following a Change in Control, other than a termination for Cause, a termination due to Disability, or a Retirement (subject to Section 0 13) or as a result of the Participant’s death; or

(ii)	a termination of employment by a Participant for Good Reason within thirty-six (36) months following a Change in Control.

“Regional Board Member” means any First Tennessee Bank National Association regional board member and any member of the board of directors of any bank subsidiary of the Company, other than First Tennessee Bank National Association, in each case excluding any Employee.

“Restricted Stock” means any Share granted under Section 7 or Section 8 of the Plan.

“Restricted Stock Unit” means any unit granted under Section 7 or Section 8 of the Plan.

For each Award, “Retirement” has the meaning provided in the applicable Award Document or in the Procedures applicable to that Award. If an

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Award (including the Procedures) provides no definition of retirement but provides for or alludes to retirement treatment (reduction or elimination of forfeiture) at the discretion of the Committee or its delegate, then for that Award “Retirement” means a Termination of Employment as to which retirement treatment has been given. For any Award granted prior to April 26, 2016 for which no retirement provision is made in the Award Document or in the Procedures as in effect on April 25, 2016, “Retirement” has the meaning provided in the Plan as in effect on April 25, 2016.

“Retirement Waiver” means an open-ended, discretionary deferral or waiver of a Participant’s Mandatory Retirement. For this purpose “open-ended” means having no defined finite period or end date established prior to the occurrence of a Change in Control.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Section 10 Awards” has the meaning given in Section 10.

“Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

“Section 162(m)” means Section 162(m) of the Code and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

“Section 409A” means Section 409A of the Code and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

“Share” means a share of the common stock, $0.625 par value, of the Company, as adjusted from time to time for stock splits or reverse stock splits.

“Specified Employee” means a Participant who, as of the date of his separation from service, is a “key employee” of the Company or any affiliate, any stock of which is actively traded on an established securities market or otherwise. For this purpose:

(i)	A Participant is a key employee if he or she meets the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code, (applied in accordance with applicable regulations thereunder and without regard to Section 416(i)(5)) at any time during the 12-month period ending on the Specified Employee Identification Date. Such Participant shall be treated as a key employee for the entire 12-month period beginning on the Specified Employee Effective Date.

(ii)	For purposes of determining whether a Participant is a Specified Employee, the compensation of the Participant shall be determined in accordance with the definition of compensation provided under Treas. Reg. Section 1.415(c)-2(d)(3) (wages within the meaning of Section 3401(a) of the Code for purposes of income tax withholding at the source, plus amounts excludible from gross income under Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b) of the Code, without regard to rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed); provided, however, that, with respect to a nonresident alien who is not a Participant in the Plan, compensation shall not include compensation that is not includible in the gross income of such person under Sections 872, 893, 894, 911, 931 and 933 of the Code, provided such compensation is not effectively connected with the conduct of a trade or business within the United States.

(iii)	Notwithstanding anything in this definition to the contrary, (a) if a different definition of compensation has been designated by the Company with respect to another nonqualified deferred compensation plan in which a key employee participates, the definition of compensation shall be the definition provided in Treas. Reg. Section 1.409A-1(i)(2), and (b) the Company may through action that is legally binding with respect to all nonqualified deferred compensation plans maintained by the Company, elect to use a different definition of compensation.

(iv)	In the event of corporate transactions described in Treas. Reg. Section 1.409A-1(i)(6), the identification of Specified Employees shall be determined in accordance with the default rules described therein, unless the Company elects to utilize the available alternative methodology through designations made within the timeframes specified therein.

“Specified Employee Identification Date” means September 30, unless the Company has elected a different date through action that is legally binding with respect to all nonqualified deferred compensation plans maintained by the Company.

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“Specified Employee Effective Date” means the first day of the fourth month following the Specified Employee Identification Date, or such earlier date as is selected by the Committee.

“Stock Appreciation Right”or “SAR” means a right granted under Section 6 or Section 8 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee, or in the case of an Award granted under Section 8 hereof, by the Board, and specified in an Award Document. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the base price for the SAR established at grant.

“Subsidiary” means any Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

“Substantial Change in Control” has the meaning given in Section 13(B).

“Substitute Awards” means Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a Person acquired by the Company through merger, purchase, or otherwise, or with which the Company or one of its Subsidiaries combines.

“Termination of Employment” means the termination of the employee-employer relationship between a Participant and his or her Employer for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or Retirement, but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of the Participant by another Employer; (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship; and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by an Employer with the Participant. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. However, notwithstanding any provision of this Plan, an Employer has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without Cause.

“Termination of Retirement Waiver” means action by the Company, Employer, Committee, or Board which results in the termination of a Participant’s Retirement Waiver.

“Vesting” shall occur when the following occur: (i) in connection with non-performance based Options and SARs, the satisfaction or other lapse of all service and other pre-conditions to the recipient’s ability to exercise the Award; (ii) in connection with non-performance based Awards other than Options and SARs, the satisfaction or other lapse of all service and other pre-conditions to the payment of the Award other than a deferral period (e.g., the mere passage of time during which no service, payment, or other thing is required of the Award recipient prior to payment); and (iii) in connection with Performance Awards and any other Awards that contain a performance condition, the satisfaction or other lapse of all service and other pre-conditions to the payment of the Award other than a deferral period and, in addition, the determination by the Committee or its delegate whether, or the degree to which, applicable performance goals have been achieved after the performance period has elapsed and after discretion applicable to the Award, if any, has been exercised. The vesting of an Award does not mean that the Award has become non-forfeitable, non-recoverable, irreducible, immutable, or immediately payable. The application of conditions subsequent (including, for example, non-competition, non-solicitation, true-up, and misconduct covenants or conditions) which may extend for a period of time following exercisability, exercise, and/or payment shall not be affected or diminished by the vesting of the related Award.

Section 3.   Administration

(A) Authority of Committee. Except as provided in Section 8, the Plan shall be administered by the Committee, it being understood that the Board retains the right to make Awards under the Plan. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Board, the

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Company’s Bylaws, or applicable law, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and the names of the awards, if different from the terminology used in the Plan; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) amend or modify the terms of any Award after grant; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan subject to the exclusive authority of the Board under Section 15 hereunder to amend, suspend or terminate the Plan.

(B) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including any Employer, any Participant, any holder or beneficiary of any Award, any Employee, any Non-Employee Director and any Regional Board Member.

(C) Action by the Committee. Except as otherwise provided by the Board, the provisions of this Section 3(C) shall apply to the Committee. The Board or the Committee shall select one of the Committee’s members as its chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

(D) Delegation. Subject to the terms of the Plan, the Board or the Committee may, to the extent permitted by law, delegate to (i) a subcommittee of the Committee, (ii) one or more officers or managers of the Company or an Employer, or (iii) a committee of such officers or managers, the authority, subject to such terms and limitations as the Board or the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to or to alter, discontinue, suspend, or terminate Awards held by, Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to Section 16 and who are not Covered Officers.

(E) Procedures. The Company may adopt or approve administrative procedures and practices (“Procedures”) applicable to the Plan and its Awards from time to time under the authority and oversight of the Committee. The Committee may cause the Company to embed substantive practices and policies in the Procedures, consistent with the Committee’s authorities under the Plan, as well as purely administrative matters.

(F) Indemnification. No member of the Board or of the Committee and no Employee (each such person a “Covered Person”) shall have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Document and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against

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such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud, or willful misconduct. The foregoing right of indemnification shall not be available to any person to the extent that such person is asserting a claim or counter-claim against the Company or any Covered Person, other than a claim against the Company or a Subsidiary for indemnity under this Section, any applicable charter or bylaw provision, any applicable agreement, or applicable law. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Charter or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

Section 4.   Shares Available for Awards

(A) Shares Available for Awards; Limitations.

(i)	Subject to the provisions of Section 4(B):

(a)	The stock to be subject to Awards under the Plan shall be Shares and the maximum number of Shares which may be issued with respect to Awards shall be 27,848,228, of which no more than 19,406,825 shall be issued with respect to Awards other than Options and SARs.

(b)	Excluding Section 10 Awards, the number of Shares with respect to which Options and SARs may be granted to any one Participant in any one calendar year shall be no more than 600,000 Shares.

(c)	The number of Shares with respect to which other Awards – Awards other than Options, SARs, and Section 10 Awards – may be granted to any one Participant in any one calendar year shall be no more than 400,000 Shares.

(d)	Limitations applicable to Section 10 Awards are set forth in Section 10.

(e)	The number of Shares with respect to which Options and SARs may be granted to any one Non-Employee Director in any one calendar year shall be no more than 60,000 Shares, and the number of Shares with respect to which other Awards – Awards other than Options and SARs – may be granted to any one Participant in any one calendar year shall be no more than 40,000 Shares. To the extent any Non-Employee Director may receive a Section 10 Award, such Awards shall be included in applying the limits provided in this subsection.

(ii)	If any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award is settled for cash or terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares which may be issued with respect to Awards, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares which may be issued with respect to Awards under Section 4(A)(i)(a).

(iii)	In connection with any Option or SAR, none of the following shall result in any Shares being added back to any of the limits in 4(A)(i)(a), without exception: (a) the withholding of Shares by the Company for tax liabilities; (b) the delivery of Shares (actual or deemed) by the Award holder to pay an exercise price or tax liabilities; or (c) in the case of exercised SARs, the delivery of Shares in an amount less than the nominal number of Shares covered by the Award.

(iv)	No shares withheld or re-acquired by the Company from the Participant for tax liabilities caused by vesting or other taxable event relating to Awards (other than Options or SARs) which are outstanding on April 17, 2012, or which are granted on or after that date, shall be added back to any of the limits in Section 4(A)(i)(a), without exception.

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(B) Adjustments. The number of Shares available for Awards, the number of Shares that may be subject to Awards granted to any one Participant in any period (whether set forth above or in Section 10), the number of Shares covered by each outstanding Award, and the price per Share covered by each such outstanding Award which uses a price shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, and may be proportionately adjusted, as determined in the sole discretion of the Board, for any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company or to reflect any distributions to holders of Shares other than regular cash dividends. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. After any adjustment made pursuant to this paragraph, the number of Shares subject to each outstanding Award may be rounded down to the nearest whole number of shares or to the nearest fraction of a whole share specified by the Committee, all as the Committee may determine from time to time. The Committee may approve different rounding methods for different Award types and for different Award tranches or sizes within any single type.

(C) Adjustments of Awards Upon the Occurrence of Substantial Spin-off or Certain Other Unusual

or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, the securities covered by, and the criteria included in, outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(B)) affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee is required to make such adjustments pursuant to Section 4(B) or whenever the Board, in its sole discretion, determines that such adjustments are necessary and appropriate in order to prevent or substantially mitigate dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding the foregoing, with respect to Section 10 Awards and other Awards intended to comply with either Section 162(m) or Section 409A, no such adjustment shall be authorized to the extent that such authority would be inconsistent with having either the Plan or any such Awards granted hereunder meeting the requirements of either Section 162(m) or Section 409A.

(D) Substitute Awards. Any Shares issued by the Company as Substitute Awards shall not reduce the Shares available for Awards under the Plan.

(E) Sources of Shares. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or, to the extent permitted by applicable law, of issued Shares which have been reacquired by the Company.

Section 5.   Eligibility

Any Employee (including any officer or employee-director of an Employer), Non-Employee Director, or Regional Board Member shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted pursuant to Section 8. The receipt or holding of an Award shall not affect a person’s eligibility for other or future Awards; the Committee is permitted to grant more than one Award, and more than one Award type, to a Participant from time to time.

Section 6.   Stock Options and Stock Appreciation Rights

(A) Grant. Except as provided by Section 3 and Section 8, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise or base price of each Award, and the conditions and limitations applicable to the exercise of Options and SARs.

(B) Price.

(i)	The Committee, in its sole discretion, shall determine the Option Price at the time each Option is granted or the base price at the time each SAR is granted.

(ii)	Except in the case of Substitute Awards, the Option Price of an Option and the base price of an SAR may not be less than

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100% of the Fair Market Value of the Shares with respect to which the Option or SAR is granted on the grant date.

(iii)	Notwithstanding (ii), with respect to Options granted prior to April 20, 2010, the Option Price of an Option may be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option if (a) the grantee of the Option has entered into an agreement with the Company pursuant to which the grant of the Option is in lieu of the payment of compensation and (b) the amount of such compensation when added to the Option Price of the Option equals at least 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option.

(iv)	Except as provided by Section 4(B), Section 4(C), and Section 13, without shareholder approval the Committee shall not have the power to: (a) amend the terms of Options or SARs previously granted under the Plan to reduce the Option Price of such Options or base price of such SARs; (b) cancel such Options or SARs and grant substitute Options or SARs with a lower Option Price or base price than the cancelled Options or SARs, respectively; or (c) if such Options or SARs are out-of-the-money, cancel such Options or SARs and, in consideration of such cancellation, grant one or more other Awards, make a cash payment, or take any combination of such actions. Any such reduction, substitution, or other such action taken by the Committee in advance of shareholder approval shall be subject to, and ineffective until, approved by the Company’s shareholders. For this purpose, an Award is “out-of-the-money” if the current Fair Market Value of a Share is less than the option price or base price, respectively, of the Award.

(C) Term. Subject to the Committee’s authority under Section 3(A) hereof, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Document. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of ten (10) years from its grant date. In the case of a Substitute Award, for this purpose the grant date shall be the date granted under this Plan.

(D) Transfer Restrictions. Except as otherwise provided in this Section 0(D), no Option or SAR shall be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged, or disposed of, in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution). The Committee may in its discretion permit the transfer of an Option or SAR by a Participant to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The foregoing right to transfer the Option or SAR Award shall apply to the right to consent to amendments to any Award Document evidencing such Award and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Award. For purposes of this paragraph, the term “Immediate Family” means the Participant’s spouse, parents, children, stepchildren, sisters, brothers, grandchildren, and step-grandchildren, including both natural and adopted relations.

(E) Exercise.

(i)	Subject to subsection (F) below, each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Document or thereafter. The Committee shall have full and complete authority to determine whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. However, no Option or SAR may become exercisable in whole or part sooner than the first anniversary of its grant date, other than: Options and SARs which are Substitute Awards; by operation of Section 13(A) or another provision of the Plan; and, if so provided in the Award Document or Procedures, in connection with the Participant’s death or Disability.

(ii)	The Committee may impose such conditions with respect to the exercise of Options,

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including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such times as the sale of Shares to the Participant pursuant to such exercise will not violate any state or federal securities or other laws, as determined by the Committee or the Company in their sole discretion.

(iii)	An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written exercise notice, delivered or communicated to the Company or its agent, and (in the case of an Option) payment in full to the Company (which may be through its agent) of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. An exercise notice may in any form and format permitted by the Committee and may be delivered or communicated in any manner permitted by the Committee, and payment may be made in any manner permitted in paragraph (iv) below. As an example, without limiting the foregoing, an exercise notice may be given electronically through the administrative portal of an agent of the Company.

(iv)	Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (a) by tendering, either by way of actual delivery of Shares or attestation, whole Shares that have been owned by the Option holder for not less than six (6) months, if acquired directly from the Company, or that have been owned for any period of time, if acquired on the open market, prior to the date of exercise, valued at the Fair Market Value of such Shares on the date of exercise, together with any applicable withholding taxes, (b) by a combination of such cash (or cash equivalents) and such Shares, or (c) by such other method of exercise as may be permitted from time to time by the Committee; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws and at the discretion of the Committee, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar arrangement or program approved or permitted by the Committee. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares and shall not be entitled to any dividend or distribution the record date of which is prior to the date of issuance of such Shares. At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares, or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

(F) Minimum Vesting Period. No Option or SAR granted on or after April 26, 2016 may become exercisable in whole or part sooner than the first anniversary of its grant date, and no Option or SAR outstanding on that date may be amended to result in the Award becoming exercisable sooner than such anniversary, except:

(i)	if so provided in the Award Document or Procedures, in connection with the Participant’s death or Disability;

(ii)	as required by Section 13 (relating to Change in Control) or another provision of the Plan; and

(iii)	Options and SARs may be exercised in whole or part less than one year after grant, apart from (i) or (ii), provided that, in the aggregate, exercises permitted by this clause (iii) may cover no more than five percent of the available Shares authorized for issuance under Options and SARs pursuant to Section 4(A)(i)(a).

Section 7.   Restricted Stock and Restricted Stock Units

(A) Grant.

(i)	Except as provided in Section 3 and Section 8, the Committee shall have sole and complete authority to determine the
Participants to whom Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of

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the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be paid to the Participant or forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Stock and Restricted Stock Unit Awards shall be evidenced by Award Documents in such form as the Committee shall from time to time approve, which documents shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(ii)	Each Restricted Stock or Restricted Stock Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Document. Such Document shall set forth a period of time during which the grantee must remain in the continuous employment of one or more Employers in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Stock or Restricted Stock Unit Award. The Award Document may also, in the discretion of the Committee, set forth performance or other conditions that, if satisfied, will result in the lapsing of any applicable forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock and Restricted Stock Unit Awards.

(B) Delivery of Shares and Transfer Restrictions. The Company may implement the grant of a Restricted Stock Award by (i) book-entry issuance of Shares to the Participant in an account maintained by the Company at its transfer agent, (ii) issuance of certificates for Shares in the name of the Participant with transfer and other restrictions, and/or with physical custody arrangements, acceptable to the Company, or (iii) any other means of issuing Shares permitted by applicable law. Any such certificates and any related stock powers shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and the certificate shall bear such a legend setting forth the restrictions imposed thereon as the Company, in its discretion, may determine. Unless otherwise determined by the Committee, the grantee shall have all rights of a shareholder with respect to the Shares of unvested Restricted Stock, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) in the case of certificated Shares, the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Document with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of, in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution) until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Document with respect to such Shares; and (iii) except as otherwise determined by the Committee, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of one or more Employers for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Stock Award are met. Any cash, any Shares, any other securities of the Company, and any other property distributed with respect to the Shares subject to Restricted Stock Awards shall be subject to the same restrictions, terms and conditions as such Restricted Stock, provided that the Committee may provide in an Award Document for regular cash dividends to be paid prior to vesting.

(C) Vesting of Restricted Stock. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Stock Award have been met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Document relating to the Restricted Stock Award or in the Plan shall lapse as to the restricted Shares subject thereto, and, if certificated, a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend imposed thereon as described in the second sentence of Section 7(B), shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

(D) Valuation, Vesting, and Payment of Restricted Stock Units. Each Restricted Stock Unit paid in cash shall have a value equal to the Fair Market Value of a Share on the vesting date or such other prior valuation date selected by the Committee, or equal to the Average Fair

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Market Value of a Share for the trading days in the valuation period selected by the Committee. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, following the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Document. The Committee may, in its sole and absolute discretion, credit a Participant with dividend equivalents on any Restricted Stock Units credited to the Participant’s account at the time of any payment of dividends to shareholders on Shares. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Restricted Stock Units then credited to him or her. Any such dividend equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and, if so provided in the Award Document or otherwise by the Committee, may be converted into additional

Restricted Stock Units based upon the Fair Market Value of a Share on the date of such crediting. Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of, in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution) until the expiration of the applicable restricted period and the fulfillment of any other restrictive conditions relating to the Restricted Stock Unit Award. Except as otherwise determined by the Committee, all Restricted Stock Units and all rights of the grantee to such Restricted Stock Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of one or more Employers for the entire restricted period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.

Section 8.   Non-Employee Director Awards

Subject to the limitations of Section 4(A)(i)(e), the Board may provide that all or a portion of a Non-Employee Director’s annual retainer and/or meeting fees, or other forms of compensation, be payable (either automatically or at the election of a Non-Employee Director) in the form of Options, SARs, Restricted Stock, or Restricted Stock Units. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law. The Board may exercise this authority episodically, periodically, by standing resolution, by policy, and in any other legal manner.

Section 9.   Performance Awards

(A) Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award. A Performance Award shall consist of a performance-based Option Award, performance-based SAR Award, performance-based Restricted Stock Award, performance-based Restricted Stock Unit Award, or other performance-based right that is (i) denominated in cash and/or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. For this purpose, “performance-based” means requiring that one or more specified performance conditions be fulfilled prior to vesting.

(B) Terms and Conditions. Subject to the terms of the Plan, the Committee shall determine the performance measures (which may include

Performance Measures as prescribed in the Plan as well as any other performance measures determined by the Committee) and other factors to be used to establish performance goals, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award, and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. Any Performance Award which is a Section 10 Award shall also be subject to the terms and provisions of Section 10. Subject to Section 10 0 (to the extent applicable), the Committee may change specific provisions of a Performance Award after it is granted provided, however, that such change may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the change.

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(C) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the Procedures, on a deferred basis. If a Participant ceases to be employed by any Employer during a performance period because of death, Disability, Retirement or other circumstance in which the Committee in its discretion finds that a waiver would be appropriate, that Participant, as determined by the Committee, may be entitled to a payment of a Performance Award, or a portion thereof, after the end of the performance period; provided, however, that the Committee may provide for an earlier payment in settlement of such Performance Award in such amount and under such terms and conditions as the Committee deems appropriate or desirable. Unless otherwise determined by the Committee, Termination of Employment prior to the end of any performance period will result in the forfeiture of the Performance Award, and no payments will be made. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution).

Section 10. Certain Performance-Based Awards

(A) Section 10 Awards.

(i)	The Committee may, in its sole and absolute discretion, designate whether any Performance Award granted pursuant to Section 9 to any Participant is a “Section 10 Award.” All Section 10 Awards shall be subject to the terms and provisions of this Section 10. Performance Awards having performance goals not based on Performance Measures or having other features which do not comply with Section 10(C) are not Section 10 Awards. Performance Awards consisting of Options or SARs are presumed to not be Section 10 Awards unless the Committee determines otherwise. Subject to the foregoing and paragraph (ii), any Performance Award is presumed to be a Section 10 Award unless the Committee determines otherwise.

(ii)	An incentive award under the MIP may be paid in the form of any type of Award authorized by this Plan, and once granted any such Award shall be subject to the provisions of this Plan. Any such Award (an “MIP-Driven Award”) shall not be treated as a Section 10 Award under this Plan and shall not be subject to this Section 10, even if that Award is granted to a Covered Officer and even if it is itself a Performance Award, unless the Committee determines otherwise.

(iii)	All such determinations shall be made only at the time of grant of the Award or at another time permitted by Section 162(m) of the Code.

(iv)	All Section 10 Awards are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code. All such
Awards shall be interpreted in a manner consistent with such requirements.

(B) Limitations applicable to all Section 10 Awards.

(i)	Subject to clause (iii), the maximum aggregate number of Shares in respect of which Section 10 Awards payable in Shares may be granted to a Participant under the Plan in any fiscal year of the Company is 500,000. This limitation is subject to adjustment as provided in Section 4(B).

(ii)	Subject to clause (iii), the maximum dollar amount of Section 10 Awards payable in cash which may be granted to a Participant under the Plan in any fiscal year of the Company is $4,000,000. For this purpose the dollar amount of a cash-payable Award which is denominated in Shares shall be measured on the last trading day of the applicable performance period unless the Committee determines (at the time of making the grant) to use another valuation date or valuation period of dates which may not be more than ten trading days earlier than the date the Committee acts to grant the Award and may not be later than the cash payment date.

(iii)	The limitations in clauses (i) and (ii) shall not apply to Awards granted prior to April 17, 2012 in conformity with the provisions of the Plan applicable at the time of grant.

The limitations in clauses (i) and (ii) do not both apply to the same Section 10 Award. If a Section 10 Award is payable partly in Shares and partly in cash, it shall be treated as two separate Awards, one payable in Shares and the other in cash, for purposes of applying the foregoing limitations. If a Section 10 Award is

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payable either in Shares or in cash, then the Committee may determine which limitation, clause (i) or (ii), shall apply. Absent such determination, clause (i) shall apply and clause (ii) shall not apply.

For purposes of this Section 10(B), a Section 10 Award granted to a Participant is not affected by the foregoing limitations solely because, singly or in combination with other Awards to that Participant, it might be paid in an amount exceeding an applicable limitation. An Award is affected by the foregoing only to the extent actual events result in an applicable limitation being exceeded. If in any case an applicable limitation is exceeded based on actual events, each affected Award shall be converted from cash to Shares or from Shares to cash, limited, reduced, or otherwise modified so as to comply with this Section 10(B) while preserving as much of the Award as is practical, all as determined by the Committee or its delegate.

(C) Performance Matters. Section 10 Awards shall establish or provide for the achievement of one or more performance goals determined by the Committee. Each such performance goal must be based on one or more Performance Measures as prescribed in the Plan. However, if so provided in the Award Document or by the Committee at the time of grant, other goals and factors may be used by the Committee in any exercise of discretion to reduce the amount paid under an Award to an amount less than what is indicated by actual achievement of such performance goals. More specifically, to the extent necessary to comply with Section 162(m), with respect to Section 10 Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee shall, in writing, (i) determine the Performance Measures to be used to establish performance goals, (ii) select the performance period and the performance goal or goals applicable to the performance period, (iii) establish the various targets and other amounts which may be earned for achieving such goals during such performance period, and (iv) specify the relationship between performance goals and targets or other amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Participants for such performance period. If so provided in the Award Document or by the Committee at the time of grant, in determining the amount earned by a Participant in respect of a Section 10 Award for a given performance period, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. A performance period may be less than one year, and in that case the Committee will make the foregoing determinations prior to or during the first one-fourth portion of the performance period and not later.

Section 11. Termination of Employment

Without limiting the authorities in Section 3:

(A) The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon death, Disability, Retirement, or other Termination of Employment. Such terms shall be provided in the Award Document, in the Procedures, or otherwise in a written form available to the Participant at the time of grant.

(B) After grant, the Committee shall have the full power and authority to reduce or waive, in whole or part, conditions and requirements of an Award related to employment or a Termination of Employment. The Committee may require concessions or agreements by the Participant in exchange for such waivers.

Section 12. Forfeiture and Clawback

(A) Plan, Awards, & Clawback Policy.

(i)	Awards are subject to forfeiture prior to vesting or exercise, and to recovery or reimbursement of paid or delivered cash, Shares, or other benefits (“clawback”), to the extent provided in this Plan from time to time.
(ii)	Awards are subject to forfeiture and clawback to the extent provided in the applicable Award Document or Procedures from time to time.

(iii)	Awards are subject to forfeiture and clawback to the extent provided in the Clawback Policy from time to time.

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(iv)	An amendment to the forfeiture or clawback provisions of the Plan, Procedures, or Clawback Policy shall not apply retroactively to then-outstanding Awards unless explicitly so provided in such amendment.

(v)	The Committee or the Board may amend the substance of any or all forfeiture or clawback provisions in this Section 12 0 or otherwise in the Plan as the Committee or the Board determine to be appropriate. The Committee or the Board may move any or all forfeiture or clawback provisions from this Plan to the Clawback Policy for administrative convenience or in order to facilitate compliance with regulatory or reporting requirements.

(vi)	The Plan, the Clawback Policy, or an Award may provide for forfeiture or clawback based on, or triggered by, a restatement or other correction of financial results used to determine the amount paid for the Award. In such cases forfeiture or clawback may be absolute, or, in the case of Performance Awards, Options, or SARs, the amount paid may be merely re-determined based on the corrected information. For purposes of applying those latter provisions, the following are examples of lowering (or eliminating) an Award payment based on restated or corrected financial results: (i) the payment would have been lower or eliminated directly by application of a Performance Goal based in whole or part on a Performance Measure that incorporates or is adversely affected by the correction; and (ii) for any Award where the amount paid is subject to Committee discretion, the payment would have been lower or eliminated through the exercise of discretion by the Committee if the Committee had known the correct financial results at the time the discretion was exercised.

(vii)	For the purposes of this Section 12, all amounts paid shall be calculated on a gross basis regardless of the net amount remitted to the Participant. For example, if a Participant’s Performance Award pays $1,000 gross and, after withholding for taxes and all other reasons, $750 net is remitted directly to the Participant in cash, then under this Section the Company may seek reimbursement of all or any portion of the $1,000 gross amount, provided that the conditions for clawback are met.

(B) Stock Option Clawback. A Participant shall be required to pay to the Company an amount equal to the spread realized in connection with the Participant’s exercise of an Option within six months prior to such Participant’s Termination of Employment by resignation in the event that such Participant, within six months following such Participant’s Termination of Employment by resignation, engages directly or indirectly in any activity determined by the Committee, in its sole discretion, to be competitive with any activity of the Company or any of its Subsidiaries. For this purpose, Mandatory Retirement does not constitute “resignation.” This Section 12(B) shall not apply to any instance where the applicable Termination of Employment by resignation occurs after a Change in Control.

(C) Forfeiture and Reimbursement in the Context of Misconduct.

(i)	The Company reserves the right (and in certain cases may have the legal duty) to cause or seek the forfeiture of all or any portion of any Performance Award held by any Participant, and/or the reimbursement by any Participant to the Company of all or any portion of any Performance Award paid (as defined in paragraph (iv) below) to the Participant, for any Performance Award where the Board or the Committee concludes in good faith that the Participant engaged in fraud or other intentional, knowing, or willful misconduct in connection with the performance of his or her duties as an officer or employee of the Company or of any of its Subsidiaries.

(ii)	In determining whether and to what extent the Board or the Committee (as applicable) will cause the Company to exercise its rights under this Section 12(C) after finding that this Section applies, the Board or Committee may weigh all material facts and circumstances pertaining to the relevant acts and events, and may take any factors into account that it deems relevant to the determination, including, among others, the following factors: the degree or risk of harm or other consequences to the Company or its Subsidiaries, including tangible, financial, regulatory, reputational or other intangible harm; the extent to which the misconduct was intended to allow the Participant to personally gain a profit or advantage or personally avoid a loss or disadvantage; the extent to which the Participant did or did not believe his or her misconduct would further the best interests of the Company or its Subsidiaries; the extent to which the Participant’s misconduct took advantage of

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or otherwise betrayed a trust conferred upon that Participant; and the extent to which the misconduct involved deceit by the Participant.

(iii)	The Company’s right in this Section 12(C) with respect to an Award shall expire if not asserted – by notice to the Participant, court filing, or otherwise – within three years after the Award is paid or, if the Award is paid in parts on more than one occasion, within three years after the final payment of the Award. For this purpose an assertion of rights need only reflect that the Company is commencing or has commenced a review of possible misconduct by the Participant; such an assertion may, but need not, reflect the completion of the investigation and other processes outlined in this Section or a demand for repayment. Also, for purposes of this Section 12(C)(iii), an Award is deemed paid when actually paid or, if earlier, when the Participant’s elective deferral is effectuated. Accordingly, any deferral period mandated by the terms of an Award or otherwise will extend the period under this Section.

(iv)	For the purposes of this Section 12(C) a Performance Award is “paid” when, among other things, any one or more of the following occur: the Award results in a cash payment to or for the benefit of the Participant; the Award results in shares issued or delivered to the Participant; or the Award results in an increase in a deferral account of the Participant or otherwise results in any credit for the account or benefit of the Participant. “Payment” may occur, among other things, in connection with an exercise of the Award, the vesting of the Award, the delivery of share certificates to the Participant, or the crediting of shares to a Participant’s deferral, brokerage, or other account. The amount paid is the amount of dollars or shares or both that is so paid, issued, delivered, increased, or credited. Shares and share units paid include all proceeds from those shares, including any cash, stock, or stock unit dividends related to those shares or units, as well as shares or share units from stock splits related to those shares or units. Any Performance Award earned and deferred and any Performance Award payments that are earned and deferred for any reason are subject to this Section 12(C) as having been paid, along with all dividends, dividend equivalents, interest, shares, and other amounts earned upon or that are proceeds of the amount or shares deferred. However, if the Participant elects to invest deferred amounts in a manner that results in a loss, the Participant nevertheless may be required to reimburse to the Company the full amount of the Performance Award (measured in dollars or shares, as applicable at the time originally earned) if the conditions of this Section are met.

(v)	Any of the Board, the Committee, the Chairman of the Committee, the Chairman of the Board, or the Chief Executive Officer, acting singly based on any good faith suspicion that the conditions of this Section 12(C) above might be met, may halt and suspend payment of any Performance Award (including payment of any amount deferred in connection with any Performance Award and any earnings thereon or proceeds thereof) until the Board, Committee, or Committee’s delegate has investigated, considered, and acted upon the matter hereunder. Any such suspension shall be without interest owed to the Participant if it is later determined that any payment should be made to the Participant.

(vi)	No payment of any Award, whether or not following a payment-suspension, shall operate to waive or diminish the Company’s right to seek reimbursement under this Section.

(vii)	If the Board acts under this Section 12(C), any member of the Board whose conduct is at issue shall recuse him- or herself from participating in the matter as a Board member.

Section 13. Effects of Change in Control

(A) Lapse of Restrictions. Upon a Qualifying Termination following a Change in Control, all outstanding Awards shall vest, become immediately exercisable or payable, and have all restrictions lifted, as the case may be. Awards may not vest, and the Committee may not provide in an Award Document that the vesting of an Award is accelerated, solely because a Change in Control occurs. Subject to the foregoing, an Award Document or an individual agreement between the Participant and the Company may provide for additional benefits to the Participant in connection with a Change in Control.

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(B) Performance Awards. Unless otherwise specified or provided for in the Award Document:

(i)	Upon a Qualifying Termination following a Change in Control, for each Performance Award the performance goals and any other performance-related conditions deemed met: at the target level, if any is specified in the Award; if no target is specified, at the nominal or 100% level, if any is specified in the Award; and if no target or nominal/100% level is specified, at the maximum level.

(ii)	In connection with any Change in Control, as to each Performance Award held by each Participant where a Qualifying Termination does not occur upon or shortly after that event, the Committee shall determine whether or not performance relative to the performance goals of outstanding Performance Awards reasonably can be measured at the end of the respective performance periods. If the Committee determines that such performance cannot reasonably be measured after the Change in Control occurs (a “Substantial Change in Control”), then for each affected Performance Award the performance goals and any other performance-related conditions shall be deemed met: at the target level, if any is specified in the Award; if no target is specified, at the nominal or 100% level, if any; and if no target or nominal/100% level is specified in the Award, at the maximum level. A Substantial Change in Control is deemed to have occurred, without determination by the Committee, if the Company’s Shares no longer are outstanding or listed on a national securities exchange or quotation system. Continuing-service conditions, and any other non-performance requirements, will not be affected by a Substantial Change in Control absent a Qualifying Termination.

(C) Options and SARs. Unless otherwise specified or provided for in the Award Document:

(i)	The Board or Committee may require that all or specified groups of Options and SARs outstanding when a Substantial Change in Control occurs be canceled at that time or as a consequence of that event. For any such Award that is canceled the Participant will be entitled to a cash payment of not less than the amount computed by subtracting the option price or base price (as applicable) per Share from the fair value of the consideration to be received per Share by the Company’s common shareholders in connection with the Substantial Change in Control transaction. In such case the Board or Committee shall determine, in its discretion in good faith, the fair value of such consideration. Option and SAR Awards which have a negative value, as so measured, may be canceled without payment.

(ii)	Participants holding Options and SARs have no right to receive cancelation. If their Awards are canceled, such Participants have no right to claim or receive the potential future value of their Awards based on possible growth in value after the Substantial Change in Control event.

(D) Retirement. Upon a Qualifying Termination following a Change in Control, unless otherwise specified or provided for in the Award Document: to the extent an Award Document or the Procedures provide that Retirement benefits or treatment apply only upon discretionary approval, such approval shall be deemed given; and, to the extent that such Retirement benefits or treatment may be determined or varied in a discretionary manner, the standard or typical benefits or treatment shall be deemed approved. For this purpose, standard or typical benefits or treatment shall be determined by reference to the Award Document and/or Procedures or, if no such benefits or treatment is there specified, to the most recent Participant Retirement approved by the Committee or its delegate prior to the Change in Control which did not involve termination for Cause or other misconduct.

For purposes of this Section 13 and the definitions of “Qualifying Termination” and “Good Reason” as used in connection with this Section, a Termination of Retirement Waiver which occurs with respect to a Participant upon or following a Change in Control shall not constitute the Participant’s Retirement but instead shall constitute a Termination of Employment by the Company or Employer, as applicable.

(E) Change in Control Transaction Agreement May Override. The terms of the agreement governing a Change in Control, once approved by the Board and the Company’s shareholders, may allow, authorize, encourage, or require acceleration, settlement (cancellation with cash payment), substitution, or other treatment of outstanding Awards supplemental to the provisions in this Section 13 or in an Award Document, and notwithstanding the limitations in this Section upon the Committee’s authority.

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Section 14. Tax Matters

(A) Section 162(m). With respect to any Awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan and such Awards shall be interpreted in a manner consistent with such requirements.

(B) Section 409A Generally.

(i)	The definitions of “Change in Control” and “Qualifying Termination” in Section 2 shall not be changed or modified by this Section 14 to the extent that such definitions apply to an Exempt Award, and such definitions shall not be changed or modified by this Section 14(B) to the extent relevant to vesting of a Deferred Compensation Award, rather than payment of a Deferred Compensation Award, and compliance with Section 409A of such definitions is not otherwise required. In all other cases, “Change in Control” shall have the meaning set forth in Section 14(B)(ii), and a Qualifying Termination shall not constitute a Qualifying Termination unless such event also constitutes a separation from service as provided in Section 14(B)(iii).

(ii)	“Change in Control” means the occurrence with respect to the Company of any of the following events: (a) a change in the ownership of the Company; (b) a change in the effective control of the Company; or (c) a change in the ownership of a substantial portion of the assets of the Company.

For purposes of this Section 14, a change in the ownership of the Company occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. A change in the effective control of the Company occurs on the date on which either (a) a person, or more than one person acting as a group, acquires ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (b) a majority of the members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election. A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Company, acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

An event constitutes a Change in Control with respect to a Participant only if the Participant performs services for the Company, or the Participant’s relationship to the Company otherwise satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(ii).

The determination as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Section 409A of the Code.

(iii)	Whether a separation from service has occurred shall be determined in accordance with Section 409A of the Code, and the following rules shall apply:

(a) Except in the case of a Participant on a bona fide leave of absence as provided below, a Participant is deemed to have incurred a separation from service if the Company and the Participant reasonably anticipate that the level of services to be performed by the Participant after a date certain would be reduced to twenty percent (20%) or less of the average services rendered by the Participant during the immediately preceding thirty-six (36) month period disregarding periods during which the Participant was on a bona fide leave of absence.

(b) A Participant who is absent from work due to military leave, sick leave or other bona fide leave of absence shall incur a separation from service on the first day immediately following the later of (A) the six-month anniversary of the commencement of the leave or (B) the

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expiration of the Participant’s right, if any, to reemployment or to return to work under statute or contract.

	(c)	For purposes of determine whether a separation from service has occurred, the Company and its affiliates shall be treated as a single employer. For this purpose, an affiliate means a corporation, trade or business that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, except that for the foregoing purposes, common ownership of at least fifty percent (50%) shall be determinative.

	(d)	The Committee specifically reserves the right to determine whether a sale or other disposition of substantial assets to an unrelated party constitutes a separation from service with respect to a Participant providing services to the seller immediately prior to the transaction and providing services to the buyer after the transaction. Such determination shall be made in accordance with the requirements of Section 409A of the Code.

(iv)	Notwithstanding any provision of the Plan to the contrary, with respect to a Deferred Compensation Award to a Participant who is a Specified Employee as of the date such Participant incurs a separation from service (as provided in Section 14(C)), payment shall be made no earlier than the first day of the seventh month following the month in which such separation from service occurs. On such date, the Participant shall receive all payments that would have been made on or before such date but for the provisions of this Section 14, and the terms of this Section 14 shall not affect the timing or amount of any payment to be made after such date under other provisions of the Plan, this Amendment or the Award.

(v)	The provisions of this Section 14(B) shall apply only to Awards made after October 16, 2007.

(C) 409A Restrictions related to Deferred Compensation Awards. Notwithstanding any provision of the Plan to the contrary, specifically including, but not limited to, Section 15 and subsections (v), (vii), (ix) and (x) of Section 3(A), with respect to any Deferred Compensation Award:

(i)	Neither the Company nor the Committee may accelerate the time or form of payment of any benefit due to the Participant hereunder unless such acceleration is permitted under Treas. Reg. §1.409A-3(j)(4); and

(ii)	Neither the Company nor the Committee may delay the time for payment of any benefit due to the Participant hereunder except to the extent permitted under Treas. Reg. §1.409A-2(b)(7).

The provisions of this Section 14(C) shall apply only to Awards made after October 16, 2007.

(D) Additional 409A Matters. All references herein to Treasury Regulation §1.409A-1 shall be to such regulation as amended from time to time or to any successor provision. The provisions of this Plan as amended are intended to cause the Plan to conform with the requirements of a plan providing only for Exempt Awards or Deferred Compensation Awards otherwise compliant with Section 409A of the Code, and the provisions of this Plan as amended shall be construed in accordance with that intention. If any provision of this Plan shall be inconsistent or in conflict with any applicable requirements for Exempt Awards or compliant Deferred Compensation Awards, then such requirement shall be deemed to override and supersede the inconsistent or conflicting provision. Any required provision for Exempt Awards or compliant Deferred Compensation Awards that is omitted from this Plan shall be incorporated herein by reference and shall apply retroactively, if necessary, and be deemed to be a part of this Plan to the same extent as though expressly set forth herein. The Company will bear no responsibility for any determination by any other person or persons that the terms, arrangements or administration of the Plan has given rise to any tax liability under Section 409A of the Code. The provisions of this Section 14(D) shall apply only to Awards made after October 16, 2007.

Section 15. Termination, Suspension, and Amendment

(A) Termination of Authority for New Awards. No new Awards shall be granted under the Plan after April 17, 2022. Unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award granted hereunder may, and the authority of the Board or the Committee

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to amend, alter, modify, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has expired or been exhausted.

(B) Termination, Suspension, or Amendment of the Plan. The Board may amend, alter, modify, suspend, discontinue, or terminate the Plan or any portion thereof at any time, except that the Board shall not amend the Plan in violation of law. No such amendment, alteration, modification, suspension, discontinuation or termination shall materially and adversely affect any right acquired by any Participant or beneficiary of a Participant under the terms of an Award granted before the date of such amendment, alteration, modification, suspension, discontinuation or termination, unless such Participant or beneficiary shall consent.

(C) Termination, Suspension, or Amendment of Awards. Subject to the restrictions of Section 6(B) hereof, the Committee may waive any conditions or rights under, amend any terms of,

or modify, alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, modification, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary; provided, however, that it shall be conclusively presumed that neither adjustments for changes in capitalization as provided in Section 4(B), nor adjustments for other material changes as provided in Section 4(C), materially and adversely affect any such rights.

(D) 2016 Plan Amendments. Amendments to the Plan approved by the Board in 2016 shall be effective as of the date the amended and restated Plan is approved by the Company’s shareholders, which is expected to be at the annual meeting scheduled for April 26, 2016 or any adjournment thereof.

Section 16. Technical & Miscellaneous Matters

(A) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award (other than an Option or a Stock Appreciation Right) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. Except for Awards granted prior to April 20, 2010 which by their terms provide otherwise, in no case shall dividends or dividend-equivalents be paid prior to vesting on Performance Awards. The total number of Shares available for Awards under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additions to Performance Awards.

(B) No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Non-Employee Directors, Regional Board Members or holders or beneficiaries of

Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(C) Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal, state or foreign laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(D) Withholding for Taxes. A Participant may be required to pay to an Employer or the Company, and each Employer and the Company shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any other compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable income, employment, withholding, or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under

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the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all corporate obligations for the payment of such taxes. Moreover, the Employer and the Company may withhold from payment of an Award any such tax amounts related to types of compensation other than Awards.

(E) Grant Date. For each Option or SAR granted, the grant date shall be the date the Committee acts to make the grant, or, if so determined by the Committee, any later date selected by the Committee to be the effective date of the Award grant. For all other Awards, the grant date shall be the date the Committee acts to make the grant, or, if so determined by the Committee, any other date selected by the Committee to be the effective date of the Award grant.

(F) Award Documents. Each Award hereunder shall be evidenced by an Award Document that shall specify the terms and conditions of the Award. An Award shall be effective only upon delivery to or acknowledgement by a Participant, either electronically or by other means, of an Award Document. Each Award shall be subject to, and Award Documents shall be deemed to include, the terms of the Plan applicable to Awards generally and applicable to that Award type, as well as Procedures applicable to that Award type, unless (subject to requirements of the Plan) the Committee explicitly determines otherwise. In the event of a conflict between the terms of the Plan and any Award Document, the terms of the Plan shall prevail.

(G) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of awards similar to those provided for hereunder.

(H) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of any Employer. Further, an Employer may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document.

(I) No Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such Shares are issued to such Participant, holder or beneficiary and shall not be entitled to any dividend or distribution the record date of which is prior to the date of such issuance.

(J) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Document shall be determined in accordance with the laws of the State of Tennessee without giving effect to the conflict of law principles thereof.

(K) Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(L) Other Laws. The Committee or the Company may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

(M) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any

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unsecured general creditor of the Company or such Subsidiary, as applicable.

(N) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated. Fractional Shares may be used in the administration of outstanding Awards prior to payment or exercise, subject to the preceding sentence.

(O) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(P) Binding Effect. The terms of the Plan shall be binding upon the Company and its successors and assigns and the Participants and their legal representatives, and shall bind any successor of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations hereunder, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(Q) No Third Party Beneficiaries. Except as expressly provided herein or therein, neither the Plan nor any Award Document shall confer on any person other than the Company and the grantee of any Award any rights or remedies hereunder or thereunder. The exculpation and indemnification provisions of Section 3(F) shall inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

(R) Additional Transfer Restrictions. No transfer or an Award by a grantee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

(S) Personal Exigencies. Within the limits of the Plan, the Committee may in its discretion permit transfers of Awards, or create assistive procedural rights in lieu of transfers or otherwise, in connection with death, divorce, child support, incompetence or other Disability, and other severe personal events, and the Committee may delegate broad administrative authority to management in such situations, provided that no such delegated action shall enhance the amount of any outstanding Award or extend the original term of any outstanding Option or SAR. No Participant, and no person related to a Participant, shall have any right under this Section 16(S) to obtain a transfer or any assistive right.

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Appendix B

FIRST HORIZON NATIONAL CORPORATION

MANAGEMENT INCENTIVE PLAN

(Amended and Restated April 26, 2016)

Article I – Purpose

Section 1.1   Purpose.

The purpose of this Management Incentive Plan is to provide a framework for the Company to offer financial incentive opportunities to key executives to encourage and reward desired performance on specific financial or other measures that will further the growth, development and financial success of the Company and to enhance the Company’s ability to maintain a competitive position in attracting and retaining qualified key personnel who contribute, and are expected to contribute, materially to the success of the Company. In addition, the Plan is designed to provide a platform through which qualifying performance-based awards can be established and paid to eligible Employees of the Company, including its Subsidiaries, which are tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Article II – Definitions

Section 2.1   Terms used in the Plan.

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

“Amount” means any Threshold Amount, Target Amount, Maximum Amount, Supplemental Threshold Amount, Supplemental Target Amount, or Supplemental Maximum Amount.

“Award” means an incentive compensation award made to a Participant pursuant to the Plan that is subject to and dependent upon the attainment of one or more Performance Goals. Awards may be paid in cash, cash-settled equity units, or equity awards under other plans, as provided in Article V.

“Board” means the Board of Directors of the Company.

“Cause” means (i) a Participant’s conviction of, or plea of guilty or nolo contendere (or similar plea) to, (A) a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting, or extortion, (B) a felony charge, or (C) an equivalent charge to those in clauses (A) and (B) in jurisdictions which do not use those designations; (ii) a Participant’s engagement in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act); (iii) a Participant’s failure to perform his or her duties to the Company or its Subsidiaries; (iv) a Participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its Subsidiaries or affiliates is a member; (v) a Participant’s violation of any policy of the Company or its Subsidiaries concerning hedging or confidential or proprietary information, or a Participant’s material violation of any other policy of the Company or its Subsidiaries as in effect from time to time; (vi) a Participant’s engagement in any act or making of any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or its Subsidiaries; or (vii) a Participant’s engagement in any conduct detrimental to the Company or its Subsidiaries. The determination as to whether Cause has occurred shall be made by the Committee in its sole discretion. The Committee shall also have the authority in

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its sole discretion to waive the consequences under the Plan or any Award Document of the existence or occurrence of any of the events, acts or omissions constituting Cause.

“Change in Control” means the occurrence of any one of (and shall be deemed to have occurred on the date of the earliest to occur of) the following events:

(i)	individuals who, on January 21, 1997, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 21, 1997, whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)	any “Person” (as defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any entity in which the Company directly or indirectly beneficially owns more than 50% of the voting securities or interests (a “Subsidiary”), (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) hereof);

(iii)	consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv)	consummation of a sale of all or substantially all of the Company’s assets; or

(v)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

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Computations required by paragraph (iii) shall be made on and as of the date of shareholder approval and shall be based on reasonable assumptions that will result in the lowest percentage obtainable. Notwithstanding the foregoing, a change in control of the Company shall not be deemed to have occurred solely because any person acquires beneficial ownership of more than twenty percent (20%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding: provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the company shall then occur.

“Clawback” has the meaning given in Section 6.3(a).

“Clawback Policy” means the Compensation Recovery Policy of the Company and any successor(s) thereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Committee designated pursuant to Section 3.1 of the Plan and shall consist solely of two or more members of the Board, appointed by and holding office at the pleasure of the Board. For all Committee actions establishing or affecting Qualified Awards to Covered Officers, at least two members of the Committee shall be “outside directors” for purposes of Section 162(m) of the Code and any member who is not shall refrain from participating in any such actions on such Awards by recusal or otherwise. For all Committee actions establishing or affecting Awards to Reporting Persons which provide for the issuance of cash-settled equity units or the grant of equity based awards under another Company plan, at least two members of the Committee shall be “non-employee directors” as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and any member who is not shall refrain from participating in any such actions on such Awards by recusal or otherwise. Subject to the foregoing, the Committee under the Plan may consist of a standing committee of the Board comprised of directors who are independent under the standards of the Company’s principal securities exchange.

“Common Stock” means the common stock of the Company, par value $0.625 per share, as adjusted from time to time for stock splits or other corporate actions.

“Company” means First Horizon National Corporation and its successors and assigns.

“Compensation” means the base salary earned by a Participant during any Performance Period whether paid outright or deferred on a fully vested basis. Non-elective equity-based forms of salary are not included as “Compensation” for purposes of the Plan unless the Committee expressly provides otherwise in a particular case or cases.

“Covered Officer” means (a) any individual who, with respect to the previous tax year of the Company, was a “covered employee” of the Company within the meaning of Code Section 162(m), excluding any such individual whom the Committee, by express action in its discretion, determines should not be treated as a Covered Officer due to a reasonable expectation that the individual will not be a “covered employee” with respect to the current tax year of the Company and (b) any individual who was not a “covered employee” under Code Section 162(m) for the previous tax year of the Company but whom the Committee, by express action in its discretion, determines should be treated as a Covered Officer due to a reasonable expectation or a substantial possibility that the individual will or could be a “covered employee” with respect to the current tax year of the Company or with respect to the tax year of the Company in which any applicable Award will be paid. A Participant’s status as a Covered Officer or the absence of that status shall be established at the time each Qualified Award is established, and that Award shall operate and be construed consistent with the status so established notwithstanding any change in or contrary determination of actual status of the Participant as a “covered employee” within the meaning of Code Section 162(m).

“Disability” means a disability that would qualify as a total and permanent disability under the long-term disability plan then in effect at the Company or Subsidiary employing the Participant at the onset of such total and permanent disability.

“Early Retirement” means the Termination of Employment of a Participant from the employ or service of the Company or any of its Subsidiaries at a time when the Participant has attained at least the age of 55 and at least 15 years of employment or service with the Company or any of its Subsidiaries, provided that any such Termination which constitutes a

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Retirement is excluded from being an Early Retirement.

“Eligible Employee” has the meaning given in Section 4.1.

“Employee” means any employee of the Company or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

“Employer” means the Company or a Subsidiary, whichever at the time employs the Employee.

“Fair Market Value” with respect to the Common Stock, means, as of any date, (i) the closing sales price at which shares of Common Stock were sold on the New York Stock Exchange, or any other securities exchange on which the Common Stock principally is traded, on such date, or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) in the event there is no public market for the Common Stock on such date, the fair market value as determined in good faith by the Committee in its sole discretion. “Average Fair Market Value” means the arithmetic average of the Fair Market Values of the Common Stock for the trading days falling within a specified period.

“Goal” means any Performance Goal, Non-Qualified Performance Goal, or Supplemental Performance Goal.

“Mandatory Retirement” means a Participant’s Termination of Employment required by a Company or Employer Bylaw, Company or Employer policy, or action of the Company, Employer, Committee, or Board, due to one or more conditions having been met at least one of which is the Participant having attained a certain age.

“Maximum Performance” means, for a given Award, the level of attainment of applicable Performance Goals and/or Non-Qualified Performance Goals necessary for the highest level of payment of the Award (the “Maximum Amount”) in relation to the Performance Period, after making all adjustments required by the Award or the Plan but, in the case of Performance Goals, without considering the impact of the exercise of discretion. The Maximum Amount for any Award under the Plan is subject to the limitations provided in Section 5.3.

“Measure” means any Performance Measure or Non-Qualified Performance Measure.

“Non-Qualified Award” means an Award for a Participant which is treated as a “Non-Qualified Award” as provided in Section 5.1. A Non-Qualified Award need not conform to the requirements for deductibility under Section 162(m).

“Non-Qualified Performance Goal” means any performance goal (including any Personal Plan Goal), based on one or more Non-Qualified Performance Measures, which is established by the Committee for a Performance Period and the attainment of which is necessary for the payment of an Award to a Participant at the completion of the Performance Period. A Non-Qualified Performance Goal may be expressed as an absolute amount or percent, as a ratio, or per share or per Employee, may be subjective or discretionary, and need not be quantitative or subject to objective measurement or determination.

“Non-Qualified Performance Measure” means any performance criterion established by the Committee which is not a Performance Measure, including any measure underlying a Personal Plan Goal.

“Participant” has the meaning given in Section 4.1.

“Payment Date” has the meaning given in Section 6.2(b).

“Pension Plan” means the First Horizon National Corporation Pension Plan, as amended from time to time. If at any time the Pension Plan is terminated and no longer in effect, in the absence of Committee action (authorized below) all references herein to the Pension Plan shall refer to the Pension Plan as it was in effect immediately prior to its termination. In contemplation of or following any such termination of the Pension Plan the Committee is authorized to amend references in Section 8.2 to the Pension Plan so as to: (a) estimate what the Pension Plan’s discount rate would have been at the applicable time in order to avoid, to the extent practicable, any enlargement or dilution of value for the Company or the Participants; and (b) comport with applicable tax laws and regulations so as to avoid penalty, excise, or other special taxes beyond ordinary income and employment taxes.

“Performance Goal” means any performance goal, based on one or more Performance Measures, which is established by the Committee for a Performance Period and the

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attainment of which is necessary for the payment of an Award to a Participant at the completion of the Performance Period. A Performance Goal may be expressed as an absolute amount or percent, as a ratio, or per share or per Employee.

“Performance Measure” means one or more, or any combination, of the following financial performance measures: stock price, dividends, total shareholder return, earnings per share, market capitalization, book value, revenues, expenses, assets, loans, deposits, liabilities, shareholder equity, regulatory capital, noninterest income, net interest income, fee income, operating income before or after taxes, net income before or after taxes, economic profit, return on assets, return on equity, return on capital, risk-adjusted return on capital, net interest income, cash flow, credit quality, service quality, market share, customer retention, efficiency ratio, liquidity, strategic business objectives consisting of one or more objectives based on meeting business expansion or contraction goals, and other goals relating to acquisitions or divestitures or openings or closures. Any such Performance Measure may be for the Company or any Subsidiary, operating unit, division, line of business, reporting segment, department, team, or business unit, and may be for any other company or group of other companies identified by the Committee or any segment, subsidiary, or other subdivision of such other company(ies). Any such Performance Measures may provide for adjustment to include or exclude actual or hypothetical items or amounts and may provide for artificial increase or decrease by amounts or percentages selected by the Committee, and any such adjusted or altered measure shall be a “Performance Measure.” The term “Performance Measure” shall include any component or any combination of components of any such Measure; examples include Tier 1 regulatory capital, tax expense, non-recurring expenses, provision expense, east Tennessee pre-tax income in the Regional Banking segment, wealth management revenue, and tangible assets. Any such Performance Measure may be used for financial reporting purposes, for internal or management purposes, or for any purpose of the Plan created or defined by the Committee. Any such Performance Measure based on balance sheet or similar data may be measured at period-end or on an average or other basis as specified by the Committee. In the case only of Awards to Participants other than Covered Officers, the term “Performance Measure” also means any other performance criteria established by the

Committee, including any personal plan goal. As used herein, a specific Performance Measure may be “combined” with any one or more other Performance Measures by addition, subtraction, multiplication, division, or other arithmetic means, or by any combination of such operations, as specified by the Committee, and the result of such combination shall be a Performance Measure. Without limiting the generality of the previous sentence, the ratio, ranking, or other quantitative relationship of a Performance Measure of the Company with a Performance Measure of another company (or group of companies) is itself a Performance Measure.

“Performance Period” means the period to be used in measuring the degree to which the Performance Goals relating to Awards have been met. The Performance Period for each Award shall be a single fiscal year unless the Committee expressly provides for a shorter Period. If, for a particular Award or group of Awards, the Committee approves a Performance Period of less than a full fiscal year, the applicable Performance Goals and Measures, and/or Non-Qualified Performance Goals and Measures, must correspond to that shorter period.

“Personal Plan Goal” means an individual performance goal to be achieved by a Participant in a Performance Period which is not based upon quantitative or objective corporate performance. Personal Plan Goals may be established in any manner approved by the Committee. At the time of the Plan’s most recent amendment, such Goals are recommended or established by the Chief Executive Officer of the Company and approved or reviewed (subject to rejection) by the Committee.

“Plan” means this Management Incentive Plan as amended from time to time.

“Qualified Award” means an Award for a Participant which conforms to the requirements for deductibility under Section 162(m) and which is treated as a “Qualified Award” as provided in Section 5.1. A single Award under the Plan may have distinct conforming and non-conforming parts; in that case, each part will be treated as a separate Award under the Plan, and the conforming part will be treated as a Qualified Award.

“Reporting Person” means a Participant who is, at the relevant time, required to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company’s Common Stock.

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“Retirement” means the Termination of Employment of a Participant: (i) due to his or her Mandatory Retirement; or (ii) after the Participant (a) has fulfilled all service requirements for a pension under the terms of the Pension Plan, or (b) has achieved a certain number of years of service with the Company or any Subsidiary and attained a certain age such that the sum of the Participant’s years of service and age equals or exceeds the number 75. For the purpose of this definition, a Participant in the Plan who does not participate in the Pension Plan because he or she was first hired after the Pension Plan was closed to new participants shall be treated as if he or she did so participate without regard to such closure of that Plan.

“Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder.

“Subsidiary” means any corporation or other person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company. For this purpose, voting power shall not be counted if it is exercisable solely in a fiduciary or custodial capacity.

“Supplemental Maximum Performance” means, for a given Award, the level of attainment of applicable Supplemental Performance Goals, if any have been established, necessary for the highest level of payment of the Award (the “Supplemental Maximum Amount”) in relation to a Performance Period, after making all adjustments required by the Award or the Plan but without considering the impact of the exercise of any discretion other than the application of the Supplemental Performance Goals. The Supplemental Maximum Amount for an Award may be less than or equal to, but may not exceed, the Maximum Amount for that Award.

“Supplemental Performance Goal” means any performance goal established by the Committee with respect to an Award for the sole purpose of guiding or informing the Committee’s exercise of discretion, either positive (subject to Sections 6.1(b) and (c)) or negative, in determining the amount to be paid for the Award under Section 6.1. A Supplemental Performance Goal may be based on one or more Supplemental Performance Measures or any other factors which the Committee determines to be appropriate.

“Supplemental Performance Measure” means any Performance Measure or Non-Qualified Performance Measure which the Committee determines to use to underlie a Supplemental Performance Goal.

“Supplemental Target Performance” means, for a given Award, the level of attainment of applicable Supplemental Performance Goals, if any have been established, necessary for payment of the Supplemental Target Amount in relation to a Performance Period, after making all adjustments required by the Award or the Plan but without considering the impact of the exercise of any discretion other than the application of the Supplemental Performance Goals. The “Supplemental Target Amount” means the target level of payment established by the Committee for the Award in relation to the Supplemental Performance Goals or, if no such level is identified as being “target,” the amount payable to a Participant for the achievement of 100% of the applicable Supplemental Performance Goals in relation to the Performance Period. If an Award is established without specifying a supplemental target level of performance and without providing for an increase in payment for achievement above 100% performance, then the “Supplemental Target Amount” shall be the Supplemental Maximum Amount. The Supplemental Target Amount for an Award may or may not equal the Target Amount for that Award.

“Supplemental Threshold Performance” means, for a given Award, the level of attainment of applicable Supplemental Performance Goals, if any have been established, necessary for the minimum non-zero level of payment of the Award (the “Supplemental Threshold Amount”) in relation to a Performance Period, after making all adjustments required by the Award or the Plan but without considering the impact of the exercise of any discretion other than the application of the Supplemental Performance Goals. The Supplemental Threshold Amount for an Award may be more than or equal to, but may not be less than, the Threshold Amount for that Award.

“Target Performance” means, for a given Award, the level of attainment of applicable Performance Goals and/or Non-Qualified Performance Goals necessary for payment of the Target Amount in relation to a Performance Period, after making all adjustments required by the Award or the Plan but, in the case of Performance Goals, without considering the impact of the exercise of any discretion. The “Target Amount” means the target level of payment established by the Committee for the Award or, if no such level is identified as being

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“target,” the amount payable to a Participant for the achievement of 100% of the applicable Performance Goals and/or Non-Qualified Performance Goals in relation to the Performance Period. If an Award is established without specifying a target level of performance and without providing for an increase in payment for achievement above 100% performance, then the “Target Amount” is the Maximum Amount.

“Termination of Employment” means the time when the employee-employer relationship between a Participant and the Employer is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Early Retirement or Retirement, but excluding: (i) terminations where there is a simultaneous reemployment or continuing employment of a Participant by the Employer; (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship; and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Employer with the former

Employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. However, notwithstanding any provision of this Plan, the Employer has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in writing.

“Threshold Performance” means, for a given Award, the level of attainment of applicable Performance Goals and/or Non-Qualified Performance Goals necessary for the minimum non-zero level of payment of the Award (the “Threshold Amount”) in relation to a Performance Period, after making all adjustments required by the Award or the Plan but, in the case of Performance Goals, without considering the impact of the exercise of any discretion.

Article III – Plan Administration

Section 3.1   Committee.

Subject to the authority and powers of the Board in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board. The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations not inconsistent with the terms of the Plan for carrying out the Plan as it may deem best in its sole and absolute discretion; provided, however, that the Committee may not exercise any authority otherwise granted to it hereunder if such action would have the effect of increasing the amount potentially or actually payable to any Covered Officer under any outstanding Qualified Award. Each determination by the Committee shall be made by the affirmative vote of a majority of those members present at a meeting duly called and held at which a quorum exists, but any determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All designations, determinations, interpretations, and other decisions of the Committee under or with respect to the provisions of the Plan or any Award and all orders or resolutions of the Board pursuant thereto shall be final, conclusive, and binding on all persons, including but not limited to the Participants, the Company and its Subsidiaries, and their respective equity holders, heirs, successors, and personal representatives.

Section 3.2   Committee Powers.

The Committee, on behalf of the Participants, shall enforce this Plan in accordance with its terms and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:

(a)	To select the Participants;
(b)	To select the Performance Measure(s) to be used for purposes of setting the Performance Goal(s) for a Performance Period;

(c)	To establish the Performance Goal(s) for each Performance Period, to establish Threshold Performance, and to establish the

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Target Amounts and Maximum Amounts to be payable to Participants for the achievement of such Performance Goals;

(d)	To interpret, construe, approve, and adjust all terms, provisions, conditions, and limitations of this Plan;

(e)	To decide any questions arising as to the interpretation or application of any provision of the Plan or of any Award;
(f)	To prescribe any forms to be used and procedures to be followed by Participants for the administration of the Plan; and

(g)	To establish the terms and conditions of any agreement or instrument under which an Award may be earned and paid.

Article IV – Participation

Section 4.1   General.

Subject to the provisions of the Plan, from time to time the Committee may determine those Employees who are a senior officers of the Company or of any Subsidiary eligible to receive Awards under the Plan (each, an “Eligible Employee”). Subject to the provisions of the Plan, from time to time the Committee may select any Eligible Employee to be granted one or more Awards under the Plan (a

“Participant”). No Employee shall at any time have the right (a) to be selected as an Eligible Employee or as a Participant in the Plan for any Performance Period, (b) if selected as a Participant in the Plan, to be entitled to an Award, or (c) if selected as a Participant in one Performance Period, to be selected as a Participant in any subsequent Performance Period.

Section 4.2   Employees Hired or Promoted after Fiscal Year Commencement.

(a) An Employee hired by the Company or a Subsidiary after the commencement of a fiscal year who the Committee determines is an Eligible Employee may receive an Award for the full-year Performance Period which commenced in the fiscal year in which the Employee first became employed by the Company or Subsidiary, if any is payable under the terms of the Plan, and the Employee is selected by the Committee to participate in the Plan at the time the Employee is employed by the Company or Subsidiary. Such Award may be paid in full or may be prorated based on the number of full months in the Performance Period that the Participant was employed by the Company, at the sole and absolute discretion of the Committee. Alternatively, such an Employee may receive an Award as to which a partial-year Performance Period is established.

(b) An Employee who becomes an Eligible Employee after the commencement of a fiscal year as a result of promotion, Committee determination, or otherwise may be treated in the same manner as a new hire as provided in Section 4.2(a), except that, if the Employee becomes a Covered Officer in connection with this change, the Committee’s authority under this Section 4.2 for that Employee shall be limited to Non-Qualified Awards.

Article V – Awards

Section 5.1   Establishment of Awards; Qualified and Non-Qualified Treatment.

(a) The Committee may make Awards to Participants with respect to each fiscal year, subject to the terms and conditions set forth in the Plan. Unless specified otherwise by the Committee, the amount payable pursuant to an Award shall be based on a specified percentage of the Participant’s Compensation selected by the Committee, with the Target Amount set for attaining 100% or the target level (as applicable)

of the Performance Goal for any Performance Period. For each Award the Performance Period will be a full fiscal year, provided that the Committee may provide for a shorter Performance Period within a fiscal year for any Award.

(b) Subject to Section 4.2(b) (relating to mid-year promotions), each Award to a Covered Officer shall be treated as a Qualified Award

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unless the Committee determines expressly that the Award, or a specified portion thereof, shall be treated as a Non-Qualified Award. Each Award to a Participant who is not a Covered Officer shall be treated as a Non-Qualified Award unless the Committee determines expressly that the Award, or a specified portion thereof, shall be treated as a Qualified Award. The treatment of each Award as provided in the previous two sentences shall be established, and any related Committee determinations shall be made, at the time the Award is made and may not be changed thereafter.

(c) A Covered Officer may receive both a Qualified Award and a Non-Qualified Award with respect to the same Performance Period. In that case the performance and other mechanisms of the two Awards may not operate so that a diminishment of the Qualified Award necessarily and correspondingly results in the enlargement of the Non-Qualified Award, and vice-versa.

(d) If a Qualified Award contains any provision or term which, if effective, would disqualify such Award from conforming to the requirements for deductibility under Section 162(m), such disqualifying provision or term shall be ineffective and ignored in the operation of such Award. In any such case, after discovery of an actual or potentially disqualifying provision or term the Committee may, in its sole discretion, cancel the Award rather than allow the Award to continue as a Qualified Award.

Section 5.2   Goals.

(a) Qualified Awards. For each Qualified Award, the Committee: (i) must select the applicable Performance Period; (ii) must select the applicable Performance Measures; (iii) must establish in writing the Performance Goals for the selected Performance Measures applicable to the Performance Period; (iv) may expressly establish Threshold, Target, and Maximum Performance levels and Amounts; (v) may select Supplemental Performance Measures; (vi) may establish Supplemental Performance Goals for the selected Supplemental Performance Measures applicable to a Performance Period; and (vii) may expressly establish Threshold, Target, and Maximum Supplemental Performance levels and Amounts. Such determinations under (i), (ii), (iii), and (iv) must occur prior to or within 90 days of the commencement of a Performance Period which consists of an entire year, or such other time as may be required or permitted by Section 162(m). If the Performance Period for a Qualified Award is less than one year the Committee will make determinations (i)-(iv) prior to or during the first one-fourth portion of the Performance Period and not later. A Qualified Award shall be earned, paid, vested, or otherwise deliverable after completion of the Performance Period only if the Performance Goals established in (iii) are attained. For a Qualified Award, Non-Qualified Performance Measures and Goals may be used only as Supplemental Performance Measures and Goals, to guide or inform the exercise of negative discretion.

(b) Non-Qualified Awards. For each Non-Qualified Award, the Committee: (i) must select the applicable Performance Period; (ii) must select the applicable Performance Measures and/or Non-Qualified Performance Measures; (iii)

must establish the Performance Goals and/or Non-Qualified Performance Goals for the selected Measures applicable to the Performance Period; (iv) may expressly establish Threshold, Target, and Maximum Performance levels and Amounts; (v) may select Supplemental Performance Measures; (vi) may establish Supplemental Performance Goals for the selected Supplemental Performance Measures applicable to a Performance Period; and (vii) may expressly establish Threshold, Target, and Maximum Supplemental Performance levels and Amounts.

(c) Scope. Performance Goals, Non-Qualified Performance Goals, and Supplemental Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, operating unit, division, line of business, reporting segment, department, team, business unit or function within the Company or Subsidiary in which the Participant is employed, and may be expressed on an absolute and/or relative basis, based on or otherwise employ comparisons based on Company internal targets, the past performance of the Company and/or the past or current performance of other companies, the performance of other companies over one or more years, or an index of the performance of other companies, markets or economic metrics over one or more years, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Common Stock outstanding, or to assets or net assets.

(d) Interpolation of Performance. Multiple Goals may be established using the same

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Measure(s) in stated increments, so that the payment amount increases in steps as performance relative to the Measure(s) increases. Unless the Committee provides otherwise, in such a case actual performance results occurring between stated performance levels established by the Committee in such Goals will be interpolated on a straight-line basis.

Section 5.3   Limitations on Amounts.

(a) Limitations.

(i) With respect to any Covered Officer, the Maximum Amount of any Qualified Award payable for performance for any particular Performance Period may not exceed $4,000,000.

(ii) With respect to any Covered Officer, the maximum aggregate amount paid under all Awards in respect of all Performance Periods relating to any particular fiscal year may not exceed $4,000,000.

(iii) To the extent one or more Awards are established in such a manner that payment(s) might exceed either or both of the limits in (i) and (ii), the validity of those Award(s) shall not be impacted by this Section 5.3(a). Instead, the limits shall be applied to actual payments under those Award(s) to the extent actual results otherwise would have exceeded one or both of the limits.

(b) Valuation for purposes of applying the Limitations.

(i) For purposes of Section 5.3(a), if an Award is denominated in cash it shall be valued at its cash amount, even if ultimately it is paid in equity (including cash-settled equity units or equity based awards) in accordance with Section 5.5.

(ii) For purposes of Section 5.3(a), if an Award is denominated in equity (including cash-settled equity units, Common Stock shares, or equity based awards under another plan but excluding stock options and stock appreciation rights) in accordance with Section 5.5, the dollar value of such equity shall be measured using Fair Market Value or Average Fair Market Value on the applicable valuation date or valuation period (as applicable), notwithstanding that the actual cash paid, or the actual value of shares received, in the future may be a greater or lesser amount. For each such

Award the applicable valuation date or valuation period is that date or period which is selected by the Committee at the time the Award is made and which occurs or ends not later than the date the Committee makes its final assessment of actual performance; if no such date or period is selected, the applicable valuation date is the last trading day of the applicable Performance Period.

(iii) For purposes of subsection 5.3(a), if an Award is denominated in equity based awards under another plan consisting of stock options or stock appreciation rights in accordance with Section 5.5, the dollar value of such equity based awards shall be measured using 20% (twenty percent) of the Fair Market Value or Average Fair Market Value of the shares underlying such awards on the applicable valuation date or valuation period (as applicable), notwithstanding that the actual ultimate value of the awards, or of any cash or shares ultimately received, in the future may be a greater or lesser amount. The applicable valuation date or valuation period shall be determined as provided in paragraph (ii) above.

(iv) If an Award is denominated partly in cash and partly in equity, for purposes of Section 5.3(a) the cash and equity parts of the Award shall be valued separately, with each part valued in accordance with paragraphs (i), (ii), or (iii), as applicable.

(v) Valuations used for purposes of this Section 5.3 shall be used solely to apply the limitations in Section 5.3(a), and need not be consistent with valuations used for purposes of Section 5.5, other Sections of the Plan, or other purposes external to the Plan such as financial reporting. No Award recipient shall have any right to be paid any amount based on valuations used for purposes of this Section.

Section 5.4   Change in Circumstance during Performance Period.

(a) Qualified Awards. The Performance Goals and any related Threshold, Target, and Maximum Amounts related to a Qualified Award may not be changed after the period for establishing the Performance Goals (pursuant to Section 5.2(a)) has passed. Supplemental

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Performance Goals and Supplemental Amounts related to Qualified Awards may be changed in conformity with Section 5.4(b) below.

(b) Non-Qualified Awards. If the Committee determines that a change in the business, operations, corporate structure, or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render any or all of the Performance Goals or Measures, Non-Qualified Performance Goals or Measures, or Supplemental Performance Goals or Measures

established for any Performance Period unsuitable, the Committee, after the commencement of a Performance Period, may waive, modify, or otherwise adjust such Measures and/or Goals, in whole or in part, as the Committee deems appropriate. Similarly, in those circumstances the Committee may waive, modify, or otherwise adjust Threshold, Target, and Maximum Amounts, and/or Supplemental Threshold, Target, and Maximum Amounts, in whole or in part, as the Committee deems appropriate.

Section 5.5   Denominations and Payment Forms.

(a) Default Rule. The amount payable under each Award shall be denominated in cash and shall be payable in cash, unless otherwise provided by the Committee.

(b) Denominations. An Award’s denomination is that unit (a U.S. dollar, a share of Common Stock, a common stock unit, an option to purchase a share of Common Stock, or other unit) in which the Maximum Amount or other measure of the amount of the Award is expressed. The Committee is authorized to denominate Awards in cash, in stock units which may be settled only in cash, in shares of Common Stock, in equity based awards under another plan (which may be paid or settled in cash or in Common Stock), or in any combination. An Award may be denominated in one or more units while paid in one or more other units. Examples of permitted Award denominations are: $100,000; 10,000 shares; and 50,000 stock options.

(c) Forms of Payment.

(i) An Award denominated in cash shall be paid in cash except to the extent that the Committee provides for all or part of the cash amount to be converted into (A) cash-settled equity units, and/or (B) one or more equity based awards under another Company plan which authorizes the grant of such awards. Any such conversion shall be accomplished based on the Fair Market Value of Common Stock on the last trading day of the Performance Period unless the Committee determines otherwise; in the case of a Qualified Award, any such determination must be made at the time the Award is made.

(ii) An Award denominated in cash-settled equity units shall be paid in cash or by the issuance of such units. If the Award is paid in cash, payment shall be based on the Fair Market Value of Common Stock on the last trading day of the Performance Period unless the Committee determines otherwise; in the case of a Qualified Award, any such determination must be made at the time the Award is made.

(iii) If an Award (however denominated) is paid in cash-settled equity units, such units shall be paid in cash based on the Fair Market Value of Common Stock on the last trading day of the applicable service-vesting or deferral period unless the Committee determines otherwise; in the case of a Qualified Award, any such determination must be made at the time the Award is made.

(iv) An Award (other than cash-settled equity units) denominated in shares of Common Stock or in an equity based award shall be paid through the grant of one or more equity based awards under another Company plan which authorizes the grant of such awards except to the extent that the Committee provides for all or part of the Award amount to be converted into cash. Any such conversion shall be accomplished based on the Fair Market Value of Common Stock on the last trading day of the Performance Period unless the Committee determines otherwise; in the case of a Qualified Award, any such determination must be made at the time the Award is made.

(v) The grant, terms, and conditions of any equity based award in which an Award is paid must comport with the requirements of the other plan under which it is granted. If any such equity based award consists of stock options or stock appreciation rights, the option or base price (as applicable) may not be less than Fair Market Value on the grant date of that award. A Qualified Award

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may not result in the grant of an equity based award under another Company plan unless that other plan, at the time of such grant, continues to meet the shareholder approval condition required by Section 162(m). Notwithstanding the foregoing, any equity amount which is converted into cash for the purpose of satisfying withholding or other tax obligations must be converted based on the valuation used to determine the amount of tax unless the Committee determines otherwise; in the case of a Qualified Award, any such determination must be made at the time the Award is made.

Article VI – Performance, Payment, Forfeiture, and Clawback

Section 6.1   Performance Determinations.

(a) Committee Duties. After completion of each Performance Period, the Committee must (i) review Company performance results as compared to the established Goals for that Performance Period, (ii) make any adjustments to financial or other data required by the terms of each Award, (iii) certify (either by written consent or as evidenced by the minutes of a meeting) the specified Goals achieved for the Performance Period (if any), including the level of achievement, (iv) exercise, or determine not to exercise, discretion as permitted by the Plan (unless expressly prohibited by an Award) and as permitted by each Award (unless prohibited by the Plan), and (v) determine the amounts, if any, that are payable under each Award. In interpreting Plan provisions applicable to Performance Goals and Qualified Awards, it is the intent of the Plan to conform with the standards of Code Section 162(m) applicable to qualified performance-based compensation, and the Committee in establishing such Performance Goals and interpreting the Plan shall be guided by such provisions.

(b) Positive Discretion. The Committee may determine to increase the amount otherwise payable under a Non-Qualified Award by operation of its Performance Goals and/or Non-Qualified Performance Goals, as determined as provided in Section 6.1(a), clauses (i), (ii), and (iii). The Committee may not increase the amount payable under a Qualified Award by operation of its Performance Goals, as determined as provided in this section above. In particular, no payment of a Qualified Award may be made if Threshold Performance for the Performance Period is not met. In no event shall the Committee have discretion to increase the amount payable to any Covered Officer pursuant to a Qualified Award in a manner inconsistent with the requirements for qualified performance-based compensation under Code Section 162(m).

(c) Negative Discretion. The Committee may, in its sole and absolute discretion, reduce or eliminate the amount of any Award, Qualified or Non-Qualified, that would have otherwise been paid by operation of its Performance Goals unless the Award expressly provides that no such negative discretion may be exercised. Negative discretion may be exercised for any reason deemed appropriate by the Committee. Without limiting the foregoing, negative discretion be exercised: (i) by reference to attainment of a Participant’s Personal Plan Goals or any other personal or subjective factors, and (ii) through the use of Supplemental Performance Goals established when the Award is created or afterward. The limitations in Section 6.1(b) on positive discretion related to Qualified Awards apply only to outcomes under a Qualified Award’s Performance Goals, not to outcomes under any Supplemental Performance Goals which, by their terms, merely guide or inform the exercise of negative discretion.

Section 6.2   Time and Manner of Payment.

The Committee shall have the sole and absolute authority and discretion to determine the time and manner in which Awards, if any, shall be paid under this Plan; provided, however, such discretion may not be exercisable in any manner which would cause the payment of an Award not to satisfy the requirements for a short-term deferral under Treasury Regulation §1.409A-

1(b)(4). Generally, however, the following provisions may apply:

(a) Form of Payment. As provided in Section 5.5, Awards may be paid in cash, may be converted into cash-settled equity units, may be converted into equity based awards granted under another Company plan, or may be paid in any combination of those forms.

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(b) Payment Date. Payment of Awards shall be made as soon as practicable (as determined by the Committee) following the close of the Performance Period (the “Payment Date”), but except as expressly provided herein, payment of Awards shall be made on or before the 15th day of the 3rd month following the end of the fiscal year of the Company that coincides with the end of the Performance Period or, for a Performance Period that ends prior to a fiscal year end, that immediately follows the end of the Performance Period. Notwithstanding the foregoing:

(i) To the extent permissible under Treasury Regulation §1.409A-1(b)(4)(ii), the Payment Date may be delayed within the discretion of the Committee on the following grounds:

(A)	it is administratively impracticable to make the payment by the regular Payment Date due to unforeseeable reasons;

(B)	the payment would jeopardize the Company’s ability to continue as a going concern;

(C)	the payment is reasonably anticipated not to be deductible under Section 162(m) of the Code due to circumstances that a reasonable person would not have anticipated; or

(D)	such other grounds as may be from time to time permissible under the foregoing regulation;

provided, however, that any delayed payment shall be made within the period required under the foregoing regulation.

(ii) Section 6.2(c)(iii) shall control the Payment Date or Dates of Awards to the extent applicable.

(c) Employment Required. Except as provided in (i), (ii), (iii), or (iv) below, Participants must be Employees on the Payment Date in order to receive payment of an Award.

(i) If, during a Performance Period, a Participant’s Termination of Employment by the Company or its Subsidiaries is due to the Early Retirement, Retirement, death, or Disability of the Participant, the Participant (or his beneficiary, as the case may be) shall nonetheless receive payment of an Award, if any, after the close of the Performance Period based upon the Performance Goals actually attained by the Company for the Performance Period. The

Award, if any, may be paid in full or may be prorated based on the number of full months which have elapsed in the Performance Period as of the date of such Termination of Employment, at the sole and absolute discretion of the Committee. Payments under this Section 6.2(c)(i) shall be made on the Payment Date.

(ii) If a Participant is an Employee on the last day of a Performance Period, but is not an Employee on the Payment Date due to Early Retirement, Retirement, death, or Disability, then the Participant (or his beneficiary, as the case may be) shall nonetheless receive on the Payment Date the full Award earned under the terms of the Plan for the Performance Period, if any. Payment of the Award, if any, shall be made on the Payment Date.

(iii) If a Participant’s employment with the Company is terminated for any reason other than Early Retirement, Retirement, death, or Disability after the last day of a Performance Period, but before the Payment Date, the Participant (or his beneficiary, as the case may be) will forfeit all rights to any earned but unpaid Awards for that Performance Period under the Plan; provided, however, that the Committee may, at any time and in its sole and absolute discretion, authorize a full or partial payment of any earned but unpaid Awards under the Plan.

(iv) If a contractual agreement entered into by and between the Company and a Participant governs the payment following a Change in Control of any Award granted hereunder, then the payment of such Award shall be governed by the terms and conditions of such agreement and not of this Plan. If the payment following a Change in Control of any Award granted hereunder to a Participant is not otherwise provided for by the terms of any such agreement, then the payment of such Award following a Change in Control shall be governed by the following.

(A)	If the Participant’s employment is terminated other than for Cause by the Company or its successor during a Performance Period in which a Change in Control occurred, the Participant shall receive a payment equal to (a) the Supplemental Target Amount for the Award, (b) prorated based upon the number of full months

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which have elapsed in the Performance Period as of the date of such Termination of Employment. If no Supplemental Performance Goal(s) have been established for the Award, or if Supplemental Performance Goals have been established but without any Supplemental Target or Maximum Amounts, then the Target Amount shall be used in clause (a) in lieu of the Supplemental Target Amount.

(B)	If the Participant’s employment is terminated other than for Cause by the Company or its successor following a Performance Period in which there was a Change in Control, but before the Payment Date for that Performance Period, the Participant shall receive the full amount of any Award earned but not yet paid for that Performance Period. Determination of any such “full amount” shall be consistent with determinations made for Awards to other Participants using the same Performance Period and Performance Goals, except that negative discretion may not be employed regarding the terminated Participant based on any personal factors, including Personal Plan Goals.

(C)	Notwithstanding (A) or (B), no payment of an Award shall be made later than the date required under Section 6.2(b).

(D)	Notwithstanding the foregoing, the Committee in its discretion may explicitly provide that a Change in Control occurring during an Award’s Performance Period will result, in lieu of the foregoing, in the Award being unaffected by the foregoing provisions of this paragraph, in the Award’s cancellation (which may or may not be accompanied by a payment in lieu of the Award), or in the Award being paid in an amount less than that provided in the foregoing provisions (A) through (C). This discretion may be exercised as to an Award only before or at the time the Award is made and not afterward.

Section 6.3   Forfeiture and Clawback.

The creation and payment of each Award shall be subject to the following restrictions, in addition to any contained within or directly applicable to the particular Award:

(a) Awards Subject to Forfeiture and Clawback. Awards are subject to forfeiture prior to payment, and to reimbursement or other recovery of paid or delivered cash or other benefits (“clawback”), to the extent provided in or required by, from time to time: (i) the Plan; (ii) the Clawback Policy; (ii) applicable laws or regulations; and, (iv) additional forfeiture and/or clawback provisions imposed by the Committee in its discretion, prior to payment of the Award, upon individual Awards or groups of Awards.

(b) Amendment and Location of Forfeiture and Clawback Provisions. The Committee or the Board may amend the substance of any or all forfeiture or clawback provisions in this Section 6.3 or otherwise in the Plan, or in any unpaid Award, as the Committee or the Board determine to be appropriate. The Committee or the Board may move any or all forfeiture or clawback provisions from this Plan to the Clawback Policy for administrative convenience or in order to facilitate compliance with regulatory or reporting requirements. An amendment to the forfeiture or clawback provisions of the Plan or to the Clawback Policy shall not apply retroactively to any then-outstanding Award unless explicitly so provided in such amendment or the action adopting such amendment.

(c) Restatement or other Correction. The Plan, the Clawback Policy, or an Award may provide for forfeiture or clawback based on, or triggered by, a restatement or other correction of financial results used to determine the amount paid for the Award. In such cases forfeiture or clawback may be absolute, or the amount paid may be merely re-determined based on the corrected information. For purposes of applying those latter provisions, the following are examples of lowering (or eliminating) an Award payment based on restated or corrected financial results: (i) the payment would have been lower or eliminated directly by application of a Performance Goal based in whole or part on a Performance Measure that incorporates or is adversely affected by the correction; and (ii) the payment would have been lower or eliminated through the exercise of discretion by the

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Committee, whether or not related to the application of Supplemental Performance Goals and Measures, if the Committee had known the correct financial results at the time the discretion was exercised.

(d) Technical Provisions.

(i) For the purposes of this Section 6.3, all amounts paid shall be calculated on a gross basis regardless of the net amount remitted to the Participant. For example, if a Participant’s Award pays $1,000 gross and, after withholding for taxes and all other reasons, $750 net is remitted directly to the Participant in cash, then under this Section the Company may seek clawback of all or any portion of the $1,000 gross amount, provided that the conditions for clawback are met.

(ii) All Awards under this Plan are granted and paid subject to the conditions, and the risk of forfeiture or later clawback, imposed by or in accordance with this Section 6.3. No payment of any Award, whether or not following a payment-suspension period or investigation, shall operate to waive or diminish the Company’s right to forfeit an Award or seek clawback.

(iii) Award payments that are earned and deferred for any reason are subject to this Section 6.3 as having been paid, along with all interest and other amounts earned upon the amount deferred. However, if the Participant elects to invest deferred amounts in a manner that results in a loss, the Participant nevertheless may be required to reimburse to the Company the full amount of the Award.

(e) Forfeiture and Clawback for Certain Misconduct.

(i) The Company reserves the right, and in certain cases may have the legal duty, to cause or seek the forfeiture of all or any portion of any Award held by any Participant, and/or the clawback from any Participant to the Company of all or any portion of any Award paid (including any Award earned and deferred) to the Participant, for any Award where the Board or the Committee concludes in good faith that the Participant engaged in fraud or other intentional, knowing, or willful misconduct in connection with the performance of his or her duties as an officer or employee of the Company or of any of its Subsidiaries.

(ii) In determining whether and to what extent the Board or the Committee (as applicable) will cause the Company to exercise its rights under this Section after finding that this Section applies, the Board or Committee may weigh all material facts and circumstances pertaining to the relevant acts and events, and may take any factors into account that it deems relevant to the determination, including, among others, the following factors: the degree or risk of harm or other consequences to the Company or its Subsidiaries, including tangible, financial, regulatory, reputational or other intangible harm; the extent to which the misconduct was intended to allow the Participant to personally gain a profit or advantage or personally avoid a loss or disadvantage; the extent to which the Participant did or did not believe his or her misconduct would further the best interests of the Company or its Subsidiaries; the extent to which the Participant’s misconduct took advantage of or otherwise betrayed a trust conferred upon that Participant; and the extent to which the misconduct involved deceit by the Participant.

(iii) The Company’s right in this Section 6.3(e) with respect to an Award shall expire if not asserted – by notice to the Participant, court filing, or otherwise – within three years after the Award is paid or, if the Award is paid in parts on more than one occasion, within three years after the final payment of the Award. For this purpose an assertion of rights need only reflect that the Company is commencing or has commenced a review of possible misconduct by the Participant; such an assertion may, but need not, reflect the completion of the investigation and other processes outlined in this Section or a demand for repayment. Also, for purposes of this Section 6.3(e)(iii), an Award is deemed paid when actually paid or, if earlier, when the Participant’s elective deferral is effectuated. Accordingly, any deferral period mandated by the terms of an Award or otherwise will extend the period under this Section.

(iv) Any of the Board, the Committee, the Chairman of the Committee, the Chairman of the Board, the Chief Executive Officer, or the executive officer in charge of human resources, acting singly based on any good faith suspicion that the conditions of this Section above might be met, may halt and suspend payment of any Award (including payment of any amount deferred

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in connection with any Award and any earnings thereon) until the Board or Committee has investigated, considered, and acted upon the matter hereunder. Any such suspension shall be without interest owed to the Participant if it is later determined that any payment should be made to the Participant after all.

(v) If the Board acts under this Section, any member of the Board that is a Participant shall recuse him- or herself from participating in the matter as a Board member.

Article VII – Shares Available for Awards

Section 7.1   No Stock Authorized; Use of other Plans.

Shares of Common Stock shall not be issued or paid in respect of any Awards pursuant to the Plan. Shares may be issued or paid in connection with Awards only pursuant to another plan of the Company, as provided in Section 5.7.

Nothing in this section is intended to restrict the issuance or payment under the Plan of equity units which can be settled only in the form of cash.

Article VIII – Amendment, Modification, Suspension or Termination of the Plan

Section 8.1   Amendment or Termination.

At any time the Board may terminate or suspend the Plan, in whole or in part. At any time and from time to time, subject to applicable shareholder approval requirements of Section 162(m), the Board may amend or modify the Plan. The Committee, as it determines to be appropriate, may amend the Plan as expressly provided in Section 6.3(b) or elsewhere herein, may make ministerial amendments, and (subject to applicable shareholder approval requirements of Section 162(m)) may make amendments to comply or comport with regulatory, legal, or tax changes or requirements.

Section 8.2   Effect on Awards.

Except as otherwise provided in the Plan, no amendment, modification, suspension, or termination of the Plan under Section 8.1 shall materially and adversely affect the substantive rights of any Participant under any Award previously earned but not yet paid to such Participant without the consent of such Participant. In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any amount specified in Article VI and theretofore not paid out, prior to the

Payment Date, and in a lump sum on installments as the Committee shall prescribe with respect to each such Participant; provided, however, such payments shall in all events be made within the period permissible for short-term deferrals under Treasury Regulation §1.409A-1(b)(4). Notwithstanding the foregoing, any such payment to a Covered Officer must be discounted to reflect the present value of such payment using a rate equal to the discount rate in effect under the Pension Plan on the date of such payment.

Section 8.3   Delegation to Committee.

The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Article VIII to the extent permitted by applicable law.

Section 8.4   2016 Amendments.

The Plan was first adopted in 2002. Most recently the Plan was amended by the Board in 2016, subject to submission of the Plan as amended to the Company’s shareholders for approval pursuant to 26 C.F.R. § 1.162.27(e)(4)(vi) at the annual meeting on

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April 26, 2016 or any adjournment thereof. If so approved, the Plan as amended in 2016 shall be effective for Awards related to the 2016 fiscal year commencing on January 1, 2016. If the shareholders do not re-approve the Plan in 2016, the 2016 amendments shall not be effective, the

Plan as in effect prior to the 2016 amendments shall continue in effect, and any Awards made under the Plan in 2016 shall be governed by, and subject to the limitations of, the Plan as in effect prior to the 2016 amendments.

Article IX – General Provisions

Section 9.1   No Assignment.

Unless otherwise determined by the Committee and provided in the Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 9.1 shall be null and void. A Participant may designate in writing a beneficiary (including the trustee or trustees of a trust) who shall upon the death of such Participant be entitled to receive all amounts payable under the provisions of Section 6.2(c) to such Participant. A Participant may rescind or change any such designation at any time.

Section 9.2   Withholding for Taxes.

A Participant may be required to pay to an Employer or the Company, and each Employer and the Company shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any other compensation or other amount owing to a Participant, the amount of any applicable income, employment, withholding, or other taxes in respect of an Award or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all corporate obligations for the payment of such taxes. Moreover, the Employer and the Company may withhold from payment of an Award any such tax amounts related to types of compensation other than Awards.

Section 9.3   No Right to Awards or Employment.

No Employee or other person shall have any claim or right to be granted an Award under this Plan. Neither the Plan nor any action taken thereunder shall be construed as giving an Employee any right to be retained in the employ of the Company or an Employer and the right of the Company or Employer to dismiss or discharge any such Participant for any reason or no reason is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of Participants. No Participant shall have any lien on any assets of the Company or any Employer by reason of any Award made under this Plan.

Section 9.4   Governing Law.

This Plan, and all determinations made and actions taken pursuant thereto, shall be governed by and construed in accordance with the laws of the State of Tennessee without giving effect to the conflicts of law principles thereof.

Section 9.5   Binding Effect.

The terms of the Plan shall be binding upon the Company and its successors and assigns and upon the Participants and their legal representatives, and shall bind any successor of the Company, as well as its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and

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unconditionally to assume and agree to perform the Company’s obligations hereunder, in the same manner and to the same extent that the

Company would be required to perform if no such succession had taken place.

Section 9.6   Section 409A Tax Matters.

Except as expressly provided in this Section 9.6, the provisions of this Plan are intended to cause the Plan to conform with the requirements of a plan providing only for short-term deferrals as provided in Treasury Regulation §1.409A-1(b)(4), and the provisions of this Plan as amended shall be construed in accordance with that intention. If any provision of this Plan shall be inconsistent or in conflict with any applicable requirements for a short-term deferral plan, then such requirement shall be deemed to override and supersede the inconsistent or conflicting provision. Any required provision of a short-term deferral plan that is omitted from this Plan shall be incorporated herein by reference and shall apply retroactively, if necessary, and be deemed to be a part of this Plan to the same extent as though expressly set forth herein. For purposes of complying with the short-term deferral rules, the Committee may impose service-related vesting requirements following the end of any Performance Period provided that such service-related requirements constitute a substantial risk of forfeiture for applicable tax purposes. Notwithstanding the foregoing, the Committee may make Awards that do not comply with the short-term deferral rules provided that the Committee expressly states such intention in writing in making such Award and provided further that such Award by its express written terms contains all necessary provisions either to meet some other exemption from Section 409A of the Code or to comply with the restrictions under Section 409A of the Code. The Company will bear no responsibility for any determination by any other person or persons that the terms, arrangements or administration of the Plan has given rise to any tax liability under Section 409A of the Code. All references herein to Section 409A of the Code or to any regulation thereunder (including Treasury Regulation §1.409A-1(b)(4)) shall be to such Section or such regulation, respectively, as it may be amended from time to time or, as applicable, to any successor provision.

Section 9.7   Plan Not Exclusive.

Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for cash or other incentives similar to those provided for hereunder.

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ANNUAL MEETING

April 26, 2016
10:00 a.m. Central time

FIRST TENNESSEE BUILDING
M-Level Auditorium
165 Madison Avenue
Memphis, TN 38103

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND VOTING INSTRUCTION CARD FOR FIRST HORIZON NATIONAL CORPORATION SAVINGS PLAN (“Plan”)

Shareholders of Record: The undersigned appoints George P. Lewis and Ben C. Adams, Jr., or any one or both of them with full power of substitution, as proxy or proxies, to represent and vote all shares of stock standing in my name on the books of the corporation at the close of business on February 26, 2016, which I would be entitled to vote if personally present at the annual meeting of shareholders of First Horizon National Corporation, to be held in the auditorium of the First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, on April 26, 2016, at 10 a.m. Central time or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The proxies are further authorized to vote in their discretion as to any other matters which may come before the meeting. The board of directors, at the time of preparation of the proxy statement, knows of no business to come before the meeting other than that referred to in the proxy statement.

Plan Shareholders: Under the terms of the Plan, each participant having funds allocated to the FHNC Stock Fund is entitled to instruct State Street Bank and Trust Company, plan trustee (“Plan Trustee”), as to the manner in which to vote the shares of First Horizon common stock held in the FHNC Stock Fund represented by the participant’s interest therein as of February 26, 2016 (the record date for the annual meeting of shareholders). The purpose of this instruction card is for the participant to give instructions to the Plan Trustee as to how to vote such shares in connection with the annual meeting of shareholders of First Horizon National Corporation to be held in the Auditorium of the First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, on April 26, 2016, at 10 a.m. Central time or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side and also on any other matters that may come before the meeting. The undersigned hereby directs the Plan Trustee to vote the shares of FHNC common stock in the FHNC Stock Fund represented by the undersigned’s interest therein as specified on the reverse side.

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

YOU CAN VOTE BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING AND RETURNING THIS CARD AS DIRECTED ON THE REVERSE SIDE.

Vote by Internet, Telephone or Mail

There are three ways to vote. Internet or telephone voting is available 24 hours a day, 7 days a week.

Your phone or Internet vote authorizes the named proxies and/or the Plan Trustee to vote your shares in the same manner as if you had marked, signed and returned this card.
You will need the last four digits of your Social Security or Tax ID number to vote your shares on the Internet or by phone.

INTERNET	TELEPHONE	MAIL
www.proxypush.com/fhn	1-866-883-3382	Mark, sign and date this card and return it in the postage-paid envelope provided or mail to Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.
Use the Internet to vote your shares until 11:59 p.m. (CT) on April 21, 2016 (for Plan shares) or April 25, 2016 (for all other shares).	Use any touch-tone telephone to vote your shares until 11:59 p.m. (CT) on April 21, 2016 (for Plan shares) or April 25, 2016 (for all other shares).

If you vote by Internet or by telephone, you do NOT need to mail back this card.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS CARD.

The Board of Directors unanimously recommends a vote FOR Items 1, 2, 3, 4 and 5.

1.	Election of ten directors to serve until the 2017 Annual Meeting of Shareholders:

			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

	01	John C. Compton	☐	☐	☐	06	Scott M. Niswonger	☐	☐	☐

	02	Mark A. Emkes	☐	☐	☐	07	Vicki R. Palmer	☐	☐	☐

Please fold here – Do not separate

	03	Corydon J. Gilchrist	☐	☐	☐	08	Colin V. Reed	☐	☐	☐

	04	D. Bryan Jordan	☐	☐	☐	09	Cecelia D. Stewart	☐	☐	☐

	05	R. Brad Martin	☐	☐	☐	10	Luke Yancy III	☐	☐	☐

2.	Approval of our Equity Compensation Plan, as proposed to be amended and restated	☐	For	☐	Against	☐	Abstain

3.	Approval of our Management Incentive Plan, as proposed to be amended and restated	☐	For	☐	Against	☐	Abstain

4.	Approval of an advisory resolution to approve executive compensation	☐	For	☐	Against	☐	Abstain

5.	Ratification of appointment of KPMG LLP as auditors	☐	For	☐	Against	☐	Abstain

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND THE RELATED PROXY STATEMENT.

Date	, 2016
Signature(s) in Box
Shareholders sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.